UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ORTHOFIX MEDICAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

2026

Notice of Annual Meeting and Proxy Statement

ORTHOFIX

ORTHOFIX

Michael M.
Finegan

Chair of the Board

From Our Chair of the Board

Dear Shareholders,

We will hold the 2026 Annual Meeting of Shareholders of Orthofix Medical Inc. on June 10, 2026 at 8:00 a.m. Central Daylight Time at the Renaissance Dallas at Plano Legacy West, 6007 Legacy Drive, Plano, Texas 75024.

This booklet includes the notice of annual meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting.

Your vote is important. Please refer to the proxy card or other voting instructions included with these proxy materials for information on how to vote by proxy or in person.

Sincerely,

Michael M. Finegan

Chair of the Board

April 29, 2026

Orthofix Medical Inc. 3451 Plano Parkway | Lewisville, TX 75056 | Tel: 214.937.2000

Important Notice
and Proxy Statement
for Shareholders of

ORTHOFIX
MEDICAL INC.
3451 Plano Parkway

Lewisville, Texas 75056

for the 2026 ANNUAL MEETING OF SHAREHOLDERS to be held on June 10, 2026

Important Notice
Regarding the Availability
of Proxy Materials for the
Shareholders Meeting
To Be Held June 10, 2026.

A copy of this proxy
statement, proxy voting
card, and the Orthofix
Annual Report on Form
10-K for the year ended
DECEMBER 31, 2025 are
available at
www.proxydocs.com/ofix.

This notice and the accompanying proxy statement are being furnished to the shareholders of Orthofix Medical Inc., a Delaware corporation (“Orthofix” or the “Company”), in connection with the upcoming 2026 Annual Meeting of Shareholders (the “Annual Meeting”) and the related solicitation of proxies by the Board of Directors of Orthofix (the “Board of Directors” or “Board”) from holders of outstanding shares of common stock, par value $0.10 per share (“common stock”), of Orthofix as of the record date for the Annual Meeting for use at the Annual Meeting and at any adjournment or postponement thereof. In this notice and the accompanying proxy statement, all references to “we,” “our” and “us” refer to the Company, except as otherwise provided.

Notice of 2026 Annual
Meeting of Shareholders
and Proxy Statement

Meeting Information	Ways to Vote
DATE AND TIME Monday, June 10, 2026 8:00 a.m. (CDT)	INTERNET Visit the website listed on your Notice of Internet Availability, proxy card or voting instruction form
LOCATION Renaissance Dallas at Plano Legacy West 6007 Legacy Drive Plano, Texas 75024
TELEPHONE Visit the website listed on your Notice of Internet Availability, proxy card or voting instruction form
MAIL Sign, date and return your proxy card or voting instruction form in the enclosed envelope

Proposals to be Considered at the Annual Meeting

Proposal		Recommendation of the Board	For More Information

1	Election of Directors	FOR each nominee	Page 57
2	Advisory and Non-Binding Resolution to Approve Executive Compensation	FOR	Page 69
3	Ratification of the Appointment of EY as Independent Registered Public Accounting Firm for 2026	FOR	Page 70
4	Approval of Amendment No. 5 to the Second Amended and Restated Stock Purchase Plan	FOR	Page 73

Please read a detailed description of proposals 1 through 4 above beginning on page 57 of the proxy statement.

Shareholders Entitled to Vote

All record holders of shares of Orthofix common stock at the close of business on the record date for the Annual Meeting, April 13, 2026, are being sent this notice and will be entitled to vote at the Annual Meeting. Each record holder on such date is entitled to cast one vote per share of common stock.

By Order of the Board of Directors

J. Andrés Cedrón

Chief Legal Officer and Corporate Secretary

April 29, 2026

Orthofix Medical Inc. 3451 Plano Parkway | Lewisville, TX 75056 | Tel: 214.937.2000

Proxy Summary

The summary highlights certain information about our business and 2025 performance, as well as other information in the proxy statement. This summary does not contain all of the information that you should consider, and we encourage you to read the entire proxy statement before voting.

2025 Business Highlights

Notable financial results and operational accomplishments in 2025 include the following:

•
Net sales of $822.3 million, including sales from our M6TM artificial cervical and lumbar discs, and pro forma net sales of $811.9 million, excluding net sales from our M6 discs, representing an increase of 2.9% on a reported basis and 4.1% on a pro forma constant currency basis compared to the prior year
•
Global Spine Fixation net sales growth of 10.1% on both a reported and pro forma constant currency basis over the prior year, inclusive of U.S. Spine Fixation net sales growth of 5.5% compared to the prior year
•
Bone Growth Therapies net sales of $247.2 million, representing growth of 5.9% compared to the prior year
•
Global Limb Reconstruction (formerly Global Orthopedics) net sales of $134.7 million, representing growth of 8.4% on a reported basis and 5.3% on a constant currency basis over the prior year, inclusive of U.S. Limb Reconstruction growth of 15.8% compared to the prior year
•
Reported net loss of $(92.2) million and non-GAAP pro forma adjusted EBITDA of $85.9 million, or 10.6% of non-GAAP pro forma net sales for the same period, compared to non-GAAP adjusted EBITDA of $67.4 million, or 8.4% of reported net sales, in the prior year period
•
Positive full-year free cash flow of $3.1 million, excluding M6-related restructuring charges, and near breakeven free cash flow for full-year 2025

Our Business Segments

Orthofix manages its business by two reporting segments, Global Spine and Global Limb Reconstruction, which accounted for 84% and 16%, respectively, of our total net sales in 2025. The chart below presents our net sales, which includes product sales and marketing service fees, by reporting segment for each of the years ended December 31, 2025, 2024, and 2023.

ii	Orthofix Medical Inc. 2026 Proxy Statement

Wayne Burris

Age: 71 Director Since: 2021⁽¹⁾

Independent

Standing Committees

• Chair, Audit and Finance

• Nominating, Governance and Sustainability

Charles R. Kummeth

Age: 65 Director Since: 2023

Independent

Standing Committees

• Chair, Compensation and Talent Development

• Nominating, Governance and Sustainability

Massimo Calafiore

Age: 54 Director Since: 2024

Shweta S. Maniar

Age: 42 Director Since: 2023⁽³⁾

Independent

Standing Committees

• Audit and Finance

• Compliance and Ethics

Vickie L. Capps

Age: 64 Director Since: 2025

Independent

Standing Committees

• Audit and Finance

• Compensation and Talent Development

Alan L. Bazaar

Age: 56 Director Since: 2023

Independent

Standing Committees

• Audit and Finance

• Compensation and Talent Development

Jason M. Hannon

Age: 54 Director Since: 2020

Independent

Standing Committees

• Chair, Compliance and Ethics

• Compensation and Talent Development

Michael E. Paolucci

Age: 66 Director Since: 2016

Independent

Standing Committees

• Compensation and Talent Development

• Nominating, Governance and Sustainability

Michael M. Finegan

Age: 62 Director Since: 2023

Independent

Standing Committees

• Compliance and Ethics

John B. Henneman, III

Age: 64 Director Since: 2023⁽²⁾

Independent

Standing Committees

• Chair, Nominating, Governance and Sustainability

• Audit and Finance

Standing Committees; Standing Nominees

(1) Mr. Burris served as a director from September 2021 until the consummation of the Company’s merger with SeaSpine Holdings Corporation ("SeaSpine") on January 5, 2023, and rejoined as a director on June 19, 2023 upon his election at the 2023 annual meeting of shareholders.

(2) Mr. Henneman was appointed as a director as of January 5, 2023 in connection with the consummation of the Company’s merger with SeaSpine. Prior to such merger, Mr. Henneman had served on SeaSpine’s Board of Directors since July 2015.

(3) Ms. Maniar was appointed as a director as of January 5, 2023 in connection with the consummation of the Company’s merger with SeaSpine. Prior to such merger, Ms. Maniar had served on SeaSpine’s Board of Directors since April 2021.

Proxy Summary

iii	Orthofix Medical Inc. 2026 Proxy Statement

Proxy Summary

Director Background and Qualifications

The following graphics highlight the background and qualifications of our director nominees, both individually and in the aggregate.

Director Background

Board Age

<55 yrs
3
56–65 yrs
5
66+ yrs
2

60

Years, Average Age

Board Tenure[1]

<2 yrs
1
2–5 yrs
5
>5 yrs
4

4.7

Years, Average Tenure

[1] Includes all years of service on the Board and years of service on SeaSpine’s Board of Directors

iv	Orthofix Medical Inc. 2026 Proxy Statement

Proxy Summary

Skills and Expertise

	A.BAZAAR	W. BURRIS	M. CALAFIORE	V. CAPPS	M. FINEGAN	J. HANNON	J. HENNEMAN	C. KUMMETH	S. MANIAR	M. PAOLUCCI
Senior Executive Leadership
Former CFO/Financial Expertise
Healthcare Industry
Global Business
Technology, including Cybersecurity
Mergers & Acquisitions
Corporate Governance, including ESG Matters
Operational Management
Compliance, Quality, and Regulatory
Human Resources & Compensation
Public Company Board

v	Orthofix Medical Inc. 2026 Proxy Statement

Proxy Summary

Executive Compensation Highlights

We focus our compensation program for our named executive officers and other executive officers on financial, strategic, and operational goals established by the Board of Directors, upon the recommendation of its Compensation and Talent Development Committee, designed to create sustained value for our shareholders. Our guiding compensation principle is to pay for performance. Our compensation program is also designed to motivate, measure, and reward the successful achievement of our strategic and operating goals without promoting excessive or unnecessary risk taking. We consider the input of our shareholders on our executive compensation program. At our 2025 annual meeting of shareholders, 98% of the votes cast were in favor of the advisory vote on our executive compensation, or the say-on-pay proposal. At least 90% of the votes cast were in favor of the say-on-pay proposal at each of our last ten annual meetings. We believe this consistent shareholder support validates our pay-for-performance approach to executive compensation.

2025 Executive Total Compensation Mix

The charts below show the annual total target direct compensation (full-year base salary, target annual cash incentive compensation and long-term incentive equity compensation awarded at target) for Massimo Calafiore, our President and Chief Executive Officer (CEO), and our other named executive officers for 2025. These charts illustrate that 89% of Mr. Calafiore’s annual total target direct compensation and 79% of our other 2025 named executive officers’ annual total target direct compensation was performance-based or variable.

Average For Other Named Executive Officers

79%
At-Risk Compensation

- **33%** Performance-based Equity
- **33%** Time-based Equity
- **21%** Base Salary
- **13%** Annual Performance Cash Bonus

vi	Orthofix Medical Inc. 2026 Proxy Statement

Proxy Summary

Governance of Executive Compensation

Consistent with shareholder interests and market best practices, our executive compensation program includes the following sound governance features:

What we do:		What we don’t do:
✓ ✓

Align executive pay with the overall performance of our business and the Company’s common stock

Set meaningful performance targets for annual and long-term performance-based awards, approved by the Compensation and Talent Development Committee

		X	Pay dividends or dividend equivalents on unvested stock options, unvested time-based vesting stock awards, or unearned performance-based vesting stock awards
		X	Have employment agreements with our executive officers (unless required by law)
✓	Include caps on annual cash incentive plan payments and shares earned under performance-based stock awards	X X	Pay excise tax gross-ups for change-in-control payments Reprice stock options without shareholder approval
✓	Discourage unnecessary and inappropriate risk taking, and obtain an annual independent risk assessment analysis of our executive compensation program	X X	Provide excessive perquisites Permit hedging or pledging of our securities by certain employees considered “insiders”, including our executive officers and directors
✓	Maintain robust stock ownership guidelines for our executive officers and directors
✓	Maintain an incentive compensation clawback policy for executive officers
✓

Include “double-trigger” change-in-control vesting provisions in all equity grants to executive officers; we have no “single-trigger” cash or similar payment rights for executives upon a change in control

✓	Retain an independent compensation consultant

vii	Orthofix Medical Inc. 2026 Proxy Statement

Proxy Summary

Corporate Governance Highlights

We are committed to effective corporate governance and the regular review of our corporate governance practices to continue building on our success and long-term shareholder value.

Effective Board Structure and Composition

Director Election	• All directors are elected annually for a one-year term • We have a majority vote standard for uncontested elections of directors
Board Independence
•
All of our director nominees, other than our President and Chief Executive Officer, are independent under Nasdaq listing standards
•
All directors serving on the Audit and Finance, Compensation and Talent Development, Compliance and Ethics, and Nominating, Governance and Sustainability Committees in 2025 were independent directors

Standing Board Committees
•
Audit and Finance Committee (met 8 times in 2025)
•
Compensation and Talent Development Committee (met 4 times in 2025)
•
Nominating, Governance and Sustainability Committee (met 4 times in 2025)
•
Compliance and Ethics Committee (met 4 times in 2025)

Practices and Policies
•
Experienced, multi-dimensionally diverse Board with extensive business expertise in life sciences, finance, international business, and operational matters
•
Commitment to frequent Board refreshment, with two of the director nominees standing for election at the Annual Meeting having joined the Board in January 2023 in connection with the Company’s merger with SeaSpine, three of the director nominees having joined the Board in December 2023, and one of the director nominees having joined the Board in March 2025
•
Independent directors met in executive session at every regularly scheduled quarterly Board meeting in 2025
•
97% average attendance by directors at Board and committee meetings in 2025
•
Separation of the Chair of the Board and CEO positions
•
Active Board and committee oversight in the area of enterprise risk management, cybersecurity, and corporate responsibility (CR) matters, inclusive of climate-related matters, with direct oversight of enterprise risk management and cybersecurity matters provided by the Audit and Finance Committee and direct oversight of CR-related matters provided by the Nominating, Governance, and Sustainability Committee
•
Compliance and Ethics Committee oversees and monitors a comprehensive, Company-wide compliance and ethics program

viii	Orthofix Medical Inc. 2026 Proxy Statement

Proxy Summary

Practices and Policies Continued
•
Corporate code of conduct enforced at all levels of the Company and its subsidiaries
•
Commitment to community involvement grounded in our belief that meaningful impact starts with our people. We take a focused, values-driven approach to community engagement that reflects our ongoing dedication to giving back through time, expertise, and action
•
Ongoing commitment of resources to keep pace with evolving data privacy and cybersecurity industry practices and regulatory standards
•
Commitment to sustainable practices in our operations, manufacturing, and supply chain through the use of sustainable energy, waste reduction, and waste and equipment recycling
•
Annual Board and Board committee self-assessments
•
Board regularly reviews director and executive succession planning
•
Robust stock ownership guidelines for our executive officers and directors
•
Majority voting in the election of directors in uncontested elections
•
Structured director education and onboarding program
•
Shareholders owning at least 25% of our outstanding common stock may call a special meeting of shareholders
•
No shareholder rights plan (commonly referred to as a “poison pill”) or blank check preferred stock
•
Single class of shares with equal voting rights (no super voting share class)
•
No supermajority voting requirements to approve mergers or other business combination transactions
•
No political or Political Action Committee contributions by the Company

ix	Orthofix Medical Inc. 2026 Proxy Statement

Frequently Requested Information		Table of Contents

Annual Compensation Setting Process	32	About Voting	1

		Security Ownership of Certain Beneficial Owners and Management and Related Shareholders	4
Board Leadership Structure	12

Board Self-Evaluation	14	Information About Our Executive Officers	7

Board Skills and Experience	59	Information About Our Directors	11

CEO Pay Ratio	49	Corporate Responsibility	18

Clawback Policy	38	Certain Relationships and Related Transactions	26

Committees of the Board	11	Compensation Discussion and Analysis	27

Components of Our Compensation Program	31	Report of the Compensation and Talent Development Committee	40

		Summary Compensation Table	41
Named Executive Officers	28
		Grants of Plan-Based Awards	42
Oversight of Cybersecurity and Information Technology	15
		Outstanding Equity Awards at Fiscal Year-End	43

Oversight of CR	18	Option Exercises and Stock Vested	45

Oversight of Risk and Strategy	15	Potential Payments upon Termination or Change in Control	46

		Pay Ratio Disclosure	49
Peer Group	30
		Pay Versus Performance	50
Policy on Hedging and Pledging	16
		Director Compensation	54

Shareholder Engagement	25	Equity Compensation Plan Information	56

Stock Ownership Guidelines	38	Proposal 1: Election of Directors	57

Summary Compensation Table	41	Proposal 2: Advisory and Non-Binding Resolution to Approve Executive Compensation
			69

		Proposal 3: Ratification of the Appointment of EY as Independent Registered Public Accounting Firm for 2026	70

		Report of the Audit and Finance Committee	72

		Proposal 4: Approval of Amendment No. 5 to the Second Amended and Restated Stock Purchase Plan	73

		Information About Shareholder Proposals	76

		Multiple Shareholders Sharing One Address	77

		Appendix A – Second Amended and Restated Stock Purchase Plan, as Amended, and Proposed Amendment No. 5 Thereto	78

Orthofix Medical Inc. 3451 Plano Parkway | Lewisville, TX 75056 | Tel: 214.937.2000

Proxy Statement for the Orthofix Medical Inc. 2026 Annual Meeting of Shareholders

THIS PROXY STATEMENT IS BEING DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT MAY 4, 2026.

About Voting

Who can vote?

All record holders of shares of Orthofix common stock at the close of business on April 13, 2026 (the “Record Date”), are entitled to notice of, and will be entitled to vote at, the 2026 Annual Meeting of Shareholders (the “Annual Meeting”). Each record holder on such date is entitled to cast one vote per share of common stock. As of the Record Date, there were 40,385,869 shares of Orthofix common stock outstanding.

How to vote?

YOUR VOTE IS IMPORTANT. If you are a record holder, you may cast your vote online, by phone, by mail, or in person at the Annual Meeting. See your proxy card for your online control number in order to vote.

Vote Via the Internet: www.proxypush.com/OFIX	Call Toll Free: 1-866-240-4561	Mail Signed Proxy Card: Follow the instructions on your proxy card or voting instruction form

If you hold your shares in an account at a bank, broker, or other organization, then you are the “beneficial owner of shares held in street name.” As a beneficial owner, you have the right to instruct the person or organization holding your shares how to vote your shares. Most individual shareholders are beneficial owners of shares held in street name. If you hold shares in street name, please follow the voting instructions provided to you by your broker. If your shares of common stock are held in street name, you will receive instructions from your broker, bank, or other nominee that you must follow in order to have your shares of common stock voted.

What constitutes a quorum?

The presence, in person or represented by proxy, of the holders of a majority of the shares of Orthofix common stock outstanding on the Record Date is required to constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” (described below) are counted as shares present for purposes of determining the presence of a quorum.

What are broker non-votes?

If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares at its discretion. Brokers, banks and other securities intermediaries that are subject to New York Stock Exchange (“NYSE”) rules may use their discretion to vote your uninstructed shares on matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. The NYSE rules apply to broker, bank and other securities intermediary’s discretion in voting your uninstructed shares regardless of the fact that we are a Nasdaq-listed company. A broker non-vote occurs when a broker, bank or other agent who has record ownership of the shares held in an account for its

1	Orthofix Medical Inc. 2026 Proxy Statement

client has not received voting instructions from the client who is the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Proposals 1, 2 and 4 are considered to be “non-routine” under NYSE rules and applicable interpretations and your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposal 3 is considered to be “routine” under NYSE rules and applicable interpretations, and, thus, if you do not return voting instructions to your broker, bank or other agent, your broker, bank or other agent may vote your shares at its discretion on this proposal.

What vote is required to approve each proposal?

Assuming a quorum is present, each director nominee will be elected by a majority of the votes cast with respect to such nominee. In other words, a director nominee will be elected if the number of shares voted “FOR” such nominee exceeds the number of shares voted “AGAINST” such nominee. For purposes of Proposal 1, abstentions and broker non-votes are not counted as votes cast either “FOR” or “AGAINST” a nominee and have no effect on the outcome of the vote.

Assuming a quorum is present, with respect to each of Proposals 2, 3 and 4, the particular proposal will be approved if it receives the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the applicable proposal. For each of these proposals, abstentions will have the same effect as a vote “AGAINST” the applicable proposal, and broker non-votes (to the extent applicable) will have no effect on the outcome of the vote for the applicable proposal.

Proxies

This proxy statement is being furnished to holders of shares of Orthofix common stock in connection with the solicitation of proxies by and on behalf of the Board for use at the Annual Meeting.

All shares of Orthofix common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and which are not validly revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed proxy, such proxy will be voted “FOR” the election of each director nominee identified in this proxy statement and “FOR” each of the other proposals. The Board does not know of any other matters that are to be presented for consideration at the Annual Meeting.

Any proxy delivered by a record shareholder may be revoked by the person giving it at any time before voting begins at the Annual Meeting. Proxies may be revoked by (1) timely delivery to our Corporate Secretary of a written notice of revocation bearing a later date than the proxy sought to be revoked, (2) timely delivery to Orthofix of a valid, later-dated proxy (including a proxy given by telephone or online) relating to the same shares of Orthofix common stock, or (3) attending the Annual Meeting and voting at the Annual Meeting in person. Attending the Annual Meeting will not in and of itself constitute the revocation of a proxy. Any written notice of revocation or later-dated proxy should be sent so as to be received in a timely manner to: Orthofix Medical Inc., Attn: Corporate Secretary, 3451 Plano Parkway, Lewisville, TX 75056.

Voting is confidential

We maintain a policy of keeping all proxies and ballots confidential.

The costs of soliciting these proxies and who will pay them

We will pay all the costs of soliciting these proxies, including reimbursing banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to beneficial owners. Our directors and employees may also solicit proxies by telephone or electronic means of communication, or in person, and no additional compensation will be paid to such individuals.

2	Orthofix Medical Inc. 2026 Proxy Statement

Obtaining an Annual Report on Form 10-K

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”) with the U.S. Securities and Exchange Commission (the “SEC”). The 2025 Form 10-K is available on our website at www.orthofix.com and at http://www.proxydocs.com/OFIX. If you would like to receive an additional copy of the 2025 Form 10-K, we will send you one free of charge. Please write to:

Orthofix Medical Inc.

3451 Plano Parkway

Lewisville, TX 75056

Attention: Julie Dewey, IRC, Chief Investor Relations & Communications Officer

You may also contact Ms. Dewey at juliedewey@orthofix.com.

The information on our website is not incorporated by reference in, or considered part of, this proxy statement.

The voting results

We will publish the voting results from the Annual Meeting in a current report on Form 8-K filed with the SEC within four business days after the Annual Meeting. You will also be able to find this Form 8-K on our website at www.orthofix.com.

Whom to call if you have any questions

If you have questions about the Annual Meeting, voting or your ownership of shares of Orthofix common stock, please contact Julie Dewey at juliedewey@orthofix.com. Directions to the meeting can be found at http://www.proxydocs.com/OFIX.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 10, 2026

This proxy statement, your proxy voting card, and the 2025 Form 10-K are available at http://www.proxydocs.com/OFIX.

3	Orthofix Medical Inc. 2026 Proxy Statement

Security Ownership of Certain Beneficial Owners
and Management and Related Shareholders

Who are the principal owners of shares of Orthofix common stock?

The following table shows each person, or group of affiliated persons, who beneficially owned, directly or indirectly, at least 5% of the shares of our common stock. Our information is based on reports filed with the SEC by each of the firms or individuals listed in the table below. You may obtain these reports from the SEC.

The Percent of Class figures for the shares of our common stock are based on 40,385,869 shares of our common stock outstanding as of April 13, 2026. Except as otherwise indicated, each shareholder has sole voting and dispositive power with respect to the shares indicated.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS

Engine Capital Management, L.P. 1345 Avenue of the Americas, 33rd Floor New York, NY 10105	4,390,779	(1)	10.9%

Juniper Investments Company LLC 555 Madison Avenue, 24th Floor New York, NY 10022	3,784,617	(2)	9.4%

Rubric Capital Management LP 155 East 44th Street, Suite 1630 New York, NY 10017	3,665,000	(3)	9.1%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,989,175	(4)	7.4%

Armistice Capital, LLC 510 Madison Avenue, 7th Floor New York, NY 10022	2,648,000	(5)	6.6%

Paradigm Capital Management, Inc. Nine Elk Street Albany, NY 12207	2,556,500	(6)	6.3%

(1) Based solely on information obtained from a Schedule 13D (Amendment No. 4) filed with the SEC on May 8, 2025, disclosing sole power to vote or direct the vote of 4,251,671 shares, and sole power to dispose of or to direct the disposition of 4,251,671 shares, as supplemented by additional purchases disclosed in a Form 4 filed on July 7, 2025, and a Form 4 filed on February 26, 2026.

(2) Based solely on information obtained from a Schedule 13D (Amendment No. 4) filed with the SEC on February 13, 2026, disclosing shared power to vote or direct the vote of 3,784,617 shares and shared power to dispose of or to direct the disposition of 3,784,617 shares.

(3) Based solely on information obtained from a Schedule 13G filed with the SEC on February 12, 2024, disclosing shared power to vote or direct the vote of 3,665,000 shares and shared power to dispose of or to direct the disposition of 3,665,000 shares.

(4) Based solely on information obtained from a Schedule 13G (Amendment No. 5) filed with the SEC on April 17, 2025, disclosing sole power to vote or direct the vote of 2,923,256 shares and sole power to dispose of or to direct the disposition of 2,989,175 shares.

(5) Based solely on information obtained from a Schedule 13G (Amendment No. 6) filed with the SEC on February 17, 2026, disclosing shared power to vote or direct the vote of 2,648,000 shares, and shared power to dispose of or to direct the disposition of 2,648,000 shares.

(6) Based solely on information obtained from a Schedule 13G filed with the SEC on November 13, 2024, disclosing sole power to vote or direct the vote of 2,556,500 shares, and sole power to dispose of or to direct the disposition of 2,556,500 shares.

4	Orthofix Medical Inc. 2026 Proxy Statement

Shares of common stock owned by Orthofix’s directors
and executive officers

The following table sets forth the beneficial ownership of shares of our common stock, including stock options currently exercisable and exercisable within 60 days of April 13, 2026, and stock units that are vested or potentially issuable within 60 days of April 13, 2026, by each current director, each director nominee, each named executive officer listed in the Summary Compensation Table, and the persons who were our directors and executive officers as of April 13, 2026, as a group. The Percent of Class figure is based on 40,385,869 shares of our common stock outstanding as of April 13, 2026. Unless otherwise indicated, the beneficial owners exercise sole voting and/or investment power over their shares.

NAME AND ADDRESS OF BENEFICIAL OWNER(1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS

Michael M. Finegan	82,846	(2)	*
Alan L. Bazaar	73,975	(3)	*
Wayne Burris	74,365	(4)	*
Vickie L. Capps	36,402	(5)	*
Jason M. Hannon	96,272	(6)	*
John B. Henneman, III	84,683	(7)	*
Charles R. Kummeth	84,040	(8)	*
Shweta S. Maniar	54,073	(9)	*
Michael E. Paolucci	87,762	(10)	*
Massimo Calafiore	168,940	(11)	*
Julie Andrews	46,550	(12)	*
J. Andrés Cedrón	32,365	(13)	*
Patrick Fisher	21,140	(14)	*
Aviva McPherron	67,167	(15)	*
Max Reinhardt	22,372	(16)	*
Lucas Vitale	44,834	(17)	*
All current directors and executive officers as a group (16 persons)	1,077,786		2.7%

* Represents less than one percent.

(1) The address for each person or entity listed in the table is c/o Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, TX 75056.

(2) Reflects 3,215 shares owned directly, 55,805 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 13, 2026, and 23,826 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 13, 2026.

(3) Reflects 7,220 shares owned directly, 42,929 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 13, 2026, and 23,826 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 13, 2026.

(4) Reflects 6,383 shares owned directly, 44,156 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 13, 2026, and 23,826 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 13, 2026.

(5) Reflects 5,651 shares owned directly, 21,934 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 13, 2026, and 8,817 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 13, 2026.

(6) Reflects 7,940 shares owned directly, 63,631 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 13, 2026, and 24,701 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 13, 2026.

(7) Reflects 36,336 shares owned directly, and 48,347 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 13, 2026.

5	Orthofix Medical Inc. 2026 Proxy Statement

(8) Reflects 17,871 shares owned directly, 42,343 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 13, 2026, and 23,826 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 13, 2026.

(9) Reflects 5,726 shares owned directly, and 48,347 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 13, 2026.

(10) Reflects 14,221 shares owned directly, and 73,541 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 13, 2026.

(11) Reflects 99,094 shares owned directly, and 69,846 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 13, 2026.

(12) Reflects 19,194 shares owned directly, and 27,356 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 13, 2026.

(13) Reflects 8,847 shares owned directly, 9,549 shares issuable pursuant to restricted stock units that are vested or potentially issuable within 60 days of April 13, 2026, and 13,969 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 13, 2026.

(14) Reflects 9,499 shares owned directly, and 11,641 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 13, 2026.

(15) Reflects 13,161 shares owned directly, and 54,006 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 13, 2026.

(16) Reflects 5,931 shares owned directly, 4,800 shares issuable pursuant to restricted stock units that are vested or potentially issuable within 60 days of April 13, 2026, and 11,641 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 13, 2026.

(17) Reflects 33,193 shares owned directly, and 11,641 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 13, 2026.

6	Orthofix Medical Inc. 2026 Proxy Statement

Information About Our Executive Officers

Massimo Calafiore President & Chief Executive Officer / Member, Orthofix Board of Directors | Age: 54

Current Role

President and Chief Executive Officer,

Member of the Orthofix Board of Directors

(Jan 2024 – present)

Professional Highlights

LimaCorporate S.p.A.

Chief Executive Officer (Sept 2022 – Jan 2024)

•
Led a global orthopedic company focused on digital innovation and customized hardware
•
Oversaw the company through its acquisition by Enovis Corporation

NuVasive, Inc.

Executive Vice President & Chief Commercial Officer

(Sept 2021 – Aug 2022)

•
Oversaw product marketing, commercial, and commercial enablement functions
•
Managed Specialized Orthopedics and Clinical Services

Executive Vice President, Global Business Units

(Oct 2020 – Aug 2021)

•
Responsible for product and services organization, including Spine, NuVasive Specialized Orthopedics (NSO), and Clinical Services
•
Led commercial enablement: clinical professional development and global marketing

Senior Vice President, Spine Business Unit
(Jan 2020 – Oct 2020)

Senior Vice President, Global Implant Systems & General Manager of NSO (Feb 2019 – Dec 2019)

Senior Vice President, General Manager of NSO
(Aug 2017 – Feb 2019)

Waldemar Link

15+ years in leadership roles

•
Supported and led the U.S. business for the orthopedics and medical device company

Education

University of Catania

Master of Science in Mechanical Engineering

New York University

Master of Business Administration

Julie Andrews Chief Financial Officer (CFO) | Age: 55

Current Role

Chief Financial Officer (Jan 2024 – present)

Professional Highlights

Smart Wires Technology

Chief Financial Officer (Aug 2021 – Apr 2023)

•
Led finance, tax, treasury, accounting, information technology and investor relations functions for a global transmission grid technology company focused on enabling the transition to renewable energy

Wright Medical Group N.V.

Senior Vice President, Global Finance (Sept 2019 – Dec 2020 (acquired by Stryker Corporation))

•
Led a 170-person finance team covering financial planning and analysis (FP&A), accounting, tax, and treasury

Vice President of Finance & Chief Accounting Officer

(May 2012 – Aug 2019)

Medtronic, Inc.

Vice President of Finance / Business Unit CFO, Spine & Biologics Business ($3.5B division) (May 2011 – May 2012)

•
Oversight of all FP&A and accounting functions

Other Finance Leadership Roles (Feb 1998 – May 2011)

•
14 years of progressive responsibility across finance and accounting

Other Affiliations

RxSight, Inc.

Board Member and Audit Committee Chair (Aug 2021 – present)

Priveterra Acquisition Corp.

Board Member and Audit Committee Chair (Dec 2020 – Jul 2023)

Education

Indiana University Northwest

Bachelor of Science in Accounting

7	Orthofix Medical Inc. 2026 Proxy Statement

J.Andrés Cedrón Chief Legal Officer | Age: 45

Current Role

Chief Legal Officer (Apr 2024 – present)

Professional Highlights

Stryker Corporation

Vice President & Corporate Secretary (Aug 2022 – Apr 2024)

•
Oversaw corporate governance, SEC compliance, mergers and acquisitions, and corporate responsibility and operations legal matters

Vice President, Chief Legal Counsel, MSNT Group ($10B+ group of businesses) (Sept 2018 – Aug 2022)

•
Led Legal team for MedSurg and Neurotech Group

Other Legal Leadership, Regional Roles (Mar 2010 – Aug 2018)

•
Led Legal and Compliance teams for Eastern Europe, Middle East, Africa, Canada, and Latin America divisions

Private Practice

Corporate Attorney (Sept 2004 – Mar 2010)

Other Affiliations PLU Ophthalmic Executive Advisory Board Member (May 2025 – Present) Education Columbia Law School Juris Doctor Colorado College Bachelor of Arts in Political Science

Patrick Fisher President, Global Biologics and Limb Reconstruction | Age: 52

Current Role

President, Global Biologics and Limb Reconstruction (Aug 2024 – present)

•
Limb Reconstruction was formerly known as Orthopedics
•
Assumed oversight of Orthofix's Biologics business in 2026

Professional Highlights

Stryker Corporation

Vice President & General Manager, Foot and Ankle
Business Unit (Nov 2020 – Aug 2024)

Wright Medical Group N.V.

President, Lower Extremity and Biologics (Jun 2016 – Nov 2020 (acquired by Stryker Corporation))

Vice President, U.S. Sales, and other leadership roles (Jul 2002 – Jun 2016)

•
Drove revenue growth and expanded EBITDA
•
Transformed operations
•
Gained expertise in global marketing, research and development, sales, and clinical research and medical education

Other Affiliations

CurveBeam AI Limited

Board Member (Mar 2026 – present)

Mission 3A

Advisory Board Member (Jul 2025 – present)

Greater Memphis Medical Device Council

Board Member (Jan 2022 – Aug 2024)

University of Tennessee HSC

Advisory Board Member (Aug 2019 – present)

Clean Memphis/Project Green Fork

Chairman of the Board (Aug 2017 – Jul 2019)

Board Member (Mar 2013 – Oct 2020)

Education

Rhodes College

Bachelor of Arts in International Studies

University of Memphis

Master of Business Administration in International Business

8	Orthofix Medical Inc. 2026 Proxy Statement

Aviva McPherron President, Global Operations and Quality | Age: 49

Current Role

President, Global Operations and Quality (Jun 2024 – present)

Professional Highlights

Globus Medical, Inc.

Senior Vice President, Integration and Clinical Services (Sept 2023 – Jun 2024)

•
Responsible for strategic initiatives to drive growth and enhance profitability
•
Led the integration planning and execution for the merger of Globus Medical and NuVasive, Inc.

NuVasive, Inc.

Chief Transformation Officer, Senior Vice President (Mar 2022 – Sept 2023)

Chief Information Officer, Vice President of IT (Nov 2018 – Mar 2022)

Vice President of IT, Enterprise Applications (Oct 2016 – Nov 2018)

Sr. Director, Business Solutions (Feb 2011 – Oct 2016)

Other Affiliations

Sharp Healthcare

IT Advisory Board member (2023 – 2026)

San Diego Mesa College Foundation

Board Member (Jan 2021 – present)

Board Relations Committee, Chair (Jan 2024 – present)

Education

Stanford University

Bachelor of Science in Mechanical Engineering

Max Reinhardt President, Global Spine | Age: 55

Current Role

President, Global Spine (Jun 2024 – present*)

*Mr. Reinhardt and the Company have agreed that Mr. Reinhardt will be departing as an executive and employee of the Company on or about June 12, 2026.

Professional Highlights

Pacira Biosciences, Inc.

Senior Leadership Roles (2019 – 2024)

•
Company focused on innovative non-opioid pain management solutions

Johnson & Johnson

Worldwide President, DePuy Synthes Spine

(2015 – 2019)

•
Achieved #2 market share position in the competitive spine market

Worldwide President, Joint Reconstruction, Sports Medicine, and Power Tools (2012 – 2015)

Global Franchise Leader, Joint Reconstruction
(2010 – 2012)

Vice President, Marketing, U.S. Orthopedics
(2007 – 2010)

Other Leadership Roles, DePuy Orthopedics & Synthes Divisions (2002 – 2007)

Steris Corporation

Senior Leadership Roles, Europe (2001 – 2002)

Olympus KeyMed

Senior Leadership Roles, Europe (1995 – 2001)

Other Affiliations

eXeX

Advisory Board Member (2022 – present)

SURE Retractors Inc.

Board Member (2022 – 2024)

Education

Sparsholt College, Hampshire, U.K.

Undergraduate Diploma

University of Hull, U.K.

Master of Science

9	Orthofix Medical Inc. 2026 Proxy Statement

Lucas Vitale Chief People and Business Operations Officer | Age: 50

Current Role

Chief People and Business Operations Officer (Mar 2024 – present)

Professional Highlights

ReNAgade Therapeutics

Chief Human Resources Officer (Oct 2023 – Mar 2024)

•
Start-up pharmaceutical company

Berkeley Lights / PhenomeX

Chief Human Resources Officer (Apr 2022 – Sept 2023)

•
Post-IPO life sciences company

Arena Pharmaceuticals

Senior Vice President, Human Resources (Sept 2021 – Mar 2022)

NuVasive, Inc.

Chief Human Resources Officer (Jan 2019 – Sept 2021)

•
Global spine and orthopedic company
•
Led global HR function and commercial talent strategies

Vice President, HR Leadership Roles (Apr 2014 – Jan 2019)

Life Technologies

HR Leadership Roles  (Oct 2004 – Mar 2014)

Education

Hawaii Pacific University

Bachelor of Science in Business Administration

Alliant International University

Master of Arts in Industrial/Organizational Psychology

10	Orthofix Medical Inc. 2026 Proxy Statement

Information About Our Directors

The Board of Directors and Committees of the Board

Our amended and restated bylaws (“Bylaws”) provide that the Board shall consist of not less than six and no more than fifteen directors, the exact number to be determined from time-to-time by resolution of the Board. The Board is currently comprised of ten seats. Following the recommendation of the Nominating, Governance and Sustainability Committee, the Board has nominated each of the ten current directors for election to the Board at the Annual Meeting.

Directors are elected at each annual meeting of shareholders by a majority of the votes cast with respect to the director, provided, however, that directors are elected by the vote of a plurality of the votes cast if (i) the Company receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for directors set forth in our Bylaws, which nomination is not subsequently withdrawn, or (ii) the number of nominees for election to the Board at such meeting exceeds the number of directors to be elected. For purposes of this standard, a “majority of the votes cast” means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee. The Company has not received any director nominations from shareholders for the Annual Meeting, and the number of nominees is equal to the number of directors to be elected at the Annual Meeting. As such, a “majority of the votes cast” will be the standard for election at the Annual Meeting.

Under our Bylaws, any incumbent director who is nominated for election by the Board or a committee thereof must, as a condition to such nomination, submit to the Chair of the Board (a) in the case of a contested election, a conditional letter of resignation, and (b) in the case of an uncontested election, a conditional and irrevocable letter of resignation. If an incumbent director is not elected (that is, the incumbent director receives more “AGAINST” votes than “FOR” votes), the Nominating, Governance and Sustainability Committee is required to consider the conditional resignation of such nominee and make a recommendation to the Board on whether to accept or reject the conditional resignation, or whether other action should be taken. In such event, the Board is required to act on the Nominating, Governance and Sustainability Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results for the Annual Meeting. If the Board’s decision is to accept the director’s resignation, then the Board may fill the resulting vacancy in accordance with our Bylaws. The director whose conditional resignation is being considered may not participate in the Nominating, Governance and Sustainability Committee’s recommendation or the Board’s decision.

It is our policy that all directors attend the Annual Meeting, and at last year’s annual meeting of shareholders, all of our directors who were serving at the time attended the meeting in person. We expect that all ten directors who are standing for election will attend the Annual Meeting in person.

The Board meets at least three times per year in person at regularly scheduled quarterly meetings but may meet more often in person if necessary. In addition, the Board typically holds several telephonic or virtual meetings each year as events require, including a regularly scheduled quarterly meeting, if appropriate. The Board met 6 times during 2025. The Board has four standing committees: the Audit and Finance Committee, the Compensation and Talent Development Committee, the Compliance and Ethics Committee, and the Nominating, Governance and Sustainability Committee. During 2025, every director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served that were held during the period for which he or she was a director or committee member, as applicable.

Of our ten director nominees, the Board has determined that each of Mr. Bazaar, Mr. Burris, Ms. Capps, Mr. Finegan, Mr. Hannon, Mr. Henneman, Mr. Kummeth, Ms. Maniar and Mr. Paolucci are independent under the current Nasdaq listing standards. Mr. Calafiore is not considered independent because he serves as our President and Chief Executive Officer. A list of our director nominees, including background information for each of them, is presented in the section “Proposal 1: Election of Directors,” beginning on page 57.

11	Orthofix Medical Inc. 2026 Proxy Statement

Board Leadership Structure

Mr. Finegan, who is an independent director, serves as Chair of the Board. Mr. Calafiore, who is also a director, serves as the Company’s President and Chief Executive Officer.

Consistent with our corporate governance guidelines, the Chair and CEO positions will continue to be separate. The Board believes that the separation of these two critical roles best serves the Company’s shareholders because it allows our President and Chief Executive Officer to focus on providing leadership over our day-to-day operations while the Chair of the Board focuses on the leadership of the Board.

Audit and Finance Committee
Meetings in 2025 8	Wayne Burris Chair	Alan Bazaar	Vickie Capps	John Henneman	Shweta Maniar

All members have been determined by the Board to be “independent” under applicable Nasdaq rules and pursuant to Rule 10A-3 of Schedule 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has determined that each of Mr. Burris, Mr. Henneman, and Ms. Capps qualify as an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K.

•
Our Audit and Finance Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The committee oversees the Company’s financial reporting process on behalf of the Board. The committee is responsible for the selection, compensation, and oversight of the Company’s independent registered public accounting firm. The committee reviews matters relating to the Company’s internal controls, as well as other matters warranting committee attention. The committee also meets privately, outside the presence of Orthofix management, with our independent registered public accounting firm. The Audit and Finance Committee’s report for 2025 is printed below at page 72.
•
The Audit and Finance Committee also (i) oversees the Company’s enterprise risk management program, reviews risk assessments, and receives reports from management on risk areas and mitigation plans, and (ii) regularly reviews the Company’s cybersecurity and other information technology (IT) risks, controls, and procedures, including plans to mitigate cybersecurity risks and respond to data breaches, with updates provided on at least a quarterly basis.
•
The Board has adopted a written charter for the Audit and Finance Committee, a copy of which is available for review on our website at www.orthofix.com.

12	Orthofix Medical Inc. 2026 Proxy Statement

Compensation and Talent Development Committee
Meetings in 2025 4	Charles Kummeth Chair	Alan Bazaar	Vickie Capps	Jason Hannon	Michael Paolucci

Each of these members (i) are non-employee, non-affiliated, outside directors who have been determined by the Board to be independent under applicable Nasdaq rules, and (ii) satisfy the qualification standards of Section 16 of the Exchange Act. No interlocking relationship, as defined in the Exchange Act, currently exists, nor existed during 2025, between the Board or Compensation and Talent Development Committee and the board of directors or compensation committee of any other entity.

•
The Compensation and Talent Development Committee is responsible for establishing compensation policies and determining, approving, and overseeing the total compensation packages for our executive officers, including all elements of compensation. The committee administers our Amended and Restated 2012 Long-Term Incentive Plan (the “2012 LTIP”), the primary equity incentive plan under which we make equity-related awards, as well as the SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan (the “SeaSpine 2015 Plan”), which was assumed in the merger with SeaSpine. In addition, the committee administers our Second Amended and Restated Stock Purchase Plan (the “SPP”), an equity plan under which most of our employees and directors are eligible to purchase shares of Company common stock at a discount.
•
The Board has adopted a written charter for the Compensation and Talent Development Committee, a copy of which is available for review on our website at www.orthofix.com.

Compliance and Ethics Committee
Meetings in 2025 4	Jason Hannon Chair	Michael Finegan	Shweta Maniar

Each of these members have been determined by the Board to be independent under the current Nasdaq and SEC rules. The Compliance and Ethics Committee’s charter requires that a majority of members must be independent.

•
The Compliance and Ethics Committee assists the Board in overseeing the Company’s Corporate Compliance and Ethics Program and the Company’s global compliance with various international and domestic laws and regulations, including those related to the U.S. Food and Drug Administration and requirements of the U.S. Foreign Corrupt Practices Act and other applicable global anti-corruption laws. The committee also assists the Board in overseeing the Company’s compliance with quality and regulatory standards and policies, and compliance with the Company’s own corporate code of conduct, policies, and procedures.
•
The Board has adopted a written charter for the Compliance and Ethics Committee, a copy of which is available for review on our website at www.orthofix.com.

13	Orthofix Medical Inc. 2026 Proxy Statement

Nominating, Governance and Sustainability Committee
Meetings in 2025 4	John Henneman Chair	Wayne Burris	Charles Kummeth	Michael Paolucci
All members of the committee have been determined by the Board to be independent under applicable Nasdaq and SEC rules.

•
The Nominating, Governance and Sustainability Committee assists the Board in identifying qualified individuals to become Board members; recommends nominees for election to the Board at each annual meeting of shareholders; develops, and recommends to the Board, the Company’s corporate governance principles and guidelines; and evaluates potential candidates for executive positions as appropriate. In connection with this role, the committee periodically reviews the composition of the Board in light of the characteristics of independence, skills, experience, and availability of service, with an emphasis on the particular areas of skill and experience needed by the Board at any given time. The committee periodically reviews succession planning with the Chair of the Board and the President and Chief Executive Officer and makes recommendations to the Board in connection with succession planning. The committee oversees the Board’s annual self-evaluation process, which includes the completion of an evaluation process covering the Board, each committee, and individual director performance. In addition, the committee oversees the Company’s CR programs, inclusive of climate-related matters; reviews gap analyses; evaluates company initiatives; and receives reports from management on CR matters.
•
The Board has adopted a written charter for the Nominating, Governance and Sustainability Committee, a copy of which is available for review on our website at www.orthofix.com.

14	Orthofix Medical Inc. 2026 Proxy Statement

Board’s Role in Risk Oversight

The Board plays an important role in overseeing various risks that we may face from time to time. While the full Board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee’s expertise or charter. For example, the Audit and Finance Committee oversees our financial statements and receives reports on the Company’s enterprise risk management program; the Compliance and Ethics Committee assists in the Board’s oversight of compliance with certain legal and regulatory requirements; the Compensation and Talent Development Committee oversees the Company’s compensation plans and assures that such plans properly discourage unnecessary and inappropriate risk taking by management; and the Nominating, Governance and Sustainability Committee oversees the identification of potential Board or executive candidates and the Company’s CR programs, inclusive of climate-related matters. The Board believes the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to more effectively monitor these risks.

An important feature of the Board’s risk oversight function is to receive updates from its committees and management, as appropriate. In that regard, the Board regularly receives updates from the President and Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, and Chief Compliance and Risk Officer, including in connection with material litigation and legal compliance matters. The Board also receives updates at quarterly in-person or virtual Board meetings on committee activities from each committee Chair. In addition, the senior executive of each Company division or business unit periodically reviews and assesses the most significant risks associated with his or her division or unit. These assessments are then aggregated by our management team and presented to the Board. The Board regularly discusses with management these risk assessments and includes risk management and risk mitigation as part of its oversight of the enterprise risk management program and its ongoing strategic planning process.

Cybersecurity Risk Management

We have implemented cybersecurity programs designed to maintain and protect our IT systems and the confidentiality, integrity, and availability of our data. These programs serve to maintain compliance with applicable laws and regulations governing ethical business practices, including our relationships with suppliers, customers, and business partners. We engage third parties as part of these programs, including external security firms that provide security technology, conduct regular security audits, and execute penetration testing. We also engage third parties to conduct regular drills, such as tabletop exercises, to help with our overall preparedness. Our employees are responsible for complying with our data security standards and are required to complete annual training to understand the behaviors and technical requirements necessary to keep data secure. We also require that cybersecurity training be part of the onboarding process for new hires. Cybersecurity is an important component of our enterprise risk management program. The Board's Audit and Finance Committee has oversight over and regularly reviews our cybersecurity, including IT risks, controls, procedures, and plans to mitigate cybersecurity risks and address potential security incidents. The Audit and Finance Committee receives reports at least quarterly on, among other issues, our cyber risks and threats, the status of projects, management strategies to strengthen our IT systems, assessments of our security program, third-party assessments and testing, our emerging threat landscape, and the review of our cybersecurity insurance policy. Pursuant to our incident response procedures, material cyber incidents will be reported to the Chair of the Audit and Finance Committee upon a determination that the incident is material. Due to the importance of cybersecurity, the full Board also receives updates on cybersecurity matters from management at least annually.

Corporate Code of Conduct

We maintain a corporate code of conduct (“Code of Conduct”) that is applicable to our directors and all employees worldwide, inclusive of executive officers. The Code of Conduct is available for review under the “Investors > Governance > Governance Documents” section of our website at www.orthofix.com.

The goals of our Code of Conduct, as well as our general corporate compliance and ethics program, are to deter wrongdoing and to promote (i) honest and ethical conduct, (ii) full, fair, accurate, timely, and understandable disclosures to the SEC and in other public communications made by us, (iii) compliance with applicable laws, rules, and regulations,

15	Orthofix Medical Inc. 2026 Proxy Statement

(iv) prompt reporting of suspected violations of our Code of Conduct through appropriate and identified channels, and (v) accountability for adherence to our Code of Conduct. Our Code of Conduct applies to all areas of professional conduct, including customer relationships, conflicts of interest, financial reporting, use of company assets, insider trading, intellectual property, confidential information, and workplace conduct. Under our Code of Conduct, employees, directors, and executive officers must promptly report potential violations of the Code of Conduct, or any applicable law or regulation to appropriate personnel or via our hotline.

We intend to disclose any substantive amendment to, or a waiver from, a provision of the Code of Conduct for a principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in paragraph (b) of Item 406 of Regulation S-K by posting such information on our website at the address specified above.

Insider Trading; Hedging and Pledging Policies

We have an Insider Trading Policy that governs the purchase, sale and other transactions of our securities by directors, officers and employees, as well as consultants, independent contractors or designated agents, and their respective family members and controlled entities. The Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq Listing Standards. Our Insider Trading Policy prohibits persons covered by the policy from engaging in certain speculative transactions or transactions designed to offset decreases in the market value of our securities, including short sales, publicly traded options and hedging. Our Insider Trading Policy also prohibits persons covered by the policy from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan. The full text of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Under the Company’s Corporate Governance Guidelines and Insider Trading Policy, all directors, executive officers and certain employees considered “insiders” are prohibited from engaging in hedging transactions involving the Company’s common stock, including through the use of financial instruments, such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, all such persons are prohibited from holding the Company’s common stock in a margin account or otherwise pledging such shares as collateral for a loan.

Shareholder Communications with the Board

To facilitate the ability of shareholders to communicate with the Board, we have established an electronic mailing address and a physical mailing address to which communications may be sent: boardofdirectors@orthofix.com, The Board of Directors, c/o Chair of the Board, Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, TX 75056.

The Chair of the Board reviews all correspondence addressed to the Board and presents to the Board a summary of all such correspondence and forwards to the Board or individual directors, as the case may be, copies of all correspondence that, in the opinion of the Chair of the Board, deals with the functions of the Board or committees thereof or that they otherwise determine requires their attention. Examples of communications that would not be forwarded include solicitations for products and services or items of a personal nature not relevant to us or our shareholders. Directors may at any time review the log of all correspondence received by Orthofix that is addressed to members of the Board and request copies of any such correspondence.

Nomination of Directors

As provided in its charter, the Nominating, Governance and Sustainability Committee identifies and recommends nominees for election to the Board and will consider nominations submitted by shareholders. The Nominating, Governance and Sustainability Committee Charter is available for review on our website at www.orthofix.com.

The Nominating, Governance and Sustainability Committee seeks to create a Board that is strong in its collective diversity of skills and experience with respect to executive leadership, finance, research and development, corporate governance, corporate responsibility, operations, compliance, quality and regulatory matters, global business, sales, distribution, technologies and industry knowledge. The Nominating, Governance and Sustainability Committee reviews with the Board, on an annual basis, the current composition of the Board in light of the characteristics of independence,

16	Orthofix Medical Inc. 2026 Proxy Statement

skills, experience, and availability of service to Orthofix of its members and of anticipated needs. If necessary, we will retain a third party to assist us in identifying or evaluating any potential nominees for director. When the Nominating, Governance and Sustainability Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board at that time given the then current mix of director attributes.

As provided for in our Corporate Governance Guidelines, in nominating director candidates, the Nominating, Governance and Sustainability Committee strives to nominate directors that exhibit high standards of ethics, integrity, commitment, and accountability. In addition, our Corporate Governance Guidelines state that all nominations should attempt to ensure that the Board shall encompass a range of talent, skills, and expertise sufficient to provide sound guidance with respect to our operations and activities. Other than as set forth in the Corporate Governance Guidelines with respect to the Board’s objective in seeking directors with a collective diversity and range of talent, skills and expertise, the Board and the Nominating, Governance and Sustainability Committee do not have a formal policy with respect to the ethnic or gender diversity of directors, but consider guidelines issued by regulatory agencies and the policies and input of institutional investors.

Under our Corporate Governance Guidelines, directors must inform the Chair of the Board and the Chair of the Nominating, Governance and Sustainability Committee in advance of accepting an invitation to serve on another company’s board of directors. In addition, no director may sit on the board of directors of, or beneficially own a significant financial interest in, any business that is a material competitor of Orthofix. The Nominating, Governance and Sustainability Committee reviews any applicable facts and circumstances relating to any such potential conflict of interest and determines in its reasonable discretion whether a conflict exists.

To recommend a director nominee, a shareholder may send a notice addressed as follows: The Board of Directors, Chair of the Nominating, Governance and Sustainability Committee of Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, TX 75056. This notice must be received in a timely manner in accordance with the requirements of our Bylaws and must include certain information regarding the candidate, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above, and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected. See the section titled, “Information About Shareholder Proposals,” below, for additional information. Once we receive the recommendation, the Nominating, Governance and Sustainability Committee will determine whether to contact the candidate to request that he or she provide us with additional information about the candidate’s independence, qualifications and other information that would assist the Nominating, Governance and Sustainability Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. Candidates must respond to our inquiries within the time frame provided in order to be considered for nomination by the Nominating, Governance and Sustainability Committee.

The Nominating, Governance and Sustainability Committee has not received any nominations for directors from shareholders for the Annual Meeting.

17	Orthofix Medical Inc. 2026 Proxy Statement

Corporate Responsibility

Founded in 1980, Orthofix has evolved into a leading medical device organization specializing in spine and orthopedic solutions. Our mission is to design and deliver innovative medical technologies that address musculoskeletal conditions and support the healthcare professionals who provide patient care.

Our approach to corporate responsibility (CR) and sustainability is firmly grounded in this mission and integrated into our business strategy. We are committed to conducting our operations with integrity, advancing ethical and compliant practices, supporting our workforce and communities, and creating sustainable, long-term value for our stakeholders.

We have continued to enhance our CR strategy to align with the broader transformation of our business. Our Executive Leadership Team (ELT) and our Board recognize the importance of embedding environmental and social priorities within our business operations. Our CR strategy continues to drive progress on initiatives that promote sustainability. The Nominating, Governance, and Sustainability Committee of the Board provides direct oversight of our practices and reporting with respect to sustainability and receives updates from management on sustainability matters on a regular basis.

In 2025, we continued to build on our strong CR foundation, further accelerating positive impact for our stakeholders. We expanded education and awareness of our sustainability strategy and deepened the integration of sustainability principles across our business. Building on this solid foundation and clear direction, we advanced our efforts through enhanced programs and initiatives aligned with our long-term sustainability, financial, and reputational goals, including implementing programs and processes that helped reduce our carbon footprint. We also strengthened our Corporate Responsibility Working Group by further broadening employee participation. The group continues to be responsible for guiding our sustainability strategy and monitoring CR initiatives and includes cross-functional subject matter experts from Finance, Operations, Engineering, Human Resources, Compliance, Supply Chain Management, Quality, Facilities, and Regulatory.

In 2025, we prioritized compliance with existing and emerging regulatory requirements across the U.S., South America, and the European Union. We participated in industry specific working groups to share CR-related information and collaborate with industry peers. To benchmark our performance against peers and global standards, we leveraged insights from established rating agencies to identify priority areas for focused improvement. We also partnered with an external consultancy firm to refine and further define our Global Sustainability Roadmap and goals, providing clear strategic direction for the years ahead.

We have continued to focus on our five tenets that make up our sustainability strategy, they are:

Our People	Community Involvement	Environmental Responsibility	Governance	Safety and Quality

18	Orthofix Medical Inc. 2026 Proxy Statement

At Orthofix, our success is driven by our highly skilled, engaged, and dedicated employees. We are committed to fostering an environment where our people feel valued and supported, and we continuously invest our knowledge, talent, and resources to enhance their professional growth and overall well-being. We reinforce this commitment by providing equitable access to development opportunities through training, mentoring, education, and by cultivating an inclusive workplace culture. Throughout the year, we celebrate and recognize diverse perspectives and experiences by observing significant cultural and heritage events, including Black History Month, Martin Luther King Jr. Day, Women’s History Month, Asian Pacific American Heritage Month, LGBTQ Pride Month, Mental Health Awareness Month, Veterans Day, Thanksgiving, Diwali, Ramadan, Kwanzaa, Christmas, Hanukkah, Juneteenth, Memorial Day, and Hispanic and Native American Heritage Months, among others.

We embrace and encourage our employees’ differences as a cornerstone of our global business. Our diversity and inclusion extend to our Board of Directors, 30% of whom are women or ethnic minorities. In addition, Orthofix is committed to the LGBTQ+ community and advocates the LGBTQ+ mission of promoting justice and equity and ensuring all voices are represented. We seek to provide a climate in which our LGBTQ+ population is accepted and can freely express their identity, and we celebrate Pride Month throughout our locations.

We support veteran communities and recognize the significant contributions our veteran employees make to the success of our organization. In addition, we are committed to providing reasonable accommodation for employees with disabilities, including access to adaptive equipment, flexible work arrangements, designated parking, employee support hotlines, and other inclusive resources designed to promote accessibility and inclusion.

19	Orthofix Medical Inc. 2026 Proxy Statement

We continue to modernize our talent management processes through the implementation of human capital management practices, including structured goal setting, performance evaluations, and learning and development. These practices enable our leaders to more effectively attract, retain, and develop talent across the organization.

Our comprehensive benefits program supports the physical, mental, and financial well-being of our workforce. Benefits include medical, dental, vision, life, and disability insurance; paid parental leave; flexible paid time off; retirement savings with a 401(k) match; an employee stock purchase plan; and wellness programs, including resources for preventive care, mental health, and work-life balance. Eligible employees who participate in our wellness program may receive a monthly credit toward medical premiums.

Community engagement is an integral part of our company culture. Our commitment to community involvement is grounded in our belief that meaningful impact starts with our people. We take a focused, values-driven approach to community engagement that reflects our ongoing dedication to giving back through time, expertise, and action.

We support a variety of charitable organizations through donations, fundraising efforts, educational partnerships, and local community development. Some of the global organizations or initiatives we proudly supported in 2025 include:

• Toys for Tots	• Red Cross Blood Drive
• Veterans Day – Vets in Action	• Volleyball Tournament Fundraiser supporting Heatwave for SickKids Foundation
• Collection Contest with Site for Toys	• D Walkathon Fundraiser for Canadian Spine Research & Education Fund
• Doctor For a Day	• Helping Hands Community Outreach
• Ronald McDonald House	• Annual School Supply Drive
• San Diego Food Bank	• Back to School Supplies Event
• Trevor Project Bake Sales	• Easter Solidarity Local Charity Event
• Memorial Day Flag Placement at DFW National Cemetery	• Angels in Run Association for Women
• Scottish Rite Character Breakfast	• Orthofix Primary School Education Sponsorship
• Agua Hedionda Beach Cleanup	• High School Students in Orthofix Internship
• Bring Your Kids to Work Day

20	Orthofix Medical Inc. 2026 Proxy Statement

Orthofix is committed to responsible environmental stewardship, including the conservation of natural resources, pollution prevention, and waste reduction. In response to the growing global focus on climate change, we recognize the importance of complying with evolving regulations and increasingly stringent environmental standards. We are dedicated to understanding and measuring the environmental impact of our operations and to reducing our greenhouse gas (GHG) emissions as part of our broader climate strategy.

To support these efforts, we have collaborated with subject matter experts to prepare for emerging climate disclosure requirements, including the European Union’s Corporate Sustainability Reporting Directive and California SB-261 disclosure rules. We are also utilizing an environmental consultancy firm to refine and expand our annual GHG Emissions Inventory. Through this process, we have enhanced our emissions data collection and measurement methodologies to generate more accurate and actionable insights.

Recognizing that climate action is a continuous journey, we conduct an annual review to identify opportunities for the greatest impact, set achievable targets, and ensure compliance with global regulatory expectations while maintaining our competitiveness. In 2025, we continued to evaluate upcoming international regulations and engaged experts across multiple business lines to assess and prioritize environmental risks and opportunities. As a result, we are working with a consultant to further develop our CR action plans and to set achievable targets. We also are preparing our fourth GHG Emissions Inventory, encompassing CO₂ emissions, water usage and waste generation.

Since February 2021, we have offered a free recycling program for patients using our Bone Growth Stimulators, the first program of its kind for bone growth therapy devices, reducing the number of devices sent to landfills. To date, more than 41,000 patients have received shipping labels to facilitate device recycling.

We also integrate circular economy principles into our operations through initiatives such as office recycling programs, water-saving automatic faucets, and eliminating Styrofoam use. Our facilities employ energy-efficient HVAC systems, and our headquarters in Lewisville, Texas, utilizes 100% renewable energy. In addition, select sites provide electric vehicle charging stations for employees at no cost, encouraging participation in our GHG reduction efforts.

Additionally, we expect our suppliers to align with our commitments to environmental sustainability and animal welfare. We believe that prioritizing sustainable practices—both to reduce operational costs and enhance the overall sustainability of our business—provides a strategic advantage. We continue to collaborate with suppliers across our global value chain to measure and manage environmental and ethical impacts, conserve resources, reduce costs, and promote responsible practices throughout our operations.

21	Orthofix Medical Inc. 2026 Proxy Statement

Highlights of our environmental sustainability efforts and achievements:

•
Preparing our fourth annual GHG Emissions Inventory, primarily covering Scope 1 and Scope 2 emissions, to better understand the sources and impact of greenhouse gas emissions within our operations. This edition will provide more detailed GHG data along with enhanced insights into water usage and waste generation.
•
Reduced paper-based shareholder communications through the use of a notice-and-access approach for our annual proxy statement.
•
Expanded the use of electronic records and e-signature technology to minimize paper waste and lower associated carbon emissions.
•
Migrated select technology infrastructure to a cloud-based environment, decreasing energy consumption and reducing our overall carbon footprint.
•
Leased energy-efficient vehicles to further lower operational emissions.
•
Maintained a work-from-home program to reduce commuting-related emissions.
•
Reduced intercompany shipments in the UK to lower transportation-related environmental impact.
•
Promoted environmentally responsible workplace practices, including office-wide recycling programs and waste separation initiatives.

22	Orthofix Medical Inc. 2026 Proxy Statement

Orthofix is committed to conducting business with the highest ethical and legal standards. We maintain a comprehensive compliance and ethics program to promote lawful and responsible business practices across the organization, and all employees are required to complete annual compliance training. Likewise, we expect our suppliers to uphold strong human rights practices that promote the fair, dignified and respectful treatment of workers. We also support responsible management of our distributors through compliance and governance training, fostering a culture of accountability and ethical conduct to earn and maintain the trust of our stakeholders.

Our corporate governance policies and structures promote accountability and transparency across the management team. These policies reflect our commitment to ethics and integrity and are aimed at ensuring compliance with all applicable anti-corruption, anti-bribery, and antitrust laws.

Enterprise risk management is central to our long-term business success. We maintain a comprehensive risk management framework to identify, monitor, assess, and mitigate risks. Although we do not have full control over our supply chain, we strive to partner with suppliers who share our values and commitment to sustainability and responsible practices.

As a global leader in the medical device industry, we are committed to data resiliency and security. Our cybersecurity program aligns with the National Institute of Standards and Technology (NIST) Cybersecurity Framework and incorporates industry-leading tools, innovative technologies, and vendor management practices to protect stakeholders’ data. Employees complete mandatory training to ensure adherence to data security policies and procedures. Systems and third-party connections employ robust encryption, and third-party vendors are vetted for compliance with security requirements.

Orthofix’s cybersecurity team conducts regular audits and penetration testing to validate the effectiveness of our defenses. In 2025, we continued to safeguard data against threats, including ransomware, and engaged external experts to assess our maturity against the NIST Cybersecurity Framework. Results are reviewed by the Chief Information Officer and reported to the Board of Directors and the Audit and Finance Committee, which maintains oversight of IT risks, controls, and response plans to ensure ongoing data protection and business continuity.

23	Orthofix Medical Inc. 2026 Proxy Statement

Over the past several years, we have continuously adapted our organization to address the evolving needs of our workforce. Recognizing that safety risks vary by role, we tailor our safety programs to address these specific needs.

Ensuring the safety of our employees and the patients we serve remains a top priority, with shared responsibility across the organization. This commitment underpins our Quality Policy, which focuses on improving patients’ lives through the delivery of high-quality products, processes, and services. We are dedicated to maintaining an effective quality management system that meets or exceeds applicable global standards.

Orthofix complies with all applicable health and safety regulations governing injury, accident prevention, reporting, and safety to ensure the health and safety of our employees. Our commitment to employee safety is demonstrated in our low Occupational Safety and Health Administration (OSHA) incident rate of 0.81 for the 2025 reporting year.

We also periodically measure the safety and quality sentiment of our global employee base through an employee engagement survey and share the results and action items identified from the survey with our employees. Our most recent employee survey was conducted in 2025. A total of 88% of employees globally participated in the survey, and 88% of survey items with historical trend data improved over 2024.

24	Orthofix Medical Inc. 2026 Proxy Statement

Orthofix’s website contains information on our governance, environmental and social policies and programs, including the following:

Conflict Minerals Report

This report is consistent with our CR standards, as we support the end of the human rights violations and violence in the Democratic Republic of the Congo and surrounding countries.

Environmental, Health and Safety

Communicated within our Corporate Code of Conduct, this policy seeks to promote the operation of our business in a manner that is environmentally responsible and protective of the health and safety of our employees and the public. As a result of these policies, we are pleased to report an OSHA incident rate of 0.81 for the 2025 reporting year.

Codes of Conduct

Our Corporate Code of Conduct communicates our policies and expectations to all employees. Topics include ethics, compliance with laws, human rights, use of company assets, business conduct, and fair dealing. All employees and directors participate in periodic training on our Corporate Code of Conduct and related company policies.

Supplier Quality Manual

This manual communicates our expectations to all new and existing suppliers to ensure the delivery of high-quality products to our customers. Topics include ethics, compliance with laws and regulations, human rights, labor and employment, health and safety, environmental responsibility, business conduct, and fair dealing.

Sustainability

This policy guides our approach to environmental and social risk management within our Corporate Code of Conduct. Areas of focus include our corporate compliance with responsible hazardous waste protocols, recycling, emergency preparedness, and programs to enhance and promote environmental stewardship.

Engagement with Shareholders

We proactively engage with shareholders throughout the year to better understand their priorities and perspectives, carefully considering the feedback we receive and acting when appropriate. We do this through annual meetings, investor relations events, and by providing information on our website, including financial information, proxy statements and press releases, to foster transparency and communication. We also review the results of the annual advisory vote on executive compensation in making determinations about the structure of our executive compensation program and whether changes to the program should be considered.

Human Rights Policy

This policy outlines our commitment to respecting internationally recognized human rights within our operations and value chain. It serves as a public declaration of Orthofix’s values and principles regarding human rights, guiding our conduct and decision-making processes.

For more information on our Corporate Responsibility program, or to read our Corporate Responsibility Factsheet, please visit our corporate website: https://ir.orthofix.com/governance/Corporate-Responsibility/default.aspx

25	Orthofix Medical Inc. 2026 Proxy Statement

Certain Relationships and Related Transactions

Compensation Committee Interlocks and Insider Participation

The Compensation and Talent Development Committee, comprised entirely of independent, non-management directors, is responsible for establishing and administering the Company’s policies involving the compensation of its executive officers. No member of the Compensation and Talent Development Committee (i) was, during the year ended December 31, 2025, or has previously been, an officer or employee of the Company, or (ii) had any material interest in a transaction with the Company or a business relationship with, or any indebtedness to, the Company. No interlocking relationships existed during the year ended December 31, 2025, between any member of the Board or the Compensation and Talent Development Committee and an executive officer of the Company.

Approval of Related Person Transactions

Our policy regarding transactions with related persons, which is set forth in our Corporate Code of Conduct and Audit and Finance Committee Charter, is that the Audit and Finance Committee will review and approve or ratify all transactions between the Company and any related person (as defined in Item 404 of Regulation S-K) involving amounts exceeding $120,000 in which the related person has a direct or indirect material interest. The Company did not have any related party transactions meeting this threshold during 2025.

26	Orthofix Medical Inc. 2026 Proxy Statement

Compensation Discussion and Analysis

Executive Overview

We focus our compensation program for our named executive officers (the “Named Executive Officers” or “NEOs”) and other executives on financial, strategic, and operational goals established by the Board of Directors and designed to create sustained value for our shareholders. Our executive compensation program is designed to motivate, measure, and reward the successful achievement of our strategic and operating goals without promoting excessive or unnecessary risk taking. Our guiding compensation principle is to pay for performance.

Consistent with our pay-for-performance philosophy, a significant portion of our NEOs’ compensation was delivered in equity-based awards for 2025. For the 2025 annual equity-based grant, 50% of the award value was delivered through performance-based restricted stock units, 25% was delivered through time-based vesting stock options and 25% was delivered through time-based vesting restricted stock units.

In addition, a significant portion of our NEOs’ cash compensation was at risk via our annual cash incentive program, which is 100% performance based. The Compensation and Talent Development Committee (referred to throughout this Compensation Discussion and Analysis section as the “Committee”) has consistently set challenging financial performance goals under the annual cash incentive plan that rewards executives for achieving or exceeding the annual operating plan. In 2025, the annual cash incentive plan was redesigned to reward executives based on overall company performance rather than individual business unit results. This change was intended to drive collaboration across business units, support procedural selling, and support companywide sales initiatives. Under the simplified structure, bonuses are now linked to three companywide financial performance goals related to net sales, profitability, and free cash flow. Actual financial goal performance in 2025 fell short of the target performance goals, which resulted in a lower than target payout for our Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, President, Global Biologics and Limb Reconstruction and President, Global Operations and Quality.

The Committee believes that its overall compensation program for NEOs demonstrates the Committee’s pay-for-performance philosophy.

Notable financial results in 2025 include the following:

•
Net sales of $822.3 million, including sales from our M6 artificial cervical and lumbar discs, and pro forma net sales of $811.9 million, excluding net sales from our M6 discs, representing an increase of 2.9% on a reported basis and 4.1% on a pro forma constant currency basis compared to the prior year
•
Global Spine Fixation net sales growth of 10.1% on both a reported and pro forma constant currency basis over the prior year, inclusive of U.S. Spine Fixation net sales growth of 5.5% compared to the prior year
•
Bone Growth Therapies net sales of $247.2 million, representing growth of 5.9% compared to the prior year
•
Global Limb Reconstruction net sales of $134.7 million, representing growth of 8.4% on a reported basis and 5.3% on a constant currency basis over the prior year, inclusive of U.S. Limb Reconstruction growth of 15.8% compared to the prior year
•
Reported net loss of $(92.2) million and non-GAAP pro forma adjusted EBITDA of $85.9 million, or 10.6% of non-GAAP pro forma net sales for the same period, compared to non-GAAP adjusted EBITDA of $67.4 million, or 8.4% of reported net sales, in the prior year period
•
Positive full-year free cash flow of $3.1 million, excluding M6-related restructuring charges, and near breakeven free cash flow for full-year 2025

27	Orthofix Medical Inc. 2026 Proxy Statement

Consistent with shareholder interests and market best practices, our executive compensation program includes the following sound governance features:

What we do:		What we don’t do:
✓ ✓

Align executive pay with the overall performance of our business and the Company’s common stock

Set meaningful performance targets for annual and long-term performance-based awards, approved by the Committee

		X	Pay dividends or dividend equivalents on unvested stock options, unvested time-based vesting stock awards, or unearned performance-based vesting stock awards
		X	Have employment agreements with our executive officers (unless required by law)
✓	Include caps on annual cash incentive plan payments and shares earned under performance-based stock awards	X X	Pay excise tax gross-ups for change-in-control payments Reprice stock options without shareholder approval
✓	Discourage unnecessary and inappropriate risk taking, and obtain an annual independent risk assessment analysis of our executive compensation program	X X	Provide excessive perquisites Permit hedging or pledging of our securities by certain employees considered “insiders”, including our executive officers and directors
✓	Maintain robust stock ownership guidelines for our executive officers and directors
✓	Maintain an incentive compensation clawback policy for executive officers
✓

Include “double-trigger” change-in-control vesting provisions in all equity grants to executive officers; we have no “single-trigger” cash or similar payment rights for executives upon a change in control

✓	Retain an independent compensation consultant

Named Executive Officers

For 2025, our NEOs were the following individuals:

Executive	Position
Massimo Calafiore	President and Chief Executive Officer
Julie Andrews	Chief Financial Officer
J. Andrés Cedrón	Chief Legal Officer
Patrick Fisher	President, Global Biologics and Limb Reconstruction
Aviva McPherron	President, Global Operations and Quality

Compensation Guiding Principles and Philosophy

The Committee is comprised solely of independent directors. The Committee recommends for determination by the Board, the President and Chief Executive Officer’s compensation, and discharges the responsibilities of the Board relating to all compensation of the Company’s other Section 16 officers and ELT members, including equity-based compensation for other key employees. The Committee conducts itself in large part by our Executive Compensation Guiding Principles. These guiding principles include a compensation approach for executives that reflects a meaningful “pay-for-performance” philosophy and seeks to align compensation payouts with the goals of growing our business and increasing sustainable shareholder value.

28	Orthofix Medical Inc. 2026 Proxy Statement

Our Executive Compensation Guiding Principles, which are periodically reviewed and affirmed by the Committee, are as follows:

•
Each compensation element should be competitive within the medical device industry (anchored to a target market position) but also tailored to Orthofix’s individual circumstances and business needs.
•
Variable compensation should provide appropriate leverage (upside and downside) so that payouts are commensurate with performance and aligned with shareholders’ interests.
•
Each compensation element should support Orthofix’s business strategy and objectives of attracting, retaining and motivating top talent.
•
The Company’s executive compensation program should be easily understood by executives.

Management is responsible for effectively communicating the design and administration of the compensation program to employees. Consistent with these principles, the Committee’s compensation philosophy is to fairly compensate executive officers with an emphasis on providing incentives that balance our short-term and long-term objectives.

In implementing the “pay-for-performance” compensation philosophy for the Company’s executive officers, the Committee places considerable emphasis on variable elements of pay within the executive compensation program. For 2025, the variable elements of our executive compensation program consisted of the Company’s annual cash incentive plan, which is designed to reward executive officers for achieving specific financial and operational performance goals during the fiscal year, as well as a long-term incentive plan that consisted of a combination of (i) stock options, which only have value if the value of our stock price appreciates over the life of the option, (ii) performance-based vesting restricted stock units, and (iii) time-based vesting restricted stock units.

The Committee seeks to provide payouts through the annual cash incentive plan based on actual performance relative to pre-established financial and operational performance goals reflecting strong financial performance by the Company.

The Committee also seeks to align executives’ interests with shareholders via grants of equity compensation, which encourage executives to focus on achieving longer-term goals and sustained increases in shareholder value, as the value of these awards is directly commensurate with the fluctuations in the value of the Company’s common stock.

In addition to variable compensation programs, executives also receive health and welfare benefits (including our 401(k) plan) that are generally consistent with the level of health and welfare benefits provided to all U.S. based Company employees and those provided by companies in our industry peer group.

Compensation Process

The Committee is responsible for establishing and evaluating Company compensation policies and determining, approving and evaluating executive compensation programs, including the total compensation packages for our Section 16 officers and other members of our ELT. The Committee is also responsible for administering the Company’s equity incentive plans and other executive compensation policies. The Committee recommends for approval by the Board the compensation of the President and Chief Executive Officer and specifically considers and approves the individual compensation for our other Section 16 officers and members of our ELT. The President and Chief Executive Officer is prohibited from being present during Committee or Board voting or deliberations with respect to his own compensation arrangements. The Committee also is responsible for making recommendations to the Board regarding the compensation of non-employee directors. The Committee relies on the President and Chief Executive Officer to make recommendations on certain aspects of compensation, as discussed below. The Committee acts under a written charter adopted by the Board. The Committee reviews its charter annually and recommends any changes to the Board. The charter is available on our website at www.orthofix.com. Messrs. Bazaar, Hannon, Kummeth and Paolucci and Ms. Capps currently serve as the members of the Committee, with Mr. Kummeth serving as Chair.

29	Orthofix Medical Inc. 2026 Proxy Statement

Each member of the Committee is an independent, non-employee, non-affiliated, outside director. The Committee has furnished its report below.

Role of Executive Officers

At the Committee’s request, from time to time, certain of our senior management present compensation-related topics to the Committee. For instance, while the Committee approves, or recommends to our Board for approval, all elements of compensation of our Section 16 officers and other members of the ELT, the Committee requests on an annual basis that senior management aid the Committee in fulfilling its duties by facilitating the gathering of information relating to potential financial and/or operational performance targets and actual performance under our annual cash incentive program, as well as for possible equity incentive grants. The Committee then reviews this information in connection with making recommendations to the Board, setting annual incentive targets, making equity compensation grants, ratifying the achievement of financial or operational metrics under the Company’s annual cash incentive plan, or in approving that certain performance or market criteria have been achieved for certain equity awards.

Under our Executive Compensation Guiding Principles, management is responsible for compensation decisions related to all employees who are not Section 16 officers or members of the ELT, subject to limits established by the Committee (e.g., long-term incentive awards and change-in-control agreement participation). In this context, our President and Chief Executive Officer has general oversight of the compensation process for such employees and provides input to the Committee in such capacity. Our President and Chief Executive Officer also provides the Committee with additional input, perspective, and recommendations in connection with the Committee’s salary determinations for our Section 16 officers (other than himself) and other members of the ELT. Our Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, and Chief People and Business Operations Officer frequently attend meetings of the Committee in these respective capacities. These individuals are excluded from any Committee or Board deliberations or votes regarding their own compensation.

Compensation Consultant

The Committee has the authority under its charter to retain, at the Company’s expense, independent compensation consultants to assist in evaluating compensation decisions. The Committee also has the authority to terminate those engagements. In accordance with this authority and to aid the Committee in fulfilling its duties, the Committee has engaged Meridian Compensation Partners (“Meridian”) as its independent compensation consultant since September 2024. Prior to September 2024, Mercer US LLC had been engaged by the Committee to provide executive compensation consulting services.

At the Committee’s request, the compensation consultant periodically conducts reviews and recommends updates to our executive officer and director compensation programs and long-term incentive practices.

In connection with their engagement, Meridian reported to the Committee regarding their independence based on the six factors outlined in SEC regulations issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"). The Committee considered these factors and concluded that Meridian is independent and that their engagement by the Committee raised no conflicts of interest.

Peer Group Benchmarking

Decisions related to executive compensation program design and pay levels are informed, in part, by the practices and pay levels of comparable peer organizations. The Committee engages its independent compensation consultant to conduct an annual executive compensation analysis that provides market-competitive levels of total compensation. The assessment used in connection with setting 2025 compensation was provided by Meridian and compared the compensation levels of our Section 16 officers and other members of our ELT with market data to determine whether their compensation levels remained consistent with market practice and our compensation philosophy. In conducting the assessment, Meridian made comparisons to our industry peer group and survey data including companies in the life sciences/medical devices industries.

30	Orthofix Medical Inc. 2026 Proxy Statement

In conducting the benchmarking for 2025 pay decisions, Meridian utilized a selection of 16 peer companies. The members of the peer group were selected for inclusion principally because of their overall similarity to Orthofix in terms of annual revenue, industry sector/sub-sector, and medical technology product lines. The peer group for 2025 pay decisions consisted of the following companies in the life sciences/medical devices industries:

Accuray Inc.	Haemonetics Corporation
Alphatec Holdings Inc.	Inari Medical, Inc. (1)
AtriCure, Inc.	Integer Holdings Corporation
Avanos Medical, Inc.	Integra LifeSciences Holdings Corporation
Bioventus Inc.	LivaNova PLC
CONMED Corporation	Merit Medical Systems, Inc.
Enovis Corporation	Nevro Corp. (2)
Globus Medical, Inc.	ZimVie Inc. (3)

1 Inari Medical, Inc. was acquired by Stryker Corporation in February 2025.

2 Nevro Corp. was acquired by Globus Medical, Inc. in April 2025.

3 ZimVie Inc. was acquired by Archimed MedTech in October 2025.

The Role of Shareholder Say-on-Pay Votes

The Company provides its shareholders with the opportunity to cast an annual advisory, non-binding vote on executive compensation (a “say-on-pay proposal”), and subsequently evaluates these results and any feedback received by shareholders. At the 2025 annual meeting of shareholders, the Company’s say-on-pay proposal was supported by approximately 98% of the votes cast at the meeting, which we believe supports the Company’s “pay-for-performance” approach to executive compensation.

The Committee evaluated the results of the vote and believes that the voting results over the course of the last several years (which has included 90% or greater approval votes at each of the Company’s last ten annual meetings of shareholders) affirm shareholders’ overall support of the Company’s approach to executive compensation. The Committee believes that its continued efforts to evolve the Company’s compensation programs towards policies viewed by institutional and other shareholders as aligning executive compensation with the interests of shareholders and good corporate governance are reflected in these recent vote results.

In addition to responding to the input of shareholders, the Committee has also considered many other factors in designing and evaluating the Company’s executive compensation programs, including the alignment of our compensation programs with our corporate business objectives, periodic analysis of our programs by the compensation consultant, and an annual review of data versus a comparator group of peer companies. Each of these factors is evaluated in the context of the Committee members’ fiduciary duty to act as the directors determine to be in shareholders’ best interests. Each of these factors informed the Committee’s decisions regarding named executive officers’ compensation for 2025. The Committee will continue to consider feedback from shareholders, including the outcome of the Company’s say-on-pay proposal, when making future compensation decisions for the Named Executive Officers.

Elements of Executive Compensation

Overview

Our compensation program for executive officers and other key employees consists of three primary elements:

•
annual salary;
•
short-term cash incentives in the form of performance-based annual bonuses; and
•
long-term equity-based incentives under our long-term incentive plan.

31	Orthofix Medical Inc. 2026 Proxy Statement

The Committee reviews annually what portion of the Section 16 officers and other ELT members’ total compensation should be in the form of salary, target annual cash bonus opportunity and long-term equity-based incentive compensation. The Committee believes that an appropriate mix of these elements, commensurate with our Executive Compensation Guiding Principles, will assist the Committee in meeting its compensation objectives. In addition, as further described below, we sometimes grant one-time bonuses and stock awards in connection with new hires and promotions, for retention, or special recognition purposes. As part of its decision-making process, the Committee reviews information setting forth all components of the compensation and benefits received by the Named Executive Officers. This information includes a specific review of dollar amounts for salary, target bonus opportunity, and long-term equity-based incentive compensation.

The charts below show the annual total target direct compensation (full-year base salary, target annual cash incentive compensation, and long-term equity incentive compensation award values at target) for Mr. Calafiore, our President and Chief Executive Officer, and the other Named Executive Officers for 2025. These charts illustrate that 89% of our President and Chief Executive Officer’s annual total target direct compensation and 79% of the other Named Executive Officers’ annual total target direct compensation was performance-based or variable.

Annual Salary

The Committee recommends, for approval by the Board, the annual salary for our President and Chief Executive Officer and determines the annual salary for our other Section 16 officers and members of our ELT. In making these recommendations and determinations, the Committee considers proxy peer data and/or market survey data for each individual person, with the midpoint of the salary range being the 50th percentile of the market. The Committee positions actual base salary within the salary range based on a variety of factors including an executive’s experience, performance, and contribution to Orthofix’s success. The Committee endeavors to use the full width of the salary range to differentiate pay.

The 2025 annual base salary amounts for our NEOs were as follows:

NAME	TITLE (1)	2025 ANNUAL BASE SALARY (2)

Massimo Calafiore	President and Chief Executive Officer	$853,875
Julie Andrews	Chief Financial Officer	$491,625
J. Andrés Cedrón	Chief Legal Officer	$486,450
Patrick Fisher	President, Global Biologics and Limb Reconstruction	$465,750
Aviva McPherron	President, Global Operations and Quality	$450,225

(1) Reflects titles and positions held during the 2025 calendar year.

(2) Reflects annual base salary effective March 1, 2025 following the annual merit increase.

32	Orthofix Medical Inc. 2026 Proxy Statement

Short-term Cash Incentives – Performance-Based Annual Bonus Program

The Committee believes that a significant portion of the compensation for each Section 16 officer and other members of the ELT should be in the form of an annual performance-based cash bonus. These bonuses are provided through our annual cash incentive program, which seeks to align any payout to an executive with actual financial performance of the Company relative to certain pre-established financial and operational performance targets.

The Committee is responsible for approving the annual bonus plan design every year. At the outset of each year, the Committee establishes target financial and operational performance goals and a range of performance around the target performance goals for which a bonus would be paid as described below. The plan design and associated performance metrics and goals (threshold, target, and maximum) are intended to support the Company's annual operating plan for the year.

The Committee established and approved performance goals at the outset of 2025, which goals were based on (i) net sales, (ii) adjusted EBITDA, and (iii) adjusted free cash flow derived from the Company’s internal budget and financial forecast.

The performance goals for our NEOs were based on companywide net sales weighted at 50%, companywide adjusted EBITDA weighted at 25%, and companywide adjusted free cash flow weighted at 25%.

Adjusted EBITDA consists of EBITDA (defined as GAAP-derived net income from operations plus net interest expense, income tax expense, depreciation and amortization) net of credits or charges that were considered by the Committee at the time bonus targets were set to be outside of the normal ongoing operations of the Company and excludes share-based compensation expense. Adjusted free cash flow is a non-GAAP financial measure, consisting of net cash flows from operating activities (a GAAP measure), less capital expenditures (a GAAP measure), and excluding certain activities considered by the Committee, at the time bonus targets were set, to be outside of the normal ongoing operations of the Company.

An executive could earn from 0% to 150% of his or her targeted bonus based upon actual performance measured against the range of established performance goals (the “Funded Amount”). An executive could further earn from 0% to 150% of the Funded Amount based on the Committee’s assessment of their individual performance and contributions during the plan year, for a total opportunity of no more than 225% of his or her target bonus amount. The Committee determined that no payouts would be made for performance below the 50% achievement threshold on any specific goal.

Performance against the goals was measured and assessed by the Committee in February 2026. Each of the Committee members participated in and approved the assessment of performance against the goals.

The table below outlines the threshold, target, and maximum performance goals relative to actual achievement for the financial performance metrics described above in 2025.

Actual weighted performance for our NEOs in 2025 fell short of the target performance goals, which resulted in a lower than target payout, as illustrated in the table below, demonstrating the Committee’s commitment to its pay-for-performance philosophy.

	WEIGHTING	PERFORMANCE GOALS/ACTUAL RESULTS (IN MILLIONS)
2025 FINANCIAL
AND OPERATIONAL METRICS		THRESHOLD 50%	TARGET 100%	MAXIMUM 150%	ACTUAL(2)	PERCENT ACHIEVEMENT	PERCENT FUNDING (3)

Companywide Net Sales(1)	50.0%	$818.1	$838.2	$863.4	$804.0	95.9%	0.0%

Companywide Adjusted EBITDA(1)(2)	25.0%	$84.0	$88.4	$95.4	$86.6	98.1%	92.7%

Companywide Adjusted Free Cash Flow	25.0%	$27.0	$33.7	$40.4	$33.1	98.2%	98.2%

Total	100.0%						47.7%

33	Orthofix Medical Inc. 2026 Proxy Statement

(1) Committee approval of financial performance targets provided that actual results would be adjusted to eliminate the effect of subsequent currency fluctuations. The amounts shown in the table represent actual reported amounts as adjusted to reflect such pre-approved constant currency adjustments.

(2) Adjusted EBITDA amounts shown include certain adjustments for the impact of tariffs on our business.

(3) The weighted percent achievement based on these metrics resulted in a payout of 47.7% for each of our NEOs. No post-performance adjustments were made to the weighted percent achievement as computed by the applicable formula.

Aggregate Payouts

The resulting payouts under the annual incentive program are described in the table below:

NAME	2025 SALARY AMOUNT(1)	TARGET BONUS PERCENTAGE OF SALARY	WEIGHTED PERCENT ACHIEVEMENT	INDIVIDUAL MODIFIER	TOTAL ANNUAL INCENTIVE PLAN BONUS

Massimo Calafiore	$849,207	110%	47.7%	100.0%	$445,579
Julie Andrews	$488,937	70%	47.7%	100.0%	$163,256
J. Andrés Cedrón	$483,792	70%	47.7%	100.0%	$161,538
Patrick Fisher	$463,205	70%	47.7%	100.0%	$154,664
Aviva McPherron	$447,763	70%	47.7%	100.0%	$149,508

(1) Reflects bonus-eligible salary based on service during the plan year.

Payouts to the Named Executive Officers under the annual incentive program are reflected in column (g) of the “Summary Compensation Table.”

Long-Term Equity-Based Incentives

Long-Term Incentive Plan – 2012 LTIP and SeaSpine 2015 Plan

In accordance with our Executive Compensation Guiding Principles, the creation of sustainable shareholder value by means of equity incentive awards is a very important element of the total compensation provided to executives at Orthofix.

Our primary equity compensation plan is the 2012 LTIP, which was originally approved by our shareholders at the Company’s 2012 annual meeting, with amendments further increasing the number of shares authorized under the plan being approved by our shareholders, most recently at the Company’s 2024 annual meeting.

In connection with the Company’s merger with SeaSpine, the Company assumed outstanding awards under the SeaSpine 2015 Plan. All former SeaSpine employees and all new employees of the Company and its subsidiaries and affiliates hired after January 5, 2023 are eligible and may receive awards under the SeaSpine 2015 Plan.

The Committee recommends to the Board the long-term incentive plan grants for our Chief Executive Officer, and the Board determines such grants after taking into account such recommendations. The Committee determines the long-term incentive plan grants for our other Section 16 officers and members of the ELT.

In addition, the Committee occasionally offers inducement grants (in accordance with applicable Nasdaq rules) to newly hired employees outside of shareholder approved plans, as done in connection with new executive appointments in 2024. These inducement grants have been made on terms that are substantially similar to grants under the 2012 LTIP.

34	Orthofix Medical Inc. 2026 Proxy Statement

For the 2025 annual equity-based grant, 50% of the award value was delivered through performance-based restricted stock units ("PSUs"), 25% was delivered through time-based stock options, and the remaining 25% was delivered through restricted stock units with time-based vesting ("RSUs").

	PSUs	RSUs	Options

Value Weighting	50%	25%	25%

Performance Conditions	Achievement of Adjusted EBITDA Margin and Revenue Growth targets over the vesting term	Service through vesting	Stock price appreciation, and Service through vesting

Term/Length	N/A	N/A	Seven years

Vesting	Cliff vest after three years to the extent earned upon certification of results	Vest in three equal installments on the first, second, and third anniversaries of the grant date	Vest in three equal installments on the first, second, and third anniversaries of the grant date

Performance-Based Restricted Stock Units

In 2025, the Committee granted 50% of executives’ respective total annual long-term incentive award value in the form of PSUs. The Committee redesigned the 2025 PSU award by replacing the relative TSR metric (total shareholder return, calculated as the change in stock price plus dividends, assuming reinvestment) with financial performance metrics focused on profitability and revenue, to more closely align executive compensation with the Company’s financial performance and shareholder value creation. The PSUs have been structured so that they are earned based on weighted achievement of annual adjusted EBITDA margin and revenue growth targets during a three-year performance period following the date of grant. The adjusted EBITDA margin and revenue growth targets are aligned to the Company's long-range plan and weighted 70% and 30%, respectively. There were no PSU vesting events in 2025. As all NEOs joined the Company in 2024, their initial PSU awards are scheduled to vest in 2027, subject to the applicable relative TSR metric.

Vesting can range from 0% to 200% of the target, based on the achievement of performance goals. Generally, if an executive voluntarily ceases employment without “good reason” or “qualified retirement” eligibility prior to the end of the three-year performance period, the entire award is forfeited. Upon vesting, the net shares may be subject to certain holding requirements under the Company’s Stock Ownership Guidelines.

Time-Based Restricted Stock Units and Stock Options

In 2025, the Committee granted executives 25% of their respective annual long-term incentive award in the form of RSUs and 25% in the form of stock options. The stock options granted in 2025 were intended primarily to support retention and maintain balance in the executives’ overall equity compensation. No performance-based stock options were granted in 2025. By contrast, performance-based options were granted in 2024 in connection with the commencement of the executives’ employment and were designed to align compensation with significant stock price appreciation, requiring the stock price to reach at least 150% of the grant-date price for vesting.

Under the Company’s existing arrangements with executives, the unvested portion of any RSU or stock option grant is forfeited if the executive voluntarily ceases employment prior to vesting without “good reason.” In the event that the executive is terminated by the Company with “cause,” any remaining unvested portion of the grant is forfeited. In the event that the executive is terminated by the Company without “cause” or terminates employment for “good reason,” a portion of the award vests on an accelerated basis (unless such termination of employment occurs within 24 months following “change in control,” in which case the entire award vests on an accelerated basis). In the event the executive dies or suffers a long-term disability, the full grant vests. In all of the foregoing circumstances, vested stock options are subject to a limited post-employment exercise period, which ranges from 3 to 36 months depending on the circumstance. In the case of stock options held by employees who remain continuously employed, the options typically expire and are no longer exercisable 7 years from the grant date, based on the Company’s standard grant agreement.

35	Orthofix Medical Inc. 2026 Proxy Statement

Upon vesting of RSUs or exercise of stock options, the net shares may be subject to certain holding requirements under the Company’s Stock Ownership Guidelines.

Equity Award Approval Process

The Committee approved the value-based equity awards for all Section 16 officers and other members of the ELT employed as of the grant date. These equity incentive awards were granted effective March 3, 2025. The number of shares/units underlying each award (and the exercise price for stock options) were based on the closing price of the Company’s common stock on such effective date.

Generally, the Committee approves the form and grant date fair value amount of annual equity incentive grants at meetings held in December, January or February, with the effective dates of the grants (including the determination of the number of shares subject to awards and the exercise price of stock options, which in each case are based on the closing price of the Company’s common stock on the grant effective date) occurring as of a later date when the Company’s insider trading window for executives is open. In the event that grants become effective at a time when the Company’s insider trading window is closed, the Committee does not seek to affect the value of grants by timing them in relation to the release or non-release of material nonpublic information.

During 2025, the Company did not grant stock options to any of its NEOs in any period beginning four business days prior to, and ending one business day after, the filing of a periodic report on Form 10-Q, Form 10-K or current report on Form 8-K that disclosed material non-public information.

One-time Cash Payments in Connection with Employment

In connection with their employment, certain executives received one-time cash amounts during 2025 to (i) support relocation to our headquarters, or (ii) offset the value of equity and other near-term compensation forfeited as a result of accepting employment with the Company. For Mr. Cedron, the $150,000 (net of taxes) relocation support offered in connection with his employment in 2024, was paid in 2025 based on the timing of his relocation. For Mr. Fisher, the $150,000 payment offered in connection with his employment in 2024 to offset the value he forfeited as a result of accepting employment with the Company, was paid in alignment with the Company’s annual bonus payment timing in March of 2025. These were one-time payments to address specific situations related to the commencement of these executives’ employment, consistent with how the Company compensated other executives in 2024. The Company does not expect to repeat these payments for these executives in future years.

Incentive Compensation Recovery Policy

In accordance with implementing regulations of the Dodd-Frank Act and associated listing standards, in 2023 the Board adopted an updated incentive compensation recovery policy that provides for the mandatory recovery of incentive-based compensation from current and former executives that was erroneously awarded during the three years preceding the date that the Company is required to prepare an accounting restatement.

Perquisites and Other Personal Benefits

Our executive officers and other ELT members are entitled to or may otherwise be the beneficiaries of certain limited perquisites and other personal benefits, which have a collective value of less than $10,000 per year. However, in addition to other benefits as discussed within the Summary Compensation Table on page 41, certain executives received relocation benefits in excess of $10,000 during the years presented. These relocation benefits were offered to attract new leaders to the Company during a period of significant transition, consistent with market practices in recruiting top executive talent. Among other things, perquisites and benefits provided to our executive officers and other ELT members generally include reimbursement for tax preparation expenses, estate planning expenses, and an annual physical exam. We believe our perquisites to be consistent with the market practices for similarly situated companies. Under our Executive Compensation Guiding Principles, the perquisites available to executives require the approval of the Committee.

36	Orthofix Medical Inc. 2026 Proxy Statement

Other Plans

Executive officers participate in our health and welfare benefits (including our 401(k) plan) on the same basis as other similarly situated U.S. employees.

37	Orthofix Medical Inc. 2026 Proxy Statement

Governance of Executive Compensation

As described previously, executive compensation for our Section 16 officers and other ELT members is reviewed and established annually by the Committee, which consists solely of independent directors. The Committee’s compensation decisions are intended to reflect its ongoing commitment to strong compensation governance, which the Committee believes is reflected in the following elements of our executive compensation program:

•
Stock Ownership Guidelines Align Our Executive Officers and Directors with Shareholders — We have adopted stock ownership guidelines that apply to all of our directors, executive officers and other ELT members. These guidelines, which were most recently updated in June 2025, provide for the following ownership requirements:

	CHIEF EXECUTIVE OFFICER	OTHER EXECUTIVE OFFICERS	NON-EMPLOYEE DIRECTORS

Ownership requirement compared to base salary / annual cash retainer	5x	2x	5x
Equity that Qualifies as Ownership:
Common stock held	Yes	Yes	Yes
Unvested time-based vesting restricted stock units	Yes	Yes	Yes
Vested but unsettled time-based vesting restricted stock units(1)	Yes	Yes	Yes
Unvested performance stock units	No	No	No
Unvested stock options	No	No	No
Vested and/or exercisable stock options, including in-the-money options	No	No	No
Outstanding contributions to the stock purchase plan	Yes	Yes	Yes

(1) Inclusive of deferred stock units granted to directors.

The guidelines also include a 5-year phase-in period from the date of appointment or election, as applicable, and progress towards meeting and maintaining these amounts is measured periodically. Subject to phase-in periods for recent appointments, all executive officers and directors are in compliance with the policy at the present time.

•
Independent Report Supports Committee’s Risk Assessment — The Committee annually assesses whether the Company's compensation policies and practices encourage imprudent risk taking or are reasonably likely to have a material adverse effect on the Company. At the Committee’s request, the compensation consultant annually delivers a compensation-based risk assessment report. This report assesses potential risk that may be present in the design or administration of the Company’s compensation program. The most recent report, delivered by Meridian in early 2025, found that the compensation program aligns overall with shareholder interests, rewards performance, and does not promote unnecessary or excessive risk.
•
Hedging and Pledging — Under the Company’s Corporate Governance Guidelines, all directors, executive officers, and certain employees considered “insiders” are prohibited from engaging in hedging transactions involving the Company’s common stock, including through the use of financial instruments, such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, all such persons are prohibited from holding the Company’s common stock in a margin account or otherwise pledging such shares as collateral for a loan.
•
Use of Independently Prepared Competitive Assessments — The Committee engages an independent compensation consultant to prepare an executive compensation competitiveness assessment that benchmarks our program against (i) companies in our industry peer group and (ii) other compensation survey data. The Committee takes these results into consideration (among other factors) in making executive compensation program decisions.
•
Compensation Recovery (Clawback) Policy — Awards made under our long-term incentive plan are subject to our compensation recovery, or “clawback” policy, which applies to all of our executive officers. The policy applies if we are required to prepare an accounting restatement due to Orthofix's material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would

38	Orthofix Medical Inc. 2026 Proxy Statement

result in a material misstatement if the error were corrected (or left uncorrected) in the current period. This policy provides, subject to limited exceptions, for mandatory clawback of excess incentive compensation awarded in the three completed fiscal years preceding the date the Company determines that it is required to prepare an accounting restatement. Excess incentive compensation is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure that was in excess of the amount that such covered officer would have received taking into account the restated financial results. The clawback policy is available as an exhibit to the 2025 Form 10-K.

Accounting and Tax Effects

The impact of accounting treatment is considered in developing and implementing our compensation programs, including the accounting treatment as it applies to amounts awarded or paid to our executive officers.

The impact of federal tax laws on our compensation programs is also considered, including the deductibility of compensation paid to the Named Executive Officers, as limited by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our compensation program historically had been designed with the intention that compensation paid in various forms may be eligible to qualify for deductibility under Section 162(m) of the Code, but there have been and may be other exceptions for administrative or other reasons. However, the Tax Cuts and Jobs Act of 2017 eliminated the exception under Section 162(m) for performance-based compensation and expanded the number of employees who may be covered by these deductibility limitations, which may have an effect on how we design future compensation programs and may affect the financial statement impact of executive compensation payments.

39	Orthofix Medical Inc. 2026 Proxy Statement

Report of the Compensation and Talent Development Committee

The Compensation and Talent Development Committee has reviewed and discussed the Compensation Discussion and Analysis with the members of management of the Company and based on such review and discussions, the Compensation and Talent Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

The Compensation and Talent Development Committee
Charles R. Kummeth, Committee Chair
Alan L. Bazaar
Vickie L. Capps
Jason M. Hannon
Michael E. Paolucci

40	Orthofix Medical Inc. 2026 Proxy Statement

Summary Compensation Table

The following table sets forth the compensation earned by or paid to the Named Executive Officers for each of the last three fiscal years during which each individual served as a Named Executive Officer.

NAME AND PRINCIPAL POSITION(1)	YEAR	SALARY ($)	BONUS ($)		STOCK AWARDS ($)(2)	OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)		TOTAL ($)

Massimo Calafiore - President and	2025	848,322	—		4,499,988	1,500,009	445,579	16,141	(5)	7,310,039
Chief Executive Officer	2024	793,269	—		6,558,979	2,013,237	926,558	337,911	(6)	10,629,954
Julie Andrews - Chief Financial Officer	2025	488,428	—		1,762,507	587,502	163,256	16,151	(7)	3,017,844
	2024	447,596	—		1,574,174	483,307	339,483	323,051	(8)	3,167,611
J. Andrés Cedrón - Chief Legal Officer	2025	483,287	—		900,008	300,001	161,538	213,130	(9)	2,057,964
	2024	325,385	—		1,311,792	390,685	335,909	879	(10)	2,364,650
Patrick Fisher - President, Global Biologics and Limb Reconstruction	2025	462,721	150,000	(4)	749,990	250,005	154,664	29,526	(11)	1,796,906
Aviva McPherron - President, Global Operations and Quality	2025	447,297	—		900,008	300,001	149,508	15,104	(12)	1,811,906

(1) Reflects titles and positions held during, or for a portion of, the 2025 calendar year.

(2) Amounts shown do not reflect compensation actually received. Instead, the amounts shown are the aggregate grant date fair value of equity awards, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”).

(3) Amounts shown reflect cash bonuses paid in 2026 and 2025 for performance in 2025 and 2024, respectively, pursuant to our annual incentive program. Our annual incentive program with respect to the 2025 fiscal year, including the Committee’s criteria for determining the amounts awarded in 2026, are described above under “Compensation Discussion and Analysis – Elements of Executive Compensation – Cash Performance-Based Incentives – Annual Incentive Program.”

(4) Includes a $150,000 signing bonus paid in connection with Mr. Fisher's commencement of employment with the Company.

(5) Includes $13,800 for 401(k) matching, $1,341 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance, and $1,000 for employer funded health savings account (“HSA”).

(6) Includes $297,422 for relocation expenses, $25,000 for reimbursement of tax preparation and legal fees, $13,800 for 401(k) matching, and $1,689 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance.

(7) Includes $13,800 for 401(k) matching, $1,341 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance, $1,000 for employer funded HSA and $10 for gift cards.

(8) Includes $307,107 for relocation expenses, $13,800 for 401(k) matching, $1,727 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance, and $417 for employer funded HSA.

(9) Includes $198,301 for relocation expenses, $13,800 for 401(k) matching, and $1,029 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance.

(10) $879 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance.

(11) Includes $13,800 for 401(k) matching, $13,385 for relocation expense $1,341 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance, and $1,000 for employer funded HSA.

(12) Includes $13,800 for 401(k) matching, $1,005 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance, and $299 for gift cards.

41	Orthofix Medical Inc. 2026 Proxy Statement

Grants of Plan-Based Awards

The following table provides information regarding plan-based awards that were granted to the Named Executive Officers during the fiscal year ended December 31, 2025.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS
NAME	GRANT DATE	THRESHOLD ($)(1)	TARGET ($)(1)	MAXIMUM ($)(1)	THRESHOLD (#)(2)	TARGET (#)(2)	MAXIMUM (#)(2)	All Other Stock Awards (#)(3)	ALL OTHER OPTION AWARDS (#)(3)	EQUITY EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(4)

Massimo		467,064	934,128	1,401,192	—	—	—	—	—	—	—
Calafiore	3/3/2025	—	—	—	—	176,678	353,356	—	—	—	2,999,992
	3/3/2025	—	—	—	—	—	—	88,339	—	—	1,499,996
	3/3/2025	—	—	—	—	—	—		209,541	16.98	1,500,009
Julie		171,128	342,256	513,384	—	—	—	—	—	—	—
Andrews	3/3/2025	—	—	—	—	69,199	138,398	—	—	—	1,174,999
	3/3/2025	—	—	—	—	—	—	34,600	—	—	587,508
	3/3/2025	—	—	—	—	—	—	—	82,070	16.98	587,502
J. Andrés		169,327	338,654	507,981	—	—	—	—	—	—	—
Cedrón	3/3/2025	—	—	—	—	35,336	70,672	—	—	—	600,005
	3/3/2025	—	—	—	—	—	—	17,668	—	—	300,003
	3/3/2025	—	—	—	—	—	—	—	41,908	16.98	300,001
Patrick		162,122	324,243	486,365	—	—	—	—	—	—	—
Fisher	3/3/2025	—	—	—	—	29,446	58,892	—	—	—	499,993
	3/3/2025	—	—	—	—	—	—	14,723	—	—	249,997
	3/3/2025	—	—	—	—	—	—	—	34,924	16.98	250,005
Aviva		156,717	313,434	470,151	—	—	—	—	—	—	—
McPherron	3/3/2025	—	—	—	—	35,336	70,672	—	—	—	600,005
	3/3/2025	—	—	—	—	—	—	17,668	—	—	300,003
	3/3/2025	—	—	—	—	—	—	—	41,908	16.98	300,001

(1) Amounts shown represent the threshold, target and maximum amounts that could have been earned for fiscal year 2025 by each Named Executive Officer under our annual performance-based incentive compensation program. The actual amounts earned by each Named Executive Officer are included in the fiscal year 2025 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above and discussed under “—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Performance-Based Incentives – Annual Incentive Program” above.

(2) Amounts shown represent the threshold, target and maximum amounts in shares earned based on performance if the threshold, target or maximum performance goals are achieved over the three-year performance period beginning on January 1, 2025.

(3) Represents awards of time-based vesting restricted stock units and time-based vesting stock options granted under the 2012 LTIP, for Mr. Calafiore, Ms. Andrews, Mr. Fisher and Ms. McPherron and under the SeaSpine 2015 Plan for Mr. Cedrón on March 3, 2025 (subject to certain acceleration provisions, as discussed under “—Potential Payments upon Termination or Change in Control” below).

(4) Amounts shown reflect the grant date fair value of equity awards, as computed in accordance with ASC 718.

42	Orthofix Medical Inc. 2026 Proxy Statement

Outstanding Equity Awards At Fiscal Year-End

The following table provides information about the number of outstanding equity awards held by the Named Executive Officers at December 31, 2025.

OPTION AWARDS						STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE (1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (2)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)

Massimo	—	153,536	(3)	13.29	1/8/2031	—		—	—		—
Calafiore	—	175,469	(3)	13.29	1/8/2031	—		—	—		—
	—	209,541	(4)	16.98	3/3/2032	—		—	—		—
	—	—		—	—	43,893	(5)	665,418	—		—
	—	—		—	—	50,164	(5)	760,486	—		—
	—	—		—	—	88,339	(6)	1,339,219	—		—
	—	—		—	—	—		—	263,356	(7)	1,996,238
	—	—		—	—	—		—	300,978	(7)	2,281,413
	—	—		—	—	—		—	176,678	(8)	2,678,438
Julie	—	76,878	(9)	13.65	1/15/2031	—		—	—		—
Andrews	—	82,070	(4)	16.98	3/3/2032	—		—	—		—
	—	—		—	—	21,979	(10)	333,202	—		—
	—	—		—	—	34,600	(6)	524,536	—		—
	—	—		—	—	—			131,868	(7)	999,559
	—	—		—	—	—			69,199	(8)	1,049,057
J. Andrés	—	64,817	(11)	13.09	4/15/2031	—		—	—		—
Cedrón	—	41,908	(4)	16.98	3/3/2032	—		—	—		—
	—	—		—	—	19,099	(12)	289,541	—		—
	—	—		—	—	17,668	(6)	267,847	—		—
	—	—		—	—	—		—	114,592	(7)	868,607
	—	—		—	—	—		—	35,336	(8)	535,694
Patrick	—	35,195	(13)	16.32	8/15/2031	—		—	—		—
Fisher	—	34,924	(4)	16.98	3/3/2032	—		—	—		—
	—	—		—	—	10,213	(14)	154,829	—		—
	—	—		—	—	14,723	(6)	223,201	—		—
	—	—		—	—	—		—	61,274	(7)	464,457
	—	—		—	—	—		—	29,446	(8)	446,401
Aviva	34,318	34,320	(15)	12.57	6/17/2031	—		—	—		—
McPherron	—	41,908	(4)	16.98	3/3/2032	—		—	—		—
	—	—		—	—	19,889	(16)	301,517	—		—
	—	—		—	—	17,668	(6)	267,847	—		—
	—	—		—	—	—		—	119,332	(7)	904,537
	—	—		—	—	—		—	35,336	(8)	535,694

(1) All options listed in this column were exercisable as of December 31, 2025.

(2) All options listed in this column were not exercisable as of December 31, 2025.

(3) These options vest upon the later of (i) the date on which the average closing price of the Company’s stock over a consecutive thirty (30) calendar day period has been equal to or greater than 150% of the option price and (ii) the date or dates on which the applicable service-based conditions are met. The service conditions are met one-third on January 8, 2025, and the remaining two-thirds are subject to vesting in eight substantially equal quarterly installments thereafter.

(4) One-third of these options are subject to vesting on each of March 3, 2026, 2027 and 2028.

(5) One-half of these unvested restricted stock units are subject to vesting on each of January 8, 2026 and 2027.

(6) One-third of these unvested restricted stock units are subject to vesting on each of March 3, 2026, 2027 and 2028.

(7) These unvested performance-based stock units are subject to vesting on January 7, 2027. The amount shown represents vesting at 200% achievement.

(8) These unvested performance-based stock units are subject to vesting on March 3, 2028. The amount shown represents vesting at 100% achievement. See discussion under “Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives – Performance-Based Restricted Stock Units” above.

(9) These options vest upon the later of (i) the date on which the average closing price of the Company’s stock over a consecutive thirty (30) calendar day period has been equal to or greater than 150% of the option price and (ii) the date or dates on which the applicable service-based conditions are met. The service conditions are met one-third on January 15, 2025, and the remaining two-thirds are subject to vesting in eight substantially equal quarterly installments thereafter.

(10) One-half of these unvested restricted stock units are subject to vesting on each of January 15, 2026 and 2027.

43	Orthofix Medical Inc. 2026 Proxy Statement

(11) These options vest upon the later of (i) the date on which the average closing price of the Company’s stock over a consecutive thirty (30) calendar day period has been equal to or greater than 150% of the option price and (ii) the date or dates on which the applicable service-based conditions are met. The service conditions are met one-third on April 15, 2025, and the remaining two-thirds are subject to vesting in eight substantially equal quarterly installments thereafter.

(12) One-half of these unvested restricted stock units are subject to vesting on each of April 15, 2026 and 2027.

(13) These options vest upon the later of (i) the date on which the average closing price of the Company’s stock over a consecutive thirty (30) calendar day period has been equal to or greater than 150% of the option price and (ii) the date or dates on which the applicable service-based conditions are met. The service conditions are met one-third on August 15, 2025, and the remaining two-thirds are subject to vesting in eight substantially equal quarterly installments thereafter.

(14) One-half of these unvested restricted stock units are subject to vesting on each of August 15, 2026 and 2027.

(15) These options vest upon the later of (i) the date on which the average closing price of the Company’s stock over a consecutive thirty (30) calendar day period has been equal to or greater than 150% of the option price and (ii) the date or dates on which the applicable service-based conditions are met. The service conditions are met one-third on June 17, 2025, and the remaining two-thirds are subject to vesting in eight substantially equal quarterly installments thereafter.

(16) One-half of these unvested restricted stock units are subject to vesting on each of June 17, 2026 and 2027.

For a summary of our standard option agreements, see “Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives.”

44	Orthofix Medical Inc. 2026 Proxy Statement

Option Exercises and Stock Vested

The following table provides information about the number of shares issued (i) upon option exercises, and the value realized upon exercise, or (ii) upon the vesting of restricted stock/restricted stock units, and the value realized upon vesting, by the Named Executive Officers during fiscal 2025.

	Option Awards		Stock Awards or Units

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)

Massimo Calafiore	—	—	47,027	802,751
Julie Andrews	—	—	10,988	192,400
J. Andrés Cedrón	—	—	9,549	128,721
Patrick Fisher	—	—	5,106	71,586
Aviva McPherron	—	—	9,944	108,688

(1) Value realized on exercise calculated based on the difference between the closing price of our common stock on the date of exercise and the option exercise price, multiplied by the number of shares exercised.

(2) Value realized on vesting is determined by multiplying the number of vested shares/units by the closing price of our common stock on the vesting date.

45	Orthofix Medical Inc. 2026 Proxy Statement

Potential Payments Upon Termination or Change in Control

Potential Payments to Named Executive Officers

Executive Change in Control and Severance Agreements

Under our current Executive Compensation Guiding Principles, the Compensation and Talent Development Committee provides executive officers and other ELT members with competitive change-in-control and non-change-in-control severance benefits that target market practices. All change-in-control agreements, and any changes to existing arrangements, must be approved by the Compensation and Talent Development Committee.

The Compensation and Talent Development Committee offers a change in control and severance agreement to executives. All named executive officers are parties to this standard form of change in control and severance agreement.

Under the change in control and severance agreement, current executives will be eligible to receive the following severance payments and benefits upon termination of the executive’s employment (i) for death or disability, (ii) by the Company without “Cause” (as defined in the agreement), or (iii) by the executive for “Good Reason” (as defined in the agreement):

•
The executive will be paid (x) any unpaid base salary, accrued vacation or prior years’ bonus payable or owing through the date of termination, and (y) the pro rata amount of any incentive compensation for the year of termination of employment (based on the number of business days the executive is actually employed by the Company and its subsidiaries during the year in which termination of employment occurs), which will be deemed achieved at a 100% performance level.
•
The executive will receive cash severance, in the case of the Chief Executive Officer, in an amount equal to 1.5 times, and in case of the other current executives, in an amount equal to 1.0 times, the sum of: (i) the executive’s annual base salary amount (without giving effect to any reduction of base salary that has occurred within the 12-month period preceding such date of termination), (ii) the executive’s current year’s target bonus (without giving effect to any reduction of base salary that has occurred within the 12-month period preceding such date of termination), and (iii) $12,500 to be used for outplacement services. In the event that the termination occurs during the 24 months following a “Change in Control” (as defined in the agreement), the foregoing multiples increase (x) to 2.0 for the Chief Executive Officer, and (y) to 1.5 for the other current executives.
•
If the executive elects continued health coverage under COBRA (the Consolidated Omnibus Budget Reconciliation Act) in a timely manner, the executive will be reimbursed for the executive’s monthly premium payments for COBRA coverage for a period of up to 18 months in the case of the Chief Executive Officer, and up to 12 months in the case of the other current executives.
•
The executive’s time-based vesting restricted stock units and stock options will partially accelerate (or fully accelerate following death or disability or if the termination occurs during the 24 months following a Change in Control), and the executive will receive 18 months post-separation within which to exercise stock options (or 36 months if the termination occurs during the 24 months following a Change in Control), subject to any earlier expiration of the term of the option.

The Company’s obligation to pay or provide the cash severance and COBRA reimbursement benefits described above are conditioned upon the executive signing a release of claims in favor of the Company and its affiliates by a specified date following separation from employment.

The agreements also incorporate by reference, among other things, existing covenants that exist with respect to confidentiality, assignment of intellectual property, non-competition and non-solicitation of employees.

46	Orthofix Medical Inc. 2026 Proxy Statement

The agreements do not guarantee any minimum levels of cash or equity-based compensation during an executive’s employment with the Company. The agreements continue in effect until the earlier of (i) the parties’ satisfaction of their respective obligations or (ii) the execution of a written agreement between the Company and the executive terminating the agreement.

Section 280G

These agreements reflect that the Named Executive Officer is not entitled to a tax gross-up if the Named Executive Officer incurs an excise tax due to the application of Section 280G of the Code.

Instead, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best net” reduction if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.

47	Orthofix Medical Inc. 2026 Proxy Statement

2025 Potential Payments Upon Termination or Change in Control

The following table reflects the estimated payments and benefits that would be provided to each of Mr. Calafiore, Ms. Andrews, Mr. Cedrón, Mr. Fisher and Ms. McPherron, upon his or her termination or upon a change in control pursuant to the terms of his or her respective change in control and severance agreement and related equity award agreements. For purposes of this table, we assume that the triggering event took place on December 31, 2025, and the price per share of our common stock was $15.16, the closing market price as of that date. For any triggering event that presupposes a change in control, we assume a change in control has so occurred.

NAME	TRIGGERING EVENT	LUMP SUM SEVERANCE PAYMENT ($)	VALUE OF STOCK- BASED RIGHTS ($)		VALUE OF WELFARE BENEFITS ($)	FEES AND EXPENSES OF OUT-PLACEMENT FIRM ($)	TOTAL ($)

Massimo Calafiore	Termination for death or disability	2,689,707	10,336,451	(1)	54,324	18,750	13,099,232
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	2,689,707	7,859,235	(2)	54,324	18,750	10,622,016
	Termination for death, disability, good reason or without cause during a change in control period	3,586,276	12,731,937	(3)	54,324	25,000	16,397,537

Julie Andrews	Termination for death or disability	835,763	3,022,440	(1)	23,124	12,500	3,893,827
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	835,763	1,683,096	(2)	23,124	12,500	2,554,483
	Termination for death, disability, good reason or without cause during a change in control period	1,253,645	3,582,194	(3)	23,124	18,750	4,877,713

J. Andrés Cedrón	Termination for death or disability	826,965	2,095,860	(1)	39,732	12,500	2,975,057
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	826,965	1,197,165	(2)	39,732	12,500	2,076,362
	Termination for death, disability, good reason or without cause during a change in control period	1,240,448	2,582,280	(3)	39,732	18,750	3,881,210

Patrick Fisher	Termination for death or disability	791,775	1,288,888	(1)	36,216	12,500	2,129,379
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	791,775	605,367	(2)	36,216	12,500	1,445,858
	Termination for death, disability, good reason or without cause during a change in control period	1,187,663	1,548,984	(3)	36,216	18,750	2,791,613

Aviva McPherron	Termination for death or disability	765,383	2,098,484	(1)	11,556	12,500	2,887,923
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	765,383	1,168,589	(2)	11,556	12,500	1,958,028
	Termination for death, disability, good reason or without cause during a change in control period	1,148,075	2,605,024	(3)	11,556	18,750	3,783,405

(1) In the event of a termination for death or disability, the executive would receive acceleration of all time-based restricted stock units and stock options, and outstanding performance stock units would be deemed vested and achieved at target levels. Amount in table reflects the value of all such accelerated shares (which in the case of stock options, is based on spread value) as of December 31, 2025.

(2) In the event of a termination for good reason or without cause, the executive would receive partial acceleration of all time-based restricted stock units and stock options, and outstanding performance stock units would be deemed vested on a pro-rata basis and achieved at the greater of the percentage achievement that the awards were on pace to achieve as of the termination date or as of the end of the performance period. Amount in table reflects the value of all such accelerated shares (which in the case of stock options, is based on spread value) as of December 31, 2025.

(3) Under the Company’s performance stock unit agreements, in the event of a change in control, (i) performance goals will be deemed achieved at the greater of target or the percentage achievement that the awards were on pace to achieve as of the consummation of the change in control, and (ii) if such awards are assumed or continued in connection with the change in control, the awards become time-based awards that vest upon (x) the executive’s continued service through the end of the original performance period or (y) the executive’s earlier death, disability, termination by the Company without cause or termination by the executive for good reason. The amounts shown in the table therefore show the value of these awards if performance goals were achieved at target, which would occur under the terms of the awards in the event of a change in control assuming that a change in control occurred at a time when awards were tracking below target levels. Further, as a result of the merger with SeaSpine on January 5, 2023, all outstanding PSUs were converted to time-based RSUs at target, which vest over the previously defined performance period.

48	Orthofix Medical Inc. 2026 Proxy Statement

Pay Ratio Disclosure

The Company is required to disclose in its proxy statement the annual total compensation of the median-compensated employee of, generally, all Company employees (excluding its Chief Executive Officer), the annual total compensation of its Chief Executive Officer, and the ratio of the Chief Executive Officer’s compensation to the median employee’s compensation. The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We selected the median employee in 2023 based on an analysis of full-time, part-time, temporary and seasonal workers employed by the Company or any of its consolidated subsidiaries as of December 31, 2023.

The 2025 annual total compensation as determined under Item 402 of Regulation S-K for our Chief Executive Officer was $7,310,039. The 2025 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $90,363.00. The ratio of our Chief Executive Officer’s annual total compensation to our median employee’s total compensation for fiscal year 2025 was 81 to 1.

49	Orthofix Medical Inc. 2026 Proxy Statement

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, the Company is required to disclose in its proxy statement information that shows the relationship between “Compensation Actually Paid” as defined in Item 402(v) of Regulation S-K and the financial performance of the Company. The following table provides compensation, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “Compensation Actually Paid,” as computed in accordance with SEC rules, for our principal executive officer (PEO) and our other Named Executive Officers for each of the years presented below other than the PEO (such other Named Executive Officers, the “Non-PEO NEOs”). In accordance with SEC rules, the table also provides information on our cumulative TSR, the cumulative TSR of a peer group, net income, and a Company-selected measure, companywide net sales.

“Compensation Actually Paid” does not necessarily reflect the target value of compensation as approved by our Compensation and Talent Development Committee or the value of compensation actually earned, realized, or received by the Company’s NEOs. The Compensation and Talent Development Committee did not consider the “Compensation Actually Paid” in making its pay decisions for any of the years shown.

	SUMMARY COMPEN- SATION TABLE	SUMMARY COMPEN- SATION TABLE	SUMMARY COMPEN- SATION TABLE	SUMMARY COMPEN- SATION TABLE	COMPEN- SATION ACTUALLY	COMPEN- SATION ACTUALLY	COMPEN- SATION ACTUALLY	COMPEN- SATION ACTUALLY	AVERAGE SUMMARY COMPEN- SATION TOTAL FOR TABLE	AVERAGE COMPEN- SATION ACTUALLY PAID TO	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON: [4]			COMPANY-
YEAR	TOTAL FOR PEO 1¹ ($)	TOTAL FOR PEO 2¹ ($)	TOTAL FOR PEO 3¹ ($)	TOTAL FOR PEO 4¹ ($)	PAID TO PEO 1¹˒²˒³ ($)	PAID TO PEO 2¹˒²˒³ ($)	PAID TO PEO 3¹˒²˒³ ($)	PAID TO PEO 4¹˒²˒³ ($)	NON-PEO NEOS 1 ($)	NON-PEO NEOS 1,2,3 ($)	TSR ($)	Peer Group TSR ($)	NET INCOME ($ MILLIONS)	WIDE NET SALES⁵ ($ MILLIONS)

(a)	(b)	(b)	(b)		(c)	(c)	(c)		(d)	(e)	(f)	(g)	(h)	(i)
2025	—	—	0	7,310,039	—	—	—	3,281,004	2,171,158	1,240,060	35.27	103.59	-92.19	822.31
2024	—	—	41,804	10,629,953	—	—	94,783	14,627,008	2,690,777	3,049,603	37.81	150.42	-126.00	799.49
2023	15,628,123	6,484,267	2,615,890	—	2,339,023	(1,199,925)	2,578,673	—	2,275,647	521,034	29.19	130.16	-151.40	746.64
2022	6,316,051	—	—	—	5,003,168	—	—	—	2,133,026	1,363,185	44.46	120.91	-19.75	460.71
2021	5,340,865	—	—	—	723,446	—	—	—	1,791,220	673,740	67.32	169.55	-38.38	464.48

(1) Jon C. Serbousek (PEO 1) was our CEO for each year presented until January 5, 2023. Keith C. Valentine (PEO 2) was our CEO from January 5, 2023 through September 11, 2023. Catherine Burzik (PEO 3) was our Interim CEO from September 11, 2023 through January 8, 2024. Massimo Calafiore (PEO 4) became our CEO on January 8, 2024. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Douglas C. Rice	Douglas C. Rice	Geoffrey C. Gillespie	Julie Andrews	Julie Andrews
Kimberley A. Elting	Kimberley A. Elting	Kimberley A. Elting	J. Andrés Cedrón	J. Andrés Cedrón
Kevin J. Kenny	Kevin J. Kenny	Kevin J. Kenny	Geoffrey C. Gillespie	Patrick Fisher
Paul W. Gonsalves	Paul W. Gonsalves	John Bostjancic	Max Reinhardt	Aviva McPherron
		Douglas C. Rice	Lucas Vitale
		Puja Leekha	Kimberley A. Elting
Patrick L. Keran

(2) The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote (3) below.

(3) “Compensation Actually Paid” reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with ASC 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO 4 ($)	EXCLUSION OF STOCK AWARDS AND OPTION AWARDS FOR PEO 4 ($)	INCLUSION OF EQUITY VALUES FOR PEO 4 ($)	COMPENSATION ACTUALLY PAID TO PEO 4 ($)

2025	7,310,039	(5,999,997)	1,970,962	3,281,004

50	Orthofix Medical Inc. 2026 Proxy Statement

YEAR	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS ($)	AVERAGE EXCLUSION OF STOCK AWARDS AND OPTION AWARDS FOR NON-PEO NEOS ($)	AVERAGE INCLUSION OF EQUITY VALUES FOR NON-PEO NEOS ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS ($)

2025	2,171,158	(1,437,506)	506,408	1,240,060

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

YEAR	YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT REMAINED UNVESTED AS OF LAST DAY OF YEAR FOR PEO 4 ($)	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO LAST DAY OF YEAR OF UNVESTED EQUITY AWARDS FOR PEO 4 ($)	VESTING-DATE FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT VESTED DURING YEAR FOR PEO 4 ($)	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO VESTING DATE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FOR PEO 4 ($)	FAIR VALUE AT LAST DAY OF PRIOR YEAR OF EQUITY AWARDS FORFEITED DURING YEAR FOR PEO 4 ($)	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON STOCK OR OPTION AWARDS NOT OTHERWISE INCLUDED FOR PEO 4 ($)	TOTAL - INCLUSION OF EQUITY VALUES FOR PEO 4 ($)

2025	3,394,888	(1,408,408)	—	(15,518)	—	—	1,970,962

YEAR	AVERAGE YEAR- END FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT REMAINED UNVESTED AS OF LAST DAY OF YEAR FOR NON- PEO NEOS ($)	AVERAGE CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO LAST DAY OF YEAR OF UNVESTED EQUITY AWARDS FOR NON-PEO NEOS ($)	AVERAGE VESTING-DATE FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT VESTED DURING YEAR FOR NON-PEO NEOS ($)	AVERAGE CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO VESTING DATE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FOR NON-PEO NEOS ($)	AVERAGE FAIR VALUE AT LAST DAY OF PRIOR YEAR OF EQUITY AWARDS FORFEITED DURING YEAR FOR NON-PEO NEOS ($)	AVERAGE VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON STOCK OR OPTION AWARDS NOT OTHERWISE INCLUDED FOR NON-PEO NEOS ($)	TOTAL - AVERAGE INCLUSION OF EQUITY VALUES FOR NON-PEO NEOS ($)

2025	813,358	(240,475)	—	(66,475)	—	—	506,408

(4) The Peer Group TSR set forth in this table utilizes the NASDAQ Stocks Surgical, Medical and Dental Instruments Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the NASDAQ Stocks Surgical, Medical and Dental Instruments Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5) We determined companywide net sales to be the most important financial performance measure used to link Company performance to “Compensation Actually Paid” to our NEOs in 2025. This performance measure may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Financial Performance Measures

The following table lists on an unranked basis the financial performance measures that, in the Company’s assessment, represent the most important performance measures used to link “Compensation Actually Paid” for our NEOs to Company performance for 2025:

Most Important Financial Metrics to Link Compensation to Performance:
CEO and CFO	Other NEOs

Companywide Net Sales	Companywide Net Sales
Adjusted EBITDA	Adjusted EBITDA
Relative TSR	Relative TSR

51	Orthofix Medical Inc. 2026 Proxy Statement

As discussed previously, the Committee’s compensation philosophy is to fairly and appropriately compensate executive officers with an emphasis on providing incentives that balance our short-term and long-term objectives. The achievement of short-term financial performance goals is rewarded through annual cash incentive payouts, while grants of performance stock units and time-based vesting restricted stock units encourage executive officers to focus on achieving longer-term goals and sustained increases in shareholder value. For additional information regarding our pay for performance philosophy, please see the Compensation Discussion and Analysis beginning on page 27.

Relationship between “Compensation Actually Paid” and Performance

The following graph shows the relationship of the average of the “Compensation Actually Paid” to our PEO and the average of the “Compensation Actually Paid” to our Non-PEO NEOs to our net income.

Relationship Between Compensation Actually Paid and Net Income
Compensation Actually Paid
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
2021
2022
2023
2024
2025
Net Income (Loss)
$(10,000,000.00)
$(60,000,000.00)
$(110,000,000.00)
$(160,000,000.00)
Avg. PEO Compensation
Avg. Non-PEO NEO Compensation
Net Income (Loss)

52	Orthofix Medical Inc. 2026 Proxy Statement

The following graph shows the relationship of the average of the “Compensation Actually Paid” to our PEO and the average of “Compensation Actually Paid” to our Non-PEO NEOs to the TSR performance of our common stock and the TSR performance of the Peer Group. The TSR performance amounts in the graph assume that $100 was invested beginning on December 31, 2020 and that all distributions or dividends were reinvested, where applicable.

The following graph shows the relationship of “Compensation Actually Paid” to our PEO and the average of “Compensation Actually Paid” to our Non-PEO NEOs to companywide net sales.

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Director Compensation

Directors are elected each year at the annual meeting of shareholders, which is usually held in June. Other director appointments occur from time to time as determined by the Board, such as in the event of vacancies on the Board resulting from a director’s death, resignation or retirement, or the addition of Board seats.

Employee directors are not paid any additional compensation for their service as a director.

Non-Employee Director Compensation Program and Guiding Principles

We compensate our non-employee directors in accordance with the Company’s Director Compensation Guiding Principles. Our compensation program for our non-employee directors is designed to appropriately compensate outside directors for their diverse expertise and time commitment required to serve as a director of a complex and highly regulated global company. The Compensation and Talent Development Committee is responsible for overseeing our non-employee director compensation program. The Compensation and Talent Development Committee’s goal for such oversight is to maintain a program that:

•
attracts and retains directors with the skills needed to guide the Company in achieving its goals;
•
is competitive with the compensation program provided to directors at other similarly situated medical device companies; and
•
directly aligns the interests of the Company’s directors with the interests of its shareholders.

Unless determined otherwise by the Board of Directors, our non-employee director compensation program each year will consist of an annual cash retainer and annual equity awards, as well as customary and usual expense reimbursement in attending company meetings or attending director training. The Compensation and Talent Development Committee reviews the competitiveness of our non-employee director compensation relative to the same peer group used to review executive officer compensation levels. In addition, the Company has entered into customary indemnification agreements with all directors. Directors are also eligible to participate in the SPP.

Cash Retainers

Each non-employee director receives the same base cash retainer amount, but additional cash retainer amounts are paid to the Chair of the Board and the Chairs of standing committees. In 2025, non-employee directors (other than the Chair of the Board) were paid an aggregate annual cash retainer of $75,000 for service as a director and member of any committees of the Board on which such director sits. In addition, committee Chairs received an additional retainer of $15,000. The Chair of the Board was paid an aggregate annual retainer of $150,000 for service in this role.

Long-Term Incentive Compensation

We provide non-employee directors long-term incentive compensation under our 2012 LTIP to closely align directors with shareholder interests. Currently, we pay non-employee directors long-term incentive compensation in two forms:

•
an initial grant of stock options vesting over four years, with a grant date fair market value of approximately $300,000, awarded to each new non-employee director upon such director joining the Board; and
•
an annual grant of one-year time-vesting deferred stock units, with a grant date fair market value of approximately $195,000 (with an additional amount provided to the Chair of the Board), which deferred stock units are not settled until the applicable director ceases service as a director.

As a result of the deferred delivery feature of the annual grant, directors are not able to sell these awards or the shares of common stock underlying them, even if vested, while they serve as a director.

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Director Compensation Table

The following table provides information regarding the 2025 compensation of our non-employee directors.

NAME	FEES EARNED OR PAID IN CASH ($)	RESTRICTED STOCK UNIT AWARDS (NUMBER OF SHARES GRANTED)(1)		GRANT DATE FAIR VALUE OF RESTRICTED STOCK AWARDS ($)(2)	OPTION AWARDS(1)		GRANT DATE FAIR VALUE OF OPTION AWARDS($)(2)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Michael M. Finegan	150,000	26,087	(3)	270,000	—		—	—	420,000
Alan L. Bazaar	75,000	18,841	(3)	195,004	—		—	—	270,004
Wayne Burris	90,000	18,841	(3)	188,410	—		—	—	278,410
Vickie L. Capps	41,875	21,934	(4)	247,895	35,270	(5)	300,002	—	589,771
Jason M. Hannon	90,000	18,841	(3)	195,004	—		—	—	285,004
John B. Henneman, III	90,000	18,841	(3)	195,004	—		—	—	285,004
Charles R. Kummeth	90,000	18,841	(3)	195,004	—		—	—	285,004
Shweta S. Maniar	75,000	18,841	(3)	195,004	—		—	—	270,004
Michael E. Paolucci	75,000	18,841	(3)	195,004	—		—	—	270,004

(1) This column shows the number of shares subject to deferred stock units granted during 2025.

(2) Amounts shown reflect the grant date fair value of equity awards, as computed in accordance with ASC 718.

(3) Represents an annual grant of deferred stock units subject to vesting on the earlier of June 30, 2026, or the date of the Annual Meeting.

(4) Represents an appointment grant of 3,093 deferred stock units on March 11, 2025 that vested on June 18, 2025, and an annual grant of 18,841 deferred stock units on June 18, 2025 subject to vesting on the earlier of June 30, 2026, or the date of the Annual Meeting.

(5) Represents an appointment grant subject to vesting one-fourth annually on each of March 11, 2026, 2027, 2028 and 2029.

The following table shows the number of shares of common stock subject to (1) outstanding and unexercised stock options, and (2) outstanding deferred stock units held by each of the non-employee directors serving during 2025 as of December 31, 2025.

DIRECTOR	NUMBER OF SHARES SUBJECT TO OUTSTANDING STOCK OPTIONS AS OF 12/31/25	NUMBER OF SHARES SUBJECT TO OUTSTANDING DEFERRED STOCK UNITS AS OF 12/31/25

Michael M. Finegan	47,652	55,805
Alan L. Bazaar	47,652	42,929
Wayne Burris	47,652	44,156
Vickie L. Capps	35,270	21,934
Jason M. Hannon	24,701	63,631
John B. Henneman, III	7,400	48,347
Charles R. Kummeth	47,652	42,343
Shweta S. Maniar	—	48,347
Michael E. Paolucci	30,000	73,541

55	Orthofix Medical Inc. 2026 Proxy Statement

Equity Compensation Plan Information

Our primary equity compensation plan is our 2012 LTIP, as amended, which was approved by our shareholders in 2012. All Named Executive Officers and directors are also eligible at their discretion to acquire shares of common stock pursuant to our SPP. Each of these plans have been approved by our shareholders. In limited cases, we have also made inducement grants of stock options and restricted stock awards to new employees in reliance on the Nasdaq exception to shareholder approval for such grants. For more information on our equity compensation plans, see “—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Equity-Based Incentives” beginning on page 34.

The following table provides aggregate information regarding the shares of our common stock that may be issued upon the exercise of options and rights under all of our equity compensation plans as of December 31, 2025.

Plan Category	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS AND RIGHTS (#) (A)		WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS AND RIGHTS ($)(3) (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (#) (C)

Equity Compensation Plans Approved by Security Holders	4,518,536	(1)	$21.66	4,562,362	(4)
Equity Compensation Plans Not Approved by Security Holders	3,635,146	(2)	$21.55	866,944	(5)
Total	8,153,682		$21.61	5,429,306

(1) Consists of 2,363,623 shares issuable upon the exercise of stock options, 822,419 shares issuable pursuant to outstanding RSUs, 441,033 shares issuable pursuant to outstanding deferred stock units, and 891,461 shares issuable pursuant to outstanding PSUs, in each case, as of December 31, 2025. Shares issuable pursuant to outstanding PSUs are shown in the table based on the assumption that all applicable performance targets will be achieved at target levels. All awards were granted pursuant to the 2012 LTIP.

(2) Consists of 904,623, 362,744 and 103,637 shares issuable upon the exercise of stock options, pursuant to outstanding RSUs and pursuant to outstanding PSUs, respectively, under the equity compensation plans assumed under the merger with SeaSpine; 255,692 and 41,284 shares issuable upon the exercise of stock options and pursuant to outstanding RSUs, respectively, under the Orthofix Medical Inc. Inducement Plan for SeaSpine Employees; 50,711 shares issuable pursuant to an inducement grant stock option granted in 2019 to Mr. Serbousek; and, 949,547, 315,560 and 651,448 shares issuable upon the exercise of stock options, pursuant to outstanding RSUs and pursuant to outstanding PSUs, respectively, pursuant to inducement awards granted in 2024 to newly hired executive officers, in each case, in reliance on the Nasdaq exception to shareholder approval for equity grants to new hires. PSUs are shown in the table based on the assumption that all applicable performance targets will be achieved at target levels.

(3) The weighted-average exercise price in this column only relates to the exercise price of stock options (RSUs, deferred stock units, and PSUs have no exercise price).

(4) Consists of 1,010,935 shares available for issuance under the SPP and 3,551,427 shares available for future award grants under the 2012 LTIP (which assumes that outstanding PSUs are achieved at target levels), in each case, as of December 31, 2025.

(5) Consists of 866,944 shares available for future award grants under the equity compensation plans assumed under the merger with SeaSpine (which assumes that outstanding PSUs are achieved at target levels), as of December 31, 2025.

56	Orthofix Medical Inc. 2026 Proxy Statement

Proposal 1: Election of Directors

Our Bylaws provide that the Board shall consist of not less than six and no more than fifteen directors, the exact number to be determined from time to time by resolution of the Board. We have nominated our ten current directors, Mr. Calafiore, Ms. Capps, Mr. Bazaar, Mr. Burris, Mr. Finegan, Mr. Hannon, Mr. Henneman, Mr. Kummeth, Ms. Maniar, and Mr. Paolucci, to stand for election at the Annual Meeting for a one-year term expiring at the 2027 annual meeting of shareholders and/or until their successors have been elected.

Our director nominees are listed in the table below. The committee composition reflected in the table below represents committee composition as of the date of this proxy statement.

NAME	AGE	DIRECTOR SINCE	INDEPENDENT	AUDIT AND FINANCE COMMITTEE	COMPENSATION AND TALENT DEVELOPMENT COMMITTEE	COMPLIANCE AND ETHICS COMMITTEE	NOMINATING, GOVERNANCE AND SUSTAINABILITY COMMITTEE

Alan L. Bazaar	56	2023	✓	✓	✓
Wayne Burris	71	2021(1)	✓	Chair			✓
Massimo Calafiore	54	2024
Vickie L. Capps	64	2025	✓	✓	✓
Michael M. Finegan	62	2023	✓			✓
Jason M. Hannon	54	2020	✓		✓	Chair
John B. Henneman, III	64	2023(2)	✓	✓			Chair
Charles R. Kummeth	65	2023	✓		Chair		✓
Shweta S. Maniar	42	2023(3)	✓	✓		✓
Michael E. Paolucci	66	2016	✓		✓		✓

(1) Mr. Burris served as a director from September 2021 until the consummation of the Company’s merger with SeaSpine on January 5, 2023, and rejoined as a director on June 19, 2023 upon his election at the 2023 annual meeting of shareholders.

(2) Mr. Henneman was appointed as a director as of January 5, 2023 in connection with the consummation of the Company’s merger with SeaSpine. Mr. Henneman had served on SeaSpine’s Board of Directors since July 2015.

(3) Ms. Maniar was appointed as a director as of January 5, 2023 in connection with the consummation of the Company’s merger with SeaSpine. Ms. Maniar had served on SeaSpine’s Board of Directors since April 2021.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out their term, the Board may fill the vacancy until the next annual meeting of shareholders or reduce the number of directors on the Board.

57	Orthofix Medical Inc. 2026 Proxy Statement

Director Background and Qualifications

The following graphics highlight the background and qualifications of our director nominees, both individually and in the aggregate.

Director Background

[1] Includes all years of service on the Board and years of service on SeaSpine’s Board of Directors

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Director Qualifications

The following table sets forth the skill set that each of our current directors and director nominees brings to the Board.

	A.BAZAAR	W. BURRIS	M. CALAFIORE	V. CAPPS	M. FINEGAN	J. HANNON	J. HENNEMAN	C. KUMMETH	S. MANIAR	M. PAOLUCCI
Senior Executive Leadership
Former CFO/Financial Expertise
Healthcare Industry
Global Business
Technology, including Cybersecurity
Mergers & Acquisitions
Corporate Governance, including ESG Matters
Operational Management
Compliance, Quality, and Regulatory
Human Resources & Compensation
Public Company Board

59	Orthofix Medical Inc. 2026 Proxy Statement

The following sets forth certain biographical information for each of our current directors and our director nominees.

Michael M. Finegan, Chair of the Board

Independent Director Since: 2023 | Age: 62

Committees: Compliance & Ethics

Key Skills: Senior Executive Leadership; Health Industry; Global Business; Mergers & Acquisitions; Operational Management; Compliance, Quality & Regulatory

Professional Highlights

Michael Finegan was appointed to the Orthofix Board in December 2023 and named Chair of the Board in June 2024. Since May 2022, Mr. Finegan has served as the Chief Executive Officer of Acera Surgical Inc., a bioscience company developing and commercializing a portfolio of fully engineered synthetic materials for soft tissue repair and regenerative medicine. Mr. Finegan successfully oversaw the acquisition of Acera Surgical by Solventum in December 2025. As of July 2021, Mr. Finegan founded and operated his own consulting firm, Finegan Consulting LLC, providing strategic advisory services to growth focused medical device and technology companies. From June 2006 to July 2020, Mr. Finegan spent 14 years at Orthofix where he served in roles of increasing responsibility, including seven years as Chief Strategy Officer. Among his accomplishments at Orthofix, Mr. Finegan created and led the biologics business. Before his tenure at Orthofix, Mr. Finegan served more than 16 years in a variety of roles at Boston Scientific, including as Vice President of Corporate Sales and as Vice President of National Accounts.

Education

Wake Forest University

Bachelor of Arts in Economics

Qualifications

The Board believes Mr. Finegan’s extensive understanding of the Company’s business and history, as well as his deep knowledge of the industry bring value to the Board.

Massimo Calafiore

Director Since: 2024 | Age: 54

Key Skills: Senior Executive Leadership; Health Industry; Global Business; Technology, including Cybersecurity; Mergers & Acquisitions; Compliance, Quality & Regulatory

Professional Highlights

Massimo Calafiore currently serves as Orthofix President and Chief Executive Officer and as a member of the Orthofix Board of Directors. From September 2022 to January 2024, Mr. Calafiore served as Chief Executive Officer of LimaCorporate S.p.A., a global orthopedics company that was acquired by Enovis Corporation. From June 2017 to September 2022, he served in various leadership roles at NuVasive, Inc., most recently as Executive Vice President and Chief Commercial Officer. While at NuVasive, Mr. Calafiore led several functions including product marketing, research and development, and enabling technologies, among other areas of responsibility, providing him with the opportunity to gain a deep understanding of all the various facets of the business. At the beginning of his tenure at NuVasive, Mr. Calafiore served as President of NuVasive Specialized Orthopedics (formerly Ellipse Technologies), a business focused on limb reconstruction and complex trauma. Earlier in his career, Mr. Calafiore worked for Waldemar Link GmbH & Co. KG and served in various leadership roles across multiple business segments, including Orthopedics, Lower Extremities, and Spine.

Education

   University of Catania New York University, Stern School of Business

    Master of Science in Mechanical Engineer Master of Business Administration

Qualifications

The Board believes that Mr. Calafiore’s extensive experience as an executive officer of multiple public and private companies in our industry adds value to the Board.

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Alan L. Bazaar

Independent Director Since: 2023 | Age: 56

Committees: Audit & Finance; Compensation & Talent Development

Key Skills: Senior Executive Leadership; Mergers & Acquisitions; Corporate Governance, including ESG Matters; Public Company Board

Professional Highlights

Alan Bazaar joined the Orthofix Board in December 2023. Since January 2010, he has served as the Co-Chairman and Chief Executive Officer of wealth management firm Hollow Brook Wealth Management LLC. Prior to Hollow Brook, Mr. Bazaar spent more than a decade with private investment firm Richard L. Scott Investments, LLC, where he served as Managing Director and Portfolio Manager as well as a co-manager of the public equity portfolio, responsible for all aspects of the investment decision-making process. Earlier in his career, Mr. Bazaar worked at Arthur Andersen LLP. Mr. Bazaar is a Certified Public Accountant (inactive). As of February 2026, Mr. Bazaar serves as a member of the board of directors of Fox Factory Holding Corp., a public company which designs and manufactures products for on- and off-road vehicles. From June 2013 to August 2023, Mr. Bazaar served on the board of directors of Wireless Telecom Group, Inc., a test and measurement solutions provider that was a public company until it was acquired by Maury Microwave, Inc. in 2023. From February 2020 to March 2021, he served on the boards of directors of PDL BioPharma, a public company that developed innovative therapeutics and healthcare technologies. Between 2004 and 2019, Mr. Bazaar also served as a director on the boards of various public companies including, Hudson Global, Inc. (n/k/a Star Equity Holdings, Inc.), a total talent solutions provider; Sparton Corporation, a provider of electromechanical devices; LoJack Corporation, a provider of stolen vehicle recovery and IoT connected car systems; Media Sciences International, Inc., a manufacturer and distributor of business color printer supplies and industrial ink applications; and NTS, Inc., an independent provider of environmental simulation testing, inspection, and certification services.

Education

Bucknell University Bachelor of Arts in History	New York University, Stern School of Business Master of Business Administration
Qualifications The Board believes Mr. Bazaar’s experience in business and finance, as well as his past service on several boards of companies in a wide variety of industries bring value to the Board.

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Wayne Burris

Independent Director Since: 2021 | Age: 71

Committees: Audit & Finance (Chair); Nominating, Governance & Sustainability

Key Skills: Senior Executive Leadership; Former CFO/Financial Expertise; Healthcare Industry; Global Business; Mergers & Acquisitions; Corporate Governance, including ESG Matters; Operational Management; Compliance Quality & Regulatory; Public Company Board

Professional Highlights

Wayne Burris was re-elected to the Orthofix Board of Directors in June 2023, after previously serving from September 2021 to January 2023. He served as Senior Vice President and Chief Financial Officer (CFO) of Roche Diagnostics Corporation from 1996 until his retirement in July 2019 and was a member of the Global Roche Diagnostics Finance Executive Committee. In addition to his CFO responsibilities, Mr. Burris held senior finance leadership roles supporting Roche’s diabetes care business, providing oversight across sales and marketing, research and development, operations, regulatory, and quality functions, and advising on strategy and business development across the organization. During his tenure, he also served as interim Chief Executive Officer of Roche Diagnostics—North America. Prior to joining Roche, Mr. Burris was a senior manager at Price Waterhouse LLP, and he is a Certified Public Accountant. From February 2022 to August 2025, Mr. Burris served on the board of directors of Accelerate Diagnostics, Inc., a public medical diagnostics company. He has also supported life sciences initiatives in Indiana through community leadership roles, including as a founding board member of the Indiana Biosciences Research Institute and as a member of the board of directors and the executive committee of BioCrossroads, an Indiana-based initiative that advances, grows and invests in the state's life sciences sector by connection corporate, academic, and philanthropic partners.

Education

Butler University

Bachelor of Science in Accounting and Finance

Qualifications

The Board believes that Mr. Burris’ extensive experience in finance and accounting as well as his industry experience bring valuable experience to the Board.

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Vickie L. Capps

Director Since: 2025 | Age: 64

Key Skills: Senior Executive Leadership; Former CFO/Financial Expertise; Healthcare Industry; Global Business; Mergers & Acquisitions; Corporate Governance, including ESG Matters; Public Company Board

Professional Highlights

Vickie Capps joined the Orthofix Board in March 2025. Ms. Capps has had a distinguished career in finance and executive leadership with extensive board experience. Ms. Capps, a Certified Public Accountant, began her career with Ernst & Young LLP and served 10 years as a senior audit and accounting professional. She previously served as Chief Financial Officer of DJO Global, Inc., a global orthopedics company, from 2002 to 2013, and prior to DJO Global, served in the same role with several other public and private corporations. In addition to Orthofix, Ms. Capps is currently a member of the boards of directors and the audit committee of each of the following companies: Janux Therapeutics, Inc., a public clinical stage biotechnology company (since 2021); Enable Injections, Inc., a private medical device company focused on wearable drug delivery solutions (since 2023); and Breg, Inc., a private medical device company focused on non-surgical orthopedic rehabilitation (since 2024). She is also a member of the board of directors and the audit committee and finance and investment committee of the San Diego State University Research Foundation and a member of the Senior Advisory Board of Consonance Capital Partners, a healthcare focused private equity firm. Ms. Capps previously served as a member of the boards of directors of Amedisys, Inc. (2019 -2024), a public healthcare services provider company that that was acquired by Optum, a division of UnitedHealth Group, in 2025; NuVasive, Inc. (2015 -2023), a public medical device company that was acquired by Globus in 2023; Otonomy Inc. (2014 -2023), a public biopharmaceutical company focused on developing therapeutics for ear diseases; Silverback Therapeutics, Inc. (2020 – 2022), a public biopharmaceutical company that merged with ARS Pharmaceuticals in 2022; OmniGuide, Inc. (2017 -2020), a privately held medical device and medical technology company focused on developing advanced energy surgical tools; Synthorx, Inc. (2018 – 2020), a public biotech company that was acquired by Sanofi in 2020; Enclara Pharmacia, Inc. (2015 - 2020), a privately held hospice pharmacy company that was acquired by Humana in 2020; Connecture Inc. (2014 – 2018), a public healthcare software company that was acquired by Francisco Partners in 2018; RF Surgical Systems, Inc. (2013 – 2015), a privately held medical device company that was acquired by Medtronic in 2015; and SenoRx Inc. (2007-2010), a public medical device company that was acquired by C.R. Bard in 2010.

Education

San Diego State University

Bachelor of Science in Business Administration and Accounting

Qualifications

The Board believes that Ms. Capps’ vast experience as a director and executive officer in the industry, and deep understanding and expertise in accounting and finance, bring value to the Board.

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Jason M. Hannon

Independent Director Since: 2020 | Age: 54

Committees: Compliance & Ethics (Chair); Compensation & Talent Development

Key Skills: Senior Executive Leadership; Healthcare Industry; Global Business; Mergers & Acquisitions; Corporate Governance, including ESG Matters; Operational Management; Compliance, Quality & Regulatory; Human Resources & Compensation

Professional Highlights

Jason Hannon joined the Orthofix Board of Directors in June 2020. Since February 2017, Mr. Hannon has served as the Chief Executive Officer and as a member of the board of directors of Mainstay Medical Holdings plc, a global company headquartered in Ireland that has developed and commercialized the first restorative neurostimulation treatment for chronic back pain. Prior to Mainstay Medical, Mr. Hannon served as President and Chief Operating Officer of NuVasive, Inc. Over the course of 12 years at NuVasive, he held various roles, including Executive Vice President, International; Executive Vice President, Corporate Development; and General Counsel. Mr. Hannon previously served as a member of the board of directors of Kuros Biosciences AG from 2018 to 2021 and Sequana Medical NV from 2019 to 2021, both international public companies in the medical sector.

Education

University of California, Berkeley Bachelor of Arts	Stanford University Law School Doctor of Jurisprudence
Qualifications The Board believes that Mr. Hannon’s experience leading medical device companies brings valuable industry experience to the Board.

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John “Jack” B. Henneman, III

Independent Director Since: 2023 | Age: 64

Committees: Nominating, Governance & Sustainability (Chair); Audit & Finance

Key Skills: Senior Executive Leadership; Former CFO/Financial Expertise, Healthcare Industry; Global Business; Mergers & Acquisitions; Corporate Governance, including ESG Matters; Compliance, Quality & Regulatory; Human Resources & Compensation; Public Company Board

Professional Highlights

Jack Henneman joined the Board in 2023 upon the completion of the merger with SeaSpine. Prior to the merger, Mr. Henneman had served on SeaSpine’s Board of Directors since July 2015. Mr. Henneman has more than 25 years of combined financial and operational management experience in the life sciences industry. From January 2019 to June 2024, Mr. Henneman was a partner with SparkMed Advisory LLC where he provided strategic, marketing, development, and transactional advice for start-ups and other innovators in the medical device and biotechnology industries. From March 2018 to November 2024, Mr. Henneman also served as a strategic advisor to Prettybrook Partners LLC, a private equity and venture capital firm specializing in investments in medical technology, healthcare services, and information technology. Previously, Mr. Henneman served as Executive Vice President and Chief Financial Officer of NewLink Genetics Corporation from October 2014 to July 2018, and as its Chief Administrative Officer from July 2018 to November 2018. NewLink Genetics, a public company that later merged into Lumos Pharma in 2020, was a biopharmaceutical company focused on discovering and developing novel immuno-oncology treatments to improve cancer care. Prior to NewLink, Mr. Henneman served at Integra LifeSciences Holdings in various capacities between 1998 and 2014. Before becoming Integra’s Chief Financial Officer in 2007, Mr. Henneman served as General Counsel and Chief Administrative Officer, responsible at various times for Integra’s business development, regulatory affairs, quality systems, clinical affairs, human resources, information systems, and legal affairs functions and the management of Integra’s surgical instruments business. Integra is a public medical technology company, focusing on regenerative medicine, neurosurgical devices, and reconstructive surgery instruments, including artificial skin. Prior to Integra, Mr. Henneman served as General Counsel, Vice President of Corporate Development, and eventually Interim Co-Chief Executive Officer for Neuromedical Systems, Inc., a public company known for a computer-assisted screening tool for cytological specimens. Mr. Henneman also serves as a member of the board of directors of various public and private companies, including Aprea Therapeutics, Inc., since August 2019, a public biotechnology company; Anika Therapeutics, Inc., since September 2020, a public medical device company focused on joint preservation and health; and Alafair Biosciences, Inc., since January 2015, a privately held medical device company. From February 2016 to November 2024, Mr. Henneman also served as a member of the board of directors for R1 RCM, Inc., a public company providing revenue cycle management services to hospitals and physicians.

Education

Princeton University Bachelor of Arts in Politics	University of Michigan Law School Juris Doctor

Qualifications

The Board believes that Mr. Henneman’s senior management experience, his service on other boards of directors, and his extensive experience in the areas of finance, financial accounting, legal affairs, business transactions, and mergers and acquisitions bring value to the Board.

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Charles Kummeth

Independent Director Since: 2023 | Age: 65

Committees: Compensation & Talent Development (Chair); Nominating, Governance & Sustainability

Key Skills: Senior Executive Leadership; Healthcare Industry; Global Business; Mergers & Acquisitions; Operational Management; Public Company Board

Professional Highlights

Charles Kummeth joined the Orthofix Board of Directors in December 2023. . Since June 2024, Mr. Kummeth has served as a senior advisor for New Mountain Capital, a private equity firm with investments in the life sciences sector. Since April 2013, Mr. Kummeth served as the President and Chief Executive Officer and as a member of the board of directors of Bio-Techne Corporation, a public life sciences company that provides high-quality reagents, instruments, custom manufacturing and testing. Mr. Kummeth retired as the President and Chief Executive Officer of Bio-Techne as of February 2024 but continued as a senior advisor and a member of the board of directors through June 2024. Prior to Bio-Techne, Mr. Kummeth served at Thermo Fisher Scientific Inc. as President of Mass Spectrometry and Chromatography and as President of the Laboratory Consumables Division. Prior to Thermo Fisher Scientific, he served in various roles during his 24-year career at 3M Corporation, most recently as the Vice President of the company’s Medical Division. Since May 2024, Mr. Kummeth has served as the Chairman of the Board of Directors of Quantum-Si Inc., a public biotechnology company specializing in single-molecule protein sequencing solutions. Mr. Kummeth also serves as a member of the board of directors of other public and private companies, including Gentherm Incorporated since August 2018, a public company that develops thermal management technologies; Actylis since December 2022, a private company that specializes in streamlining the management of critical ingredients and raw materials; and PerkinElmer (n/k/a Revvity) since September 2023, a private company that manufactures instrumentation, consumables and software servicing the analytical needs of the food and environmental markets. Mr. Kummeth previously served on the board of directors for various other public and private companies, including ILC Dover (2019 – 2023), a private engineering and manufacturing company specializing in high-performance flexible containment solutions for the pharmaceutical/biopharmaceutical industries and soft goods for aerospace/defense; NuSil Technology (2016-2017), a private company subsequently merged with Avantor, Inc. (2017-2019), a private biotechnology, chemicals, and pharmaceutical company that did an initial public offering in 2019; Sparton Corporation (2011-2019), a public company specializing in the design, development, and manufacturing of complex maritime electronic systems, and BNS Medical Limited (2013 – 2016), a private medical solutions provider.

Education

University of North Dakota Bachelor of Science in Electrical Engineering University of Minnesota, Carlson School of Business Master of Business Administration	University of St. Thomas Master of Science in Computer Science
Qualifications The Board believes Mr. Kummeth’s experience in the Life Sciences industry and his service as a director on multiple boards bring value to the Board.

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Shweta S. Maniar Director Since: 2023 | Age: 42 Key Skills: Healthcare Industry; Global Business; Technology, including Cybersecurity; Mergers & Acquisitions; Public Company Board

Professional Highlights

Shweta Maniar joined the Board in 2023 upon the completion of the merger with SeaSpine. Prior to the merger, Ms. Maniar had served on SeaSpine’s Board of Directors since April 2021. Since July 2018, Ms. Maniar has served as Global Leader, Healthcare and Life Sciences Industries Practice at Google, a multinational technology company that specializes in Internet-related services and products, where she leads vision, strategy, and execution of Google Cloud’s industry strategy and go-to-market model. Prior to joining Google, Ms. Maniar worked in various capacities at Genentech, a biotechnology company operating as an independent subsidiary of The Roche Group, where she led market growth strategies relevant to technology accelerators for therapies and diagnostics. Before Genentech, Ms. Maniar served as Director for the Center of Minimally Invasive Therapeutics at Summa Health, an integrated healthcare delivery system. Earlier in her career, Ms. Maniar spent several years working in a research capacity at the Cleveland Clinic and the Austen BioInnovation Institute in Akron where she was primarily focused on medical devices and minimally invasive therapeutics. Ms. Maniar has been a member of the board of directors of RxSight, Inc. since January 2022, a public ophthalmic medical technology company; a member of the Immunology Scientific Advisory Council of the Allen Institute since July 2022, a nonprofit bioscience research institute; and a member of the Cloud Compliance Advisory Board of USDM Life Sciences since January 2023, a consulting firm that provides IT, regulatory compliance and validation solutions for the life sciences industry.

Education

University of California, San Diego

Bachelor of Arts in Economics

Qualifications

The Board believes that Ms. Maniar’s thought leadership in areas of strategic focus for the company, such as enabling technologies and data analytics, adds value to the Board.

67	Orthofix Medical Inc. 2026 Proxy Statement

Michael E. Paolucci

Director Since: 2016 | Age: 66

Key Skills: Senior Executive Leadership; Healthcare Industry; Global Business; Mergers & Acquisitions; Corporate Governance, including ESG Matters; Human Resources & Compensation

Professional Highlights

Mike Paolucci was named to the Orthofix Board of Directors in March 2016. A seasoned human resources (HR) executive, Mr. Paolucci has more than 20 years of global experience working directly with boards of directors and C-level executives to improve organizational capabilities and HR programs that result in sustained improvements in business performance. Since November 2025, Mr. Paolucci serves as Vice President of Human Resources at Mainstay Medical Holdings plc, a global company that developed the first restorative neurostimulation treatment for chronic lower back pain. From August 2022 to January 2024, Mr. Paolucci served as the Executive Vice President, Chief People Officer for Mirati Therapeutics, Inc., a public company focused on developing therapies for genetic drivers of cancer that was acquired by Bristol Myers Squibb in January 2024. From February 2021 until March 2022, Mr. Paolucci served as Executive Vice President, Chief Human Resources Officer for Arena Pharmaceuticals, Inc., a public company focused on developing drugs that target autoimmune diseases, vascular diseases, thrombotic diseases, dementia-associated psychosis, nervous system issues, and pain that was acquired by Pfizer in March 2022. Between 2000 and 2020, Mr. Paolucci served in various leadership roles with several public companies, including Halozyme Therapeutics Inc., a late-stage oncology and biopharmaceutical company; CareFusion Corporation, a global medical equipment manufacturer focused on developing critical healthcare products for infusion therapy, respiratory care, and surgical procedures that was acquired by Becton Dickinson in March 2015; NuVasive, Inc., a medical device company specializing in minimally disruptive surgical products and integrated technology for spine surgery; Life Technologies Corporation, a biotech tools company specializing in reagents and instruments for scientific research, molecular diagnostics, and forensics that was acquired by Thermo Fisher Scientific in February 2014; and Electronic Data Systems, a publicly traded IT services company that was acquired by Hewlett-Packard in May 2008. From 1993 to 2000, Mr. Paolucci was a partner with the HR consulting firm Towers Perrin. From April 2023 until April 2024, Mr. Paolucci served as a member of the board of directors for Silvaco, Inc., a private company specializing in electronic design automation, technology computer-aided design and semiconductor IP software, used to simulate, model and design semiconductor processes and circuits. During Mr. Paolucci’s tenure on the board of Silvaco, the company prepared for its initial public offering which was completed in May 2024 following his service.

Education

The Ohio State University

Bachelor of Science in Business Administration, Finance

Qualifications

The Board believes that Mr. Paolucci’s extensive experience as a human resources executive and relevant knowledge and understanding of public company compensation issues brings unique and valuable insight to the Board.

The Board unanimously recommends that you vote “FOR” the election of each of the director nominees identified above.

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Proposal 2: Advisory and Non-Binding Vote on Executive Compensation

As required by Section 14A of the Exchange Act, we are providing our shareholders an opportunity to indicate whether they support our Named Executive Officer compensation as described in this proxy statement. This advisory and non-binding vote, commonly referred to as “say-on-pay,” is not intended to address any specific item of compensation, but instead relates to the compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement in the Compensation Discussion and Analysis and in the narrative and tabular disclosure under headings “Summary Compensation Table,” “Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal Year-End,” “Option Exercises and Stock Vested” and “Potential Payments upon Termination or Change in Control.” These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented. Because our Board views the advisory vote as a good corporate governance practice, and because a majority of our shareholders have expressed a preference for an annual advisory vote, we hold a say-on-pay vote on an annual basis. At last year’s annual meeting of shareholders, 98% of the votes cast were “FOR” the say-on-pay proposal, which we believe supports our “pay-for-performance” approach to executive compensation. The Compensation and Talent Development Committee evaluated the voting results of last year’s say-on-pay vote in June 2025.

The Compensation and Talent Development Committee believes that the voting results over the course of the last several years (which reflects 90% or greater approval rate on the say-on-pay vote at each of the Company’s last ten annual meetings of shareholders) affirm our shareholders’ overall support of our approach to executive compensation, including continuing efforts by the Compensation and Talent Development Committee during that time to evolve the Company’s compensation programs towards policies viewed by institutional and other shareholders as aligning executive compensation with the interests of shareholders and good corporate governance. In addition to evaluating and responding to the input of shareholders, the Compensation and Talent Development Committee considered many other factors in evaluating and setting the Company’s executive compensation programs, including the Compensation and Talent Development Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, periodic analysis of our programs by our compensation consultant, and annual review of data versus a comparator group of peer companies, each of which is considered in the context of the Compensation and Talent Development Committee members’ fiduciary duty to act as they determine to be in our shareholders’ best interests. Each of these factors informed the Compensation and Talent Development Committee’s decisions regarding Named Executive Officers’ compensation for 2025. The Compensation and Talent Development Committee will continue to consider feedback from shareholders, including the outcome of our say-on-pay votes, when making future compensation decisions for our Named Executive Officers.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, we believe that our executive compensation program properly links executive compensation to company performance and aligns the interests of our executive officers with those of our shareholders.

Accordingly, the Board unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement in the Compensation Discussion and Analysis and in the narrative and tabular disclosure under the headings “Summary Compensation Table,” “Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal Year-End,” “Option Exercises and Stock Vested” and “Potential Payments upon Termination or Change in Control.”

Although this vote is advisory and is not binding on the Company, the Compensation and Talent Development Committee will take into account the results of the vote when considering future executive compensation decisions.

The Board unanimously recommends you vote “FOR” this proposal.

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Proposal 3: Ratification of the Appointment of EY as Independent Registered Public Accounting Firm for 2026

We are asking you to ratify the Audit and Finance Committee’s appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2026. EY has served as our independent registered public accounting firm since 2002. EY has unrestricted access to the Audit and Finance Committee to discuss audit findings and other financial matters.

Representatives of EY are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from shareholders. The work performed by EY during 2025 and 2024 and related fee information is described below.

Although shareholder ratification of the Audit and Finance Committee’s appointment of EY is not required, the appointment of EY is being submitted for ratification as a matter of good corporate practice with a view towards soliciting shareholders’ opinions that the Audit and Finance Committee will take into consideration in future deliberations. If EY’s appointment is not ratified at the Annual Meeting, the Audit and Finance Committee will reconsider whether to retain EY. Even if the appointment is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines such a change would be in the best interests of the Company and its shareholders.

The Board unanimously recommends that you vote “FOR” ratification of the appointment of EY as independent registered public accounting firm for 2026.

Principal Accountant Fees and Services

The following table sets forth fees for professional services rendered by EY for the audits of the Company’s financial statements for the fiscal years ended December 31, 2025 and 2024, respectively, and the fees billed for other services rendered by EY during each such fiscal year.

	2025	2024
Audit Fees	$3,116,039	$2,902,566
Audit-Related Fees	—	—
Tax Fees	66,997	257,979
All Other Fees	—	—
Total	$3,183,036	$3,160,545

Audit Fees

Audit fees consisted of the aggregate fees, including expenses, billed in connection with the audits of our annual financial statements and internal controls, quarterly reviews of the financial information included in our quarterly reports on Form 10-Q, and statutory audits of our subsidiaries.

Audit-Related Fees

Audit-related fees consisted of the aggregate fees, including expenses, rendered for professional services, such as accounting consultations and assurance services in connection with transactions, not reported under “Audit Fees.”

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Tax Fees

Tax fees in 2025 and 2024 consisted of the aggregate fees, including expenses, billed for professional services rendered for income tax compliance, tax advice and tax planning. These fees included fees billed for federal and state income tax review services, assistance with tax audits and other tax consulting services.

All Other Fees

All other fees consisted of aggregate fees billed for products and services other than the services reported above.

Pre-Approval Policies and Procedures

The Audit and Finance Committee approves all audits, audit-related services, tax services and other services provided by EY. Any services provided by EY that are not specifically included within the scope of the audit must be either (i) pre-approved by the entire Audit and Finance Committee in advance of any engagement, or (ii) pre-approved by the Chair of the Audit and Finance Committee pursuant to authority delegated to him by the other independent members of the Audit and Finance Committee, in which case the Audit and Finance Committee is then informed of his decision. Under the Sarbanes-Oxley Act of 2002, these pre-approval requirements are waived for non-audit services where (i) the aggregate of all such services is no more than 5% of the total amount paid to the external auditors during the fiscal year in which such services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are approved by the Audit and Finance Committee prior to the completion of the audit engagement. In 2025 and 2024, all fees paid to EY for non-audit services were pre-approved.

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Report of the Audit and Finance Committee

The Audit and Finance Committee oversees the Company’s financial reporting process on behalf of the Board. The committee is responsible for the selection, compensation, and oversight of the Company’s independent registered public accounting firm. The committee reviews matters relating to the Company’s internal controls, as well as other matters warranting committee attention. In addition, the committee assists the Board in overseeing the Company’s enterprise risk management program. The committee operates under a written charter adopted by the Board of Directors, a copy of which is available for review on our website at www.orthofix.com.

Management is responsible for Orthofix’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Orthofix’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and to issue a report thereon. Additionally, the independent registered public accounting firm is also responsible for auditing the effectiveness of Orthofix’s internal control over financial reporting. The Audit and Finance Committee’s responsibility is to monitor and oversee these processes. The committee relies without independent verification on the information provided to it and on the representations made by management and the independent registered public accounting firm.

The Audit and Finance Committee held eight meetings during the 2025 fiscal year. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and EY. The committee reviewed management’s assessment of the effectiveness of the design and operation of Orthofix’s disclosure controls over financial reporting. The committee discussed with EY the overall scope and plans for their audit. The committee met with EY, with and without management present, to discuss the results of EY’s examinations and evaluations of Orthofix’s internal controls.

The Audit and Finance Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2025, with management and EY. The committee also discussed with management and EY management’s report and the independent registered public accounting firm’s report and attestation on Orthofix’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The committee also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit and Finance Committee has received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence and has discussed with EY its independence from Orthofix. When considering EY’s independence, the committee considered whether EY’s provision of services to Orthofix beyond those rendered in connection with its audit of Orthofix’s consolidated financial statements was compatible with maintaining EY’s independence. The committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, EY. The committee has determined that EY is independent of Orthofix and its management.

Based upon the review and discussions referred to above, the committee recommended to the Board, and the Board has approved, that Orthofix’s audited consolidated financial statements be included in Orthofix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The Audit and Finance Committee
Wayne Burris, Committee Chair
Alan L. Bazaar
Vickie L. Capps
John B. Henneman, III
Shweta S. Maniar

72	Orthofix Medical Inc. 2026 Proxy Statement

Proposal 4: Approval of Amendment No. 5 to the Second Amended and Restated Stock Purchase Plan

The Company’s Second Amended and Restated Stock Purchase Plan, as currently amended (the “SPP”), is a shareholder approved equity plan under which most of our employees and directors are eligible to purchase common stock of the Company. On April 24, 2026, the Board adopted Amendment No. 5 to the SPP, subject to shareholder approval (the “SPP Amendment”). The SPP Amendment increases the number of shares available for issuance under the plan from 4,850,000 to 6,100,000. The SPP Amendment does not provide for any other changes to the SPP.

The SPP Amendment will become effective upon approval by the Company’s shareholders. If the SPP Amendment is not approved by the Company’s shareholders, the SPP will continue in its current form, but the Company may no longer have sufficient shares to continue offering shares under the plan.

Because participation in the SPP is subject to the discretion of each eligible employee or director and the amounts received by participants under the plan are subject to the fair market value of our common stock on future dates, the benefits or amounts that will be received by any participant or groups of participants if the SPP is approved are not currently determinable.

Description of the SPP

The following is a brief summary of the material features of the SPP and its operation. A copy of the SPP Amendment, together with the current text of the SPP, is attached as Appendix A to this proxy statement. The description below is qualified in its entirety by the detailed provisions of the SPP, which are set forth in Appendix A to this proxy statement.

Sponsor

Orthofix Medical Inc. is the sponsor of the SPP.

Purposes and Eligibility

The purpose of the SPP is to encourage eligible employees and non-employee directors of the Company to become owners of common stock of the Company, thereby giving them a greater interest in the growth and success of its business.

Number of Shares of Common Stock Subject to the SPP

The maximum number of shares of our common stock that may be issued pursuant to the SPP, subject to anti-dilution provision adjustments, is currently 4,850,000 shares. If the SPP Amendment is approved by shareholders, the maximum number of shares of our common stock that may be issued pursuant to the SPP, subject to anti-dilution provision adjustments, will increase to 6,100,000 shares. As of March 31, 2026, 3,839,065 shares had been issued pursuant to the SPP and 1,010,935 shares remained available for issuance. The Company’s practice is for all shares purchased pursuant to the SPP to be newly issued shares of common stock.

Participation in the SPP

All eligible employees and non-employee directors may participate in the SPP on the first day of any plan period. Currently, the plan provides that plan periods exist during each of the six-month periods beginning on November 1 and May 1 of each year. Eligible employees participate by electing to contribute to the SPP through payroll deductions, which generally may not be more than 25% of an employee’s compensation. Eligible non-employee directors participate by electing to contribute to the SPP through deductions of their director fees and other compensation that are paid in cash. Eligible participants must elect to participate in the plan prior to the beginning of the plan period. Participants may withdraw from the SPP by providing notice to the Company’s Compensation and Talent Development

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Committee before the last day of the plan period. Upon withdrawal from the SPP, all payroll deductions under the SPP cease immediately, and a participant will receive a refund of his or her contribution, including all accrued interest. An employee’s participation in the SPP terminates upon his or her termination of employment and will generally terminate upon his or her leave of absence from active employment only if such employee does not continue to make contributions to the SPP during such leave of absence. A non-employee director’s participation in the SPP terminates upon his or her ceasing to be a member of the Board.

Participants in Non-US Jurisdictions

With respect to participants that are subject to the tax laws of a jurisdiction outside of the US, the SPP allows the Compensation and Talent Development Committee to adopt such modifications and procedures as it deems necessary or desirable to comply with the provisions of the laws of such non-U.S. jurisdictions in order to assure the viability of the benefits paid to such participants. Further, the Compensation and Talent Development Committee may adopt sub-plans applicable to separate classes of eligible employees and non-employee directors who are subject to the laws of jurisdictions outside of the U.S.

Distribution of Common Stock

The SPP provides that as soon as practicable following the last day of the plan period (but in any event, no more than two and one-half months thereafter), the Compensation and Talent Development Committee will distribute to each person who was a participant during the plan period a certificate or certificates representing the number of whole shares of Company common stock determined by dividing (i) the amount of the participant’s contributions for the plan period plus accrued interest, by (ii) 85% of the lower of the fair market value of the Company common stock on the first and last day of the plan period.

Under the SPP, “fair market value” means, as of any date that requires determination of the fair market value, the closing price of our common stock as quoted on Nasdaq on such date of determination (with other definitions provided under the plan if our common stock is no longer traded on Nasdaq).

The Compensation and Talent Development Committee may, in its discretion, require a participant to pay, prior to the distribution of Company stock, the amount the Compensation and Talent Development Committee deems necessary to satisfy the Company’s obligation to withhold applicable taxes that the participant incurs as a result of his or her participation in the SPP. The participant may deliver sufficient shares of Company stock, cash or irrevocably elect for the participating employer to withhold from the shares of stock to be distributed a sufficient number of shares of stock. The SPP permits the Company or its subsidiary to deduct from all cash payments made to a participant any applicable required taxes to be withheld with respect to such payments.

Administration of the SPP

The Compensation and Talent Development Committee oversees and administers the SPP. The committee has power to determine the amount of benefits payable to participants and construe and interpret the plan whenever necessary to carry out the SPP’s intention and purpose. The committee is authorized to administer the plan as necessary to take account of tax, securities law and other regulatory requirements of foreign jurisdictions. The committee is also generally able to designate one or more of its members or the Chief Executive Officer or Chief Financial Officer of the Company to carry out the committee’s responsibilities under such conditions and limitations as the committee may determine. The SPP provides indemnity (except in the case of fraud, willful misconduct or failure to act in good faith, and except as otherwise not permitted by applicable law) to members of the Board, the committee, the Chief Executive Officer, the Chief Financial Officer and other officers or employees to whom duties or responsibilities are delegated in connection with the operation, administration or interpretation of the SPP. Any authority or responsibility that may be exercised by the committee is also exercisable by the Board. The Board or the committee is able to extend or terminate the benefits of the SPP to any subsidiary of the Company at any time without the approval of the Company’s shareholders.

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Amendment and Termination of SPP

The Board may amend or terminate the SPP at any time. Upon the termination of the SPP, each participant will receive a refund of his or her contributions for the plan period plus accrued interest. However, the Board must obtain shareholder approval to increase the maximum number of shares issuable under the plan (as it is proposing to do now). Also, the Board may not amend or terminate the SPP if it would decrease the participant’s accrued benefits as of the effective date of such action, unless the Board determines that amendments to the plan are necessary or appropriate to exempt issuances from or conform the SPP to the requirements of Section 409A of the Code, in which case the Board may adopt such amendments to the plan, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect) as it deems appropriate under the circumstances.

Certain U.S. Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences to U.S. employees with respect to Company common stock issued under the SPP. This discussion applies to employees and directors who are citizens or residents of the U.S. and U.S. taxpayers. The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, foreign and other tax consequences of the SPP. The SPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

All amounts contributed to the SPP are deducted from each participant’s taxable compensation on an after-tax basis. Participants will recognize taxable income on the interest they earn on their contributions to the SPP in the taxable year in which the interest accrues. When shares of Company common stock are distributed to participants at the end of the plan period, participants will also recognize taxable income on the difference between the fair market value of the Company common stock on that date and the purchase price participants pay for the shares. If participants sell shares of Company common stock that they received under the SPP, any gain or loss will be taxed as a capital gain or loss. Subject to the applicable provisions of the Code and applicable regulations, the participant’s employer will generally be entitled to a federal income tax deduction in an amount equal to the taxable income that each participant recognizes. Each participant’s employer will be entitled to this deduction for the taxable year that includes the last day of the taxable year for which a participant recognizes taxable income.

For U.S. income tax purposes, the gross amount of dividends paid to participants who hold shares of Company common stock will be treated as gross dividend income to such holders in the year in which such dividend is received to the extent paid or deemed paid out of the Company’s current or accumulated earnings and profits as calculated for U.S. federal income tax purposes.

The Board unanimously recommends that you vote “FOR” the approval of the SPP Amendment

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Information About Shareholder Proposals

Proposals by shareholders intended to be presented at our 2027 annual meeting of shareholders (the “2027 Annual Meeting”) and included in our proxy statement and in the proxy card that will be solicited by the Board in connection with the 2027 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act must be received by the Chair of the Board no later than December 30, 2026. Please address your proposals to: Chair of the Board, Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, TX 75056.

Shareholders who intend to present an item of business at the 2027 Annual Meeting (other than a proposal submitted for inclusion in the Company’s proxy statement in accordance with the prior paragraph), including nominations for election to the Board, must provide notice of such business to the Company’s Secretary such that it is received at our principal executive offices not later than the close of business on the 90th day before the date of the one-year anniversary of the Annual Meeting (such date, the “Annual Meeting Anniversary Date”), or March 12, 2027, and not earlier than the close of business on the 120th day before the Annual Meeting Anniversary Date, or February 10, 2027 (or, if the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after the Annual Meeting Anniversary Date, such notice must be received no earlier than the close of business on the 120th day before the 2027 Annual Meeting and not later than the close of business on the later of the 90th day before the 2027 Annual Meeting or the 10th day following the day on which public announcement (as defined in our Bylaws) of the date of the 2027 Annual Meeting is first made by the Company, as set forth more fully in, and in compliance with, our Bylaws).

In order for shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2027 Annual Meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and such notice must include all the information required by Rule 14a-19(b) under the Exchange Act and such shareholders must comply with all the requirements of Rule 14a-19 under the Exchange Act.

Shareholders are advised to review our Bylaws, which contain additional requirements relating to shareholder proposals and director nominations, including who may submit them and what information must be included.

Our principal executive offices are currently located at 3451 Plano Parkway, Lewisville, TX 75056.

If a shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination.

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Multiple Shareholders Sharing One Address

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

Orthofix and some brokers may be householding proxy materials by delivering proxy materials to multiple shareholders who request a copy and share an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or from us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or, if you are a shareholder of record of Orthofix, notify Orthofix by sending a written or oral request to Julie Dewey, Chief Investor Relations and Communications Officer, 3451 Plano Parkway, Lewisville, TX 75056, Tel. (214) 937-2000, or via email at JulieDewey@Orthofix.com. Shareholders who share a single address, but receive multiple copies of our proxy statement, may request that in the future they receive a single copy by notifying us at the telephone, email or physical address set forth in the preceding sentence. In addition, we will promptly deliver, upon written or oral request made to the email, physical address or telephone number above, a separate copy of the proxy statement to a shareholder at a shared address to which a single copy was delivered pursuant to a prior request.

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Appendix A

(The following is the text of the proposed Amendment No. 5 to the Second Amended and Restated Stock Purchase Plan. This text is followed by the current text of the Second Amended and Restated Stock Purchase Plan, as currently amended (without giving effect to the proposed Amendment No. 5.))

AMENDMENT NO. 5 TO

ORTHOFIX MEDICAL INC.

SECOND AMENDED AND RESTATED
STOCK PURCHASE PLAN

The Orthofix Medical Inc. Second Amended and Restated Stock Purchase Plan (as amended to date, the “Plan”) is hereby amended as follows:

Section 3(a) of the Plan is amended and restated in its entirety to read in full as follows:

“The total number of shares of Orthofix Stock reserved and available for issuance pursuant to the Plan shall not exceed 6,100,000 shares. The shares of Orthofix Stock purchasable pursuant to the Plan may be authorized but previously unissued shares of Orthofix Stock or shares of Orthofix Stock held in treasury or purchased in the open market or in privately negotiated transactions. The Company shall bear all costs in connection with issuance or transfer of any shares and all commissions, fees and other charges incurred in purchasing shares for distribution pursuant to the Plan.”

* * * * *

ORTHOFIX MEDICAL INC.

SECOND AMENDED AND RESTATED

STOCK PURCHASE PLAN, AS CURRENTLY AMENDED

1. Purpose

The purpose of the Plan is to encourage eligible employees and directors to become owners of common stock of Orthofix Medical Inc., thereby giving them a greater interest in the growth and success of its business.

2. Definitions

The following definitions are used throughout the Plan:

(a) “Board of Directors” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Compensation Committee of the Board of Directors. If, at any time, there is no acting Compensation Committee of the Board of Directors, the term “Committee” shall mean the Board of Directors.

(d) “Company” means Orthofix Medical Inc., a Delaware corporation, or any successor to substantially all of its business.

(e) “Director” means a member of the Board of Directors who is not also an employee of the Company or of a Subsidiary and is not an Employee for purposes of this Plan.

(f) “Effective Date” means the date determined in accordance with Section 11.

(g) “Employee” means a full-time or part-time employee of the Company or of a Subsidiary that has been designated as a participating employer under the Plan. Notwithstanding the foregoing, unless otherwise prohibited by the laws of the local jurisdiction, “Employee” shall not mean a temporary employee.

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(h) “Fair Market Value” means, as of any date that requires the determination of the Fair Market Value of Orthofix Stock under this Plan, the value of a share of Orthofix Stock on such date of determination, calculated as follows:

(i) If shares of Orthofix Stock are then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such date on such Nasdaq market system or principal stock exchange on which the share is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the share on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported;

(ii) If shares of Orthofix Stock are not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the share in the over-the-counter market on such date, or, if no closing bid and asked prices are reported on such day, then the Fair Market Value shall be the average of the closing bid and asked prices of the share in the over-the-counter market on the next preceding day on which closing bid and asked prices are reported; or

(iii) If neither (i) nor (ii) is applicable as of such date, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

(i) “Orthofix Stock” means the Common Stock of the Company, $.10 par value. Unless the context indicates otherwise, the terms “share” or “shares” shall refer to a share or shares of Orthofix Stock.

(j) “Participant” means an Employee or Director who elects to participate in the Plan; provided, however, that no employee shall be allowed to be a Participant at any time if such employee, after exercising his or her rights to purchase shares under the Plan, would beneficially own shares of the Company’s Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. For purposes of the foregoing sentence, (i) an individual shall be considered as beneficially owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants, and (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being beneficially owned proportionately by or for its shareholders, partners, or beneficiaries.

(k) “Plan” means the Orthofix Medical Inc. Second Amended and Restated Stock Purchase Plan, as further amended from time to time.

(l) “Plan Period” means either of the consecutive six month periods beginning on November 1 or May 1, respectively, and ending on April 30 and October 31, respectively. In other words, the Plan Period will commence on November 1 and end on April 30, and will commence again on May 1 and end on October 31. However, pursuant to Section 7, the Committee may change the duration, frequency, start and end dates of future Plan Periods.

(m) “Subsidiary” means (i) a domestic or foreign corporation, limited liability company, partnership or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such entity’s board of directors or analogous governing body or (ii) any other domestic or foreign corporation, limited liability company, partnership or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for 3purposes of the Plan.

3. Shares Subject to the Plan

(a) The total number of shares of Orthofix Stock reserved and available for issuance pursuant to the Plan shall not exceed 4,850,000 shares. The shares of Orthofix Stock purchasable pursuant to the Plan may be authorized but previously unissued shares of Orthofix Stock or shares of Orthofix Stock held in treasury or purchased in the open market or in privately negotiated transactions. The Company shall bear all costs in connection with issuance or transfer of any shares and all commissions, fees and other charges incurred in purchasing shares for distribution pursuant to the Plan.

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(b) A Participant shall have no rights as a shareholder with respect to shares of Orthofix Stock purchasable pursuant to the Plan until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date.

(c) If the Committee determines that the total number of shares of Orthofix Stock to be purchased pursuant to the Plan on any particular date exceeds the number of shares then available for issuance under the Plan, the Committee shall make a pro rata allocation of the available shares on a uniform and non-discriminatory basis, and the payroll and other deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Orthofix Stock pro-rated to such individual, shall be refunded pursuant to Section 6.

4. Eligibility

Each Employee and Director (subject to Section 5(b) hereof) shall be eligible to participate in the Plan on the first day of any Plan Period, provided that he or she is actively employed or is a Director of the Company on such day.

5. Participation

(a) An eligible Employee shall become a Participant for any Plan Period by electing to contribute to the Plan, through payroll deductions, either a fixed amount or a percentage of his or her compensation for the Plan Period; provided, however, that such fixed amount or percentage shall not be less than 1% nor more than 25% (or such other percentage as the Committee may determine) of his or her compensation for the Plan Period. For purposes of the Plan, an Employee’s compensation shall mean (i) for non-commissioned employees, his or her regular salary or straight-time wages, overtime, bonuses, and all other forms of compensation, excluding any car allowance or relocation expense reimbursements; and (ii) for commissioned employees, his or her commissions, guaranteed payments, overtime, bonuses, and all other forms of compensation, excluding any car allowance or relocation expense reimbursements. An Employee’s election to participate in the Plan for any Plan Period shall be made prior to the beginning of such Plan Period on an authorized form and shall be made in accordance with procedures established by the Committee from time to time.

(b) An eligible Director shall become a Participant for any Plan Period by electing to contribute to the Plan, through a deduction of his or her annual director or other compensation paid in cash, either a fixed amount or a percentage of such director compensation for the Plan Period. A Director’s election to participate in the Plan for any Plan Period shall be made prior to the beginning of such Plan Period or, if later, within 30 days after the date on which such individual first becomes an eligible Director, on an authorized form and shall be made in accordance with procedures established by the Committee from time to time. Notwithstanding the foregoing, a Director’s election to participate in the Plan for the Plan Period in which he or she first becomes eligible to participate may be made within 30 days after the date on which such individual first becomes eligible to participate; provided, however, such election shall apply only to an amount of his or her annual or other director compensation paid in cash for such Plan Period equal to the total amount of the Director’s annual or other compensation paid in cash for such Plan Period multiplied by the ratio of the number of days remaining in the Plan Period after such election is made over the total number of days in the Plan Period for which such Director receives annual director or other compensation.

(c) A Participant must complete a new election with respect to each Plan Period in order to participate in the Plan Period. During any Plan Period, a Participant may make a one-time election to decrease (including to zero) his or her rate of payroll deductions applicable to such Plan Period. Such one-time decrease shall not limit Participant’s ability to withdraw from the Plan pursuant to Section 5(e) below. To make such one-time decrease, the Participant may submit a new election authorizing the new rate of payroll deductions at any time but no later than thirty (30) days before the last day of the Plan Period and in accordance with such other procedures as are established by the Committee from time to time.

(d) Participant contributions (i) in the case of Employees, shall be credited or deposited as soon as practicable following each payday, and (ii) in the case of Directors, shall be credited or deposited as soon as practicable following the Company’s deduction of all or a portion of the Director’s annual or other compensation. The Company shall maintain bookkeeping accounts of all Participant contributions but shall have no obligation to pay interest or to hold such amounts in a separate interest-bearing account at a bank or other financial institution (except as required by applicable law). To the extent separate interest-bearing accounts at a bank or other financial institution are required by applicable law, each such account shall be maintained in the name of the Plan for the benefit of Participants, and the balance of each such account shall remain the property of the Participants until transferred to the Company pursuant to

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Section 6. After the close of each Plan Period, the balance of the account will be used by (or transferred to) the Company to purchase Orthofix Stock for distribution to Participants and to pay cash in lieu of fractional shares as provided in Section 6.

(e) A Participant may elect to withdraw from the Plan by providing notice to the Committee by the 20th day of the last month of the applicable Plan Period, or the immediately preceding business day, if such day is a holiday or weekend. Upon withdrawal from the Plan, all payroll and other deductions under the Plan shall immediately cease, and a Participant shall receive, in lieu of any other benefits under the Plan, the following: (i) a refund of his or her contributions as soon as practicable following the date of withdrawal from the Plan, and in any event no later than the date that is two and one-half months following the last day of the Plan Period in which such Participant withdrew from the Plan, and (ii) to the extent a separate interest-bearing account at a bank or other financial institution was required by applicable law, a refund of the interest, if any, accrued through the date of payment at the rate in effect at the bank or other financial institution holding Participant contributions, which refund of accrued interest, if any, shall be paid immediately following the end of the Plan Period in which such Participant withdrew from the Plan, and in any event no later than the date that is two and one-half months following the last day of such Plan Period.

(f) An Employee’s participation in the Plan shall terminate upon his or her termination of employment. An Employee’s participation in the Plan shall, unless otherwise required by applicable law, terminate upon his or her leave of absence or absence from active employment for any other reason only if such Employee does not continue to make contributions to the Plan during such leave in accordance with procedures established by the Committee. An Employee whose participation in the Plan has terminated pursuant to this Section 5(f) shall be deemed to have withdrawn from the Plan for purposes of this Section 5.

(g) A Director’s participation in the Plan shall terminate if, during any Plan Period, such Director ceases to be a member of the Board of Directors for any reason. A Director whose participation in the Plan has terminated pursuant to this Section 5(g) shall be deemed to have withdrawn from the Plan for purposes of this Section 5.

(h) A Participant who withdraws his or her contributions or otherwise ceases participation before the 20th day of the last month of the applicable Plan Period, or the immediately preceding business day, if such day is a holiday or weekend, may again participate in the Plan for any subsequent Plan Periods, provided he or she satisfies the eligibility requirements of Section 4 and makes a timely election to contribute for such Plan Period.

(i) If any law, rule, or regulation applicable to an eligible Employee or Director prohibits the use of payroll or other deductions for purposes of the Plan, or if such deductions impair or hinder the operation of the Plan or affect the composition of the Board of Directors or any committee thereof, an alternative method of payment approved by the Committee may be substituted for such eligible Employee or Director, as applicable; provided, however, that if any law, rule or regulation relating to a Director participating in the Plan, in the sole discretion of the Board of Directors, would affect the composition of the Board of Directors or any committee thereof, the Board of Directors may terminate such Director’s participation in the Plan.

6. Distribution of Common Stock

(a) As soon as practicable following the last day of each Plan Period, but in any event no later than the date that is two and one-half months following the last day of such Plan Period, the Committee shall distribute to each Employee and Director who was a Participant for the entire Plan Period (or, in the event of the death of an Employee or Director prior to such distribution, to the Employee’s or Director’s beneficiary, as applicable) a certificate or certificates representing the number of whole shares of Orthofix Stock determined by dividing (i) the amount of the Participant’s contributions for the Plan Period (plus interest, if any, accrued to the extent required by applicable law on such contributions through the end of the Plan Period) by (ii) 85% of the Fair Market Value of the Orthofix Stock on the first day of the Plan Period or, if lower, on the last day of the Plan Period. Cash in the amount of any fractional share shall be paid to the Participant as soon as practicable following the last day of each Plan Period, but in any event, no later than the date that is two and one-half months following the last day of such Plan Period.

(b) The Committee may, in its discretion, require a Participant to pay to the Company or its Subsidiary, as appropriate, prior to the distribution of the Orthofix Stock, the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold applicable taxes, at the appropriate statutory rate, that the Participant incurs as a result of the Participant’s participation in the Plan. To satisfy the statutory tax withholding requirements, the Company or its Subsidiary will irrevocably elect, as appropriate, to withhold from the shares of Orthofix Stock to be distributed to the

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Participant the number of shares necessary (based upon the Fair Market Value of the Orthofix Stock at the date of withholding) to satisfy the Company’s tax withholding obligations. In the event the Committee subsequently determines that the aggregate Fair Market Value (on the date of withholding) of shares of Orthofix Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Participant shall pay to the Company, or its Subsidiary, as appropriate, immediately upon the Committee’s request, the amount of that deficiency. The Company or its Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with the Plan) any applicable taxes required to be withheld with respect to such payments.

7. Administration of the Plan

(a) The Committee shall administer the Plan and shall keep a written record of its actions and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan. The Committee is authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. The powers and duties of the Committee shall include, without limitation, the following:

(i) Determining the amount of benefits payable to Participants and authorizing and directing the Company with respect to the payment of benefits under the Plan;

(ii) Determining the duration, frequency, start and end dates of future Plan Periods;

(iii) Construing and interpreting the Plan in its sole discretion whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulation of the Plan as are not inconsistent with the terms of the Plan;

(iv) Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan; and

(v) Administering the Plan as necessary to take account of tax, securities law and other regulatory requirements of foreign jurisdictions.

(b) Any action taken or determination made by the Committee shall, except as otherwise provided in Section 8 below, be conclusive on all parties. No member of the Committee shall vote on any matter relating specifically to such member. In the event that a majority of the members of the Committee would be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action shall be taken by the Board of Directors.

(c) The Committee may designate one or more of its members or the Chief Executive Officer or the Chief Financial Officer to carry out its responsibilities under such conditions or limitations as it may set, except that the Committee may not delegate its authority with regard to participation in the Plan by eligible Directors or by eligible Employees who are officers for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended.

(d) To the extent permitted by applicable law, (i) no member of the Board of Directors or the Committee, the Chief Executive Officer, the Chief Financial Officer, or any other officer or employee of the Company or any of its Subsidiaries to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan, and (ii) the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with the Plan, except in the case of each clauses (i) and (ii) where such liability results directly from such person’s fraud, willful misconduct or failure to act in good faith. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other person the Committee deems necessary, and to the extent permitted by applicable law, no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

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(e) Anything in the Plan to the contrary notwithstanding, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board of Directors.

8. Claims Procedure

(a) If a Participant does not receive the timely payment of the benefits which the Participant believes are due under the Plan, the Participant may make a claim for benefits in the manner hereinafter provided.

(i) All claims for benefits under the Plan shall be made in writing and shall be signed by the Participant. Claims shall be submitted to the Committee, or to a representative designated by the Committee. If the Participant does not furnish sufficient information with the claim for the Committee to determine the validity of the claim the Committee shall indicate to the Participant any additional information which is necessary for the Committee to determine the validity of the claim.

(ii) Each claim hereunder shall be acted on and approved or disapproved by the Committee within 90 days following the receipt by the Committee of the information necessary to process the claim.

(iii) In the event the Committee denies a claim for benefits in whole or in part, the Committee shall notify the Participant in writing of the denial of the claim and notify the Participant of his or her right to a review of the Committee’s decision. Such notice by the Committee shall also set forth, in a manner calculated to be understood by the Participant, the specific reason for such denial, the specific provisions of the Plan on which the denial is based and a description of any additional material or information necessary to perfect the claim with an explanation of the Plan’s appeals procedure as set forth in this Section.

(iv) If no action is taken by the Committee on a Participant’s claim within 90 days after receipt by the Committee, such claim shall be deemed to be denied for purposes of the following appeals procedure.

(b) Any Participant whose claim for benefits is denied in whole or in part may appeal for a review of the decision by the full Committee. Such appeal must be made within three months after the Participant has received actual or constructive notice of the denial as provided above. An appeal must be submitted in writing within such period and must:

(i) request a review by the full Committee of the claim for benefits under the Plan;

(ii) set forth all of the grounds upon which the Participant’s request for review is based and any facts in support thereof; and

(iii) set forth any issues or comments which the Participant deems pertinent to the appeal.

(c) The Committee shall regularly review appeals by Participants. The Committee shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Committee as soon as possible but not later than 120 days after the appeal is received by the Committee.

(d) The Committee shall make a full and fair review of each appeal and any written materials submitted by the Participant in connection therewith. The Committee may require the Participant to submit such additional facts, documents or other evidence as the Committee in its discretion deems necessary or advisable in making its review. The Participant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee, provided the Committee finds the requested documents or materials are pertinent to the appeal.

(e) On the basis of its review, the Committee shall make an independent determination of the Participant’s eligibility for benefits under the Plan. The decision of the Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

(f) In the event the Committee denies an appeal in whole or in part, the Committee shall give written notice of the decision to the Participant, which notice shall set forth, in a manner calculated to be understood by the

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Participant, the specific reasons for such denial and which shall make specific reference to the pertinent provisions of the Plan on which the Committee’s decision is based.

9. Amendment and Termination

(a) The Plan may be amended or terminated by the Board of Directors at any time, provided that no such action shall have the effect of decreasing a Participant’s accrued benefits as of the effective date of such action. Upon termination of the Plan, each Participant shall receive a refund of his or her contributions for the Plan Period (plus interest, if any, accrued to the extent required by applicable law through the date of termination).

(b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been “decreased,” the Committee shall be entitled to establish the exchange ratio applicable to payroll and other deductions, in a currency other than United States Dollars, permit payroll and other deductions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed payroll and other deduction elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares of Orthofix Stock for each Participant properly correspond with amounts deducted from the Participant’s compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

10. Beneficiary Designation

A Participant may file a written designation of a beneficiary who is to receive any Orthofix Stock or cash under the Plan in the event of such Participant’s death prior to delivery to such Participant of such Orthofix Stock or cash. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective to the extent required by applicable law. Such beneficiary designation may be changed by the Participant at any time by written notice to the Committee. All beneficiary designations shall be made in such form and manner as the Committee may prescribe from time to time.

11. Effective Date

The Plan, as currently amended, became effective on July 17, 2018, the date that the most recent amendment increasing the number of shares authorized under the Plan was approved by the Company’s shareholders.

12. Participants in Non-U.S. Jurisdictions

(a) To the extent that Participants are domiciled or resident outside of the U.S. or are domiciled or resident in the U.S. but are subject to the tax laws of a jurisdiction outside of the U.S., the Committee shall have the authority and discretion to adopt such modifications and procedures as it shall deem necessary or desirable to comply with the provisions of the laws of such non-U.S. jurisdictions in order to assure the viability of the benefits paid to such Participants. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of eligible Employees and Directors who are subject to the laws of jurisdictions outside of the U.S.

(b) Notwithstanding any other provision of the Plan to the contrary, to the extent the Company is required to comply with the EU Prospectus Directive in any jurisdiction with respect to awards made to eligible Employees or Directors in such jurisdiction, the Committee may suspend the right of all eligible Employees and Directors in such jurisdiction to participate in the Plan.

13. Data Privacy

(a) In order to facilitate the administration of the Plan, it will be necessary for the Company (or its stock plan and payroll administrators) to collect, hold, and process certain personal information about Employees participating in the Plan (including without limitation, name, home address and date of birth.) By participating in the Plan, participating Employees consent to the Company (including its stock plan and payroll administrators) collecting, holding and processing personal data and transferring such data to third parties insofar as is reasonably necessary to implement, administer and manage the Employee’s participation in the Plan and acknowledge that it may also be necessary to disclose information in order to comply with any legal obligations.

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(b) The Company (including its stock plan and payroll administrators) will treat the participating Employees’ personal data as private and confidential and will not disclose such data for purposes other than the management and administration of the Employees’ participating in the Plan and will take reasonable measures to keep such personal data private, confidential, accurate and current.

(c) As the Company operates globally, it needs to share personal data with other related companies which are based abroad. Where the transfer is to a destination outside the Employee’s country of domicile, the Company shall take reasonable steps to ensure that such personal data continue to be adequately protected and securely held. Nonetheless, by participating in the Plan, each participating Employee acknowledges that personal information about such Employee may be transferred to a country that does not offer the same level of data protection as the Employee’s country of domicile.

14. Miscellaneous

(a) Nothing in the Plan shall confer upon a Participant the right to continue in the employ or continue to be a Director of the Company or a Subsidiary or shall limit or restrict the right of the Company or a Subsidiary to terminate the employment of a Participant at any time with or without cause.

(b) No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, liabilities or torts of a Participant.

(c) Neither the Company nor any Subsidiary shall be under any obligation to issue or deliver certificates for shares of Orthofix Stock pursuant to the Plan if such issuance or delivery would, in the opinion of the Committee, cause the Company to violate any provision of applicable law. The Company and its subsidiaries will use their best efforts to comply with applicable laws but will not be liable for any failure to comply.

(d) If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

(e) The Plan shall be construed and governed in accordance with the law of the State of New York and without giving effect to principles of conflicts of laws.

(f) All notices or other communications by a Participant to the Committee, the Company, or any Subsidiary under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

(g) Notwithstanding anything to the contrary contained in the Plan, notices and other elections under this Plan may be delivered or made electronically, in the discretion of the Committee. In addition, in the discretion of the Committee, shares otherwise deliverable under the Plan may be delivered or otherwise evidenced through book entry or other electronic format without the need to deliver an actual share certificate; provided, however, an actual share certificate shall be delivered if requested by the Participant.

(h) The Board of Directors or the Committee may extend or terminate the benefits of the Plan to any Subsidiary at any time without the approval of the shareholders of the Company.

(i) The proceeds received by the Company from the sale of Orthofix Stock pursuant to the Plan shall be used for general corporate purposes.

(j) No shares of Orthofix Stock may be issued under this Plan unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state “blue sky” laws and any applicable non-U.S. securities laws, or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws and applicable non-U.S. securities laws is available. The Committee may require each Participant purchasing shares under the Plan to represent to and agree with the Company in writing that such eligible Employee or Director, as applicable, is acquiring the shares for investment purposes and not with a view to the distribution thereof. All certificates for shares delivered under the Plan shall be subject to such stock-transfer

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orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15. Compliance with Code Section 409A

The Plan and any options granted hereunder are intended to meet the short term deferral exemption from Code Section 409A and shall be interpreted and construed consistent with this intent. Notwithstanding any provision of the Plan to the contrary, in the event that the Board of Directors determines that the Plan or any option granted hereunder may be subject to Code Section 409A, the Board of Directors may, without the consent of Participants, including the affected Participant, adopt such amendments to the Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board of Directors determines are necessary or appropriate to (i) exempt the Plan or any option granted hereunder from Code Section 409A or (ii) comply with the requirements of Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.

* * * *

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STOCK PURCHASE PLAN, AS AMENDED

SECOND AMENDED AND RESTATED

Amended and Restated Sub-Plan for the European Union and the United Kingdom

____________________________________________________________________________________

In accordance with Section 12(a) of the Orthofix Medical Inc. Second Amended and Restated Stock Purchase Plan, as amended (the “Plan”), the Committee has adopted this amended and restated sub-plan of the Plan for purposes of offering participation to eligible Employees of the Company and any Subsidiary of the Company domiciled or resident of a member state of the European Union or the United Kingdom, and designated as a participating employer under the Plan. The Plan and this sub-plan are not intended to comply with the requirements of Code Section 423 (other than clauses (b)(3) and (b)(5) thereof). Unless otherwise provided herein, all defined terms in this sub-plan shall have the same definition and meaning as set forth in the Plan.

Definitions

“Eligible EU-Domiciled/Resident Employee” means each full-time or part-time employee of the Company or a Subsidiary who is domiciled or resident of a country in a member state of the European Union or the United Kingdom.

Participation

Notwithstanding any provision to the contrary in Section 5(a) of the Plan, the maximum contribution percentage for each Eligible EU-Domiciled/Resident Employee shall be established by the Committee prior to the commencement of each applicable Plan Period so as to ensure that the offering of participation to Eligible EU-Domiciled/Resident Employees shall comply with the exclusion for offerings set forth in either Article 1(3) of the EU Prospectus Regulation or Article 3(2) of the EU Prospectus Regulation (if this has been adopted into local law in the relevant jurisdiction) and any regulations applicable thereunder; provided, however, that the maximum contribution percentage for each Eligible EU-Domiciled/Resident Employee shall be no greater than the maximum contribution percentage permitted under the Plan (which, as of the date of the adoption of this sub-plan, is 25% of such Employee’s annual compensation).

If the Company receives elections to contribute to the Plan from Eligible EU-Domiciled/Resident Employees which would, if accepted, mean that the value of the consideration under the Plan in a period of 12 months would exceed the limits for offerings set forth in Article 1(3) of the EU Prospectus Regulation and Article 3(2) of the EU Prospectus Regulation (if such Article 3(2) permitted limits have been adopted in the applicable jurisdiction), the Committee will adjust individual elections downwards on a proportionate basis or on any other basis which the Committee deems appropriate.

87	Orthofix Medical Inc. 2026 Proxy Statement

88	Orthofix Medical Inc. 2026 Proxy Statement

styleIPCP.O. BOX 8016, CARY, NC 27512-9903 Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control numberHave the 12 digit control number located in the box above available when you access the website and follow the instructions. P.O. BOX 8016, CARY, NC 27512-9903 Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control numberHave the 12 digit control number located in the box above available when you access the website and follow the instructions. Internet: Orthofix Medical Inc. Annual Meeting of Shareholders www.proxypush.com/OFIX • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions For Shareholders of Record as of April 13, 2026 Wednesday, June 10, 2026 at 8:00 AM Central Daylight Time Renaissance Dallas at Plano Legacy West, 6007 Legacy Drive, Plano, TX 75024 Phone: 1-866-240-4561 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 8:00 AM Central Daylight Time, June 10, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned shareholder of Orthofix Medical Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the 2026 Annual Meeting of Shareholders to be held on Wednesday, June 10, 2026 at 8:00 a.m. CDT, and hereby appoints J. Andres Cedron and Julie Andrews, and each or either of them (the "Named Proxies"), as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Orthofix Medical Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote as such Named Proxies deem advisable upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

 Orthofix Medical Inc. Annual Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE: FOR all the listed director nominees and FOR PROPOSALS 2, 3 AND 4 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of Directors FOR AGAINST ABSTAIN 1.01 Alan L. Bazaar FOR #P2# #P2# #P2# 1.02 Wayne Burris FOR #P3# #P3# #P3# 1.03 Massimo Calafiore FOR #P4# #P4# #P4# 1.04 Vickie L. Capps FOR #P5# #P5# #P5# 1.05 Michael M. Finegan FOR #P6# #P6# #P6# 1.06 Jason M. Hannon FOR #P7# #P7# #P7# 1.07 John B. Henneman, III FOR #P8# #P8# #P8# 1.08 Charles R. Kummeth FOR #P9# #P9# #P9# 1.09 Shweta S. Maniar FOR #P10# #P10# #P10# 1.10 Michael E. Paolucci FOR #P11# #P11# #P11# FOR AGAINST ABSTAIN 2. Advisory and Non-Binding Vote to Approve Executive Compensation. FOR #P12# #P12# #P12# 3. Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public FOR #P13# #P13# #P13# Accounting Firm for the Fiscal Year Ending December 31, 2026. 4. Approval of Amendment No. 5 to the Second Amended and Restated Stock Purchase Plan. FOR #P14# #P14# #P14# Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Signature (if held jointly)